Exhibit 99.1





                                 LADD FURNITURE, INC.


                                  _________________



                                 AMENDED AND RESTATED
                                   CREDIT AGREEMENT



                             Dated as of October 19, 1994


                                _____________________



                         NATIONSBANK OF NORTH CAROLINA, N.A.
                                       as Agent

                                  TABLE OF CONTENTS
                                                                       Page


          Section 1   Definitions and Accounting Matters  . . . . . . . -2-
               1.02   Accounting Terms and Determinations . . . . . .  -18-

          Section 2   Loans and Commitments . . . . . . . . . . . . .  -19-
               2.01   Revolving Credit Commitment . . . . . . . . . .  -19-
                      (a)  Revolving Credit Loans . . . . . . . . . .  -19-
                      (b)  Competitive Bid Loans Subfacility  . . . .  -19-
                      (c)  Method of Borrowing for Revolving Credit
                           Loans  . . . . . . . . . . . . . . . . . .  -22-
                      (d)  Funding of Revolving Loans . . . . . . . .  -23-
               2.02  Term Loan  . . . . . . . . . . . . . . . . . . .  -23-
                      (a)  The Term Loan  . . . . . . . . . . . . . .  -23-
                      (b)  Method of Choosing Interest Rate under the
                           Term Loan  . . . . . . . . . . . . . . . .  -23-
               2.03  Reductions of Revolving Credit Commitment  . . .  -24-
               2.04  Commitment Fees  . . . . . . . . . . . . . . . .  -24-
               2.05  Lending Offices  . . . . . . . . . . . . . . . .  -25-
               2.06  Several Obligations; Remedies Independent  . . .  -25-
               2.07  Notes  . . . . . . . . . . . . . . . . . . . . .  -25-
                      (a)  Revolving Notes  . . . . . . . . . . . . .  -25-
                      (b)  Term Notes . . . . . . . . . . . . . . . .  -26-
                      (c)  Competitive Bid Notes  . . . . . . . . . .  -26-
                      (d)  Exchange of Notes  . . . . . . . . . . . .  -26-
               2.08  Prepayments  . . . . . . . . . . . . . . . . . .  -26-
                      (a)  Voluntary Prepayments  . . . . . . . . . .  -26-
                      (b)  Mandatory Prepayments  . . . . . . . . . .  -27-

          Section 3   Payments of Principal and Interest  . . . . . .  -28-
               3.01   Repayment of Loans  . . . . . . . . . . . . . .  -28-
                      (a)  Revolving Loans and Competitive Bid Loans   -28-
                      (b)  Term Loan  . . . . . . . . . . . . . . . .  -28-
               3.02   Interest  . . . . . . . . . . . . . . . . . . .  -28-
                      (a)  Interest Payments  . . . . . . . . . . . .  -28-
                      (b)  Interest Payment Dates . . . . . . . . . .  -29-

          Section 4   Payments; Pro Rata Treatment; Computations;
                      Etc.  . . . . . . . . . . . . . . . . . . . . .  -29-
               4.01   Payments  . . . . . . . . . . . . . . . . . . .  -29-
               4.02   Pro Rata Treatment  . . . . . . . . . . . . . .  -30-
               4.03   Computations  . . . . . . . . . . . . . . . . .  -30-
               4.04   Minimum Amounts . . . . . . . . . . . . . . . .  -31-
               4.05   Non-Receipt of Funds by the Agent . . . . . . .  -31-
               4.06   Sharing of Payments, Etc. . . . . . . . . . . .  -32-
               4.07   Tax Liabilities . . . . . . . . . . . . . . . .  -33-

          Section 5   Yield Protection and Illegality . . . . . . . .  -33-
               5.01   Additional Costs  . . . . . . . . . . . . . . .  -33-
               5.02   Limitation on Types of Loans  . . . . . . . . .  -36-
               5.03   Illegality  . . . . . . . . . . . . . . . . . .  -36-
               5.04   Treatment of Affected Loans . . . . . . . . . .  -36-
               5.05   Compensation  . . . . . . . . . . . . . . . . .  -37-
               5.06   Replacement of Bank in Event of Adverse
                      Condition . . . . . . . . . . . . . . . . . . .  -38-

          Section 6   Conditions Precedent  . . . . . . . . . . . . .  -39-
               6.01   Conditions to Making Initial Loans  . . . . . .  -39-
                      (a)  Corporate Action . . . . . . . . . . . . .  -39-
                      (b)  Good Standing  . . . . . . . . . . . . . .  -39-
                      (c)  Officer's Certificate  . . . . . . . . . .  -39-
                      (d)  Opinion of Counsel to the Obligers . . . .  -39-
                      (e)  This Agreement . . . . . . . . . . . . . .  -39-
                      (f)  Notes  . . . . . . . . . . . . . . . . . .  -39-
                      (g)  Pledge Agreements  . . . . . . . . . . . .  -39-
                      (h)  Pledged Stock  . . . . . . . . . . . . . .  -39-
                      (i)  Fees . . . . . . . . . . . . . . . . . . .  -40-
                      (j)  Expenses . . . . . . . . . . . . . . . . .  -40-
                      (k)  Use of Proceeds  . . . . . . . . . . . . .  -40-
                      (l)  Existing Credit Agreement Indebtedness;
                           Releases . . . . . . . . . . . . . . . . .  -40-
                      (m)  Financial Information and Due Diligence  .  -40-
                      (n)  No Material Adverse Change . . . . . . . .  -41-
                      (o)  Financial and Capital Markets  . . . . . .  -41-
                      (p)  Insurance  . . . . . . . . . . . . . . . .  -41-
                      (q)  Other Documents  . . . . . . . . . . . . .  -41-
               6.02   Initial and Subsequent Loans  . . . . . . . . .  -41-

          Section 7   Representations and Warranties  . . . . . . . .  -41-
               7.01   Corporate Existence . . . . . . . . . . . . . .  -41-
               7.02   Financial Condition . . . . . . . . . . . . . .  -42-
               7.03   Litigation  . . . . . . . . . . . . . . . . . .  -42-
               7.04   No Breach . . . . . . . . . . . . . . . . . . .  -42-
               7.05   Corporate Action  . . . . . . . . . . . . . . .  -43-
               7.06   Approvals . . . . . . . . . . . . . . . . . . .  -43-
               7.07   Use of Loans  . . . . . . . . . . . . . . . . .  -43-
               7.08   ERISA . . . . . . . . . . . . . . . . . . . . .  -43-
               7.09   Taxes . . . . . . . . . . . . . . . . . . . . .  -43-
               7.10   Investment Company Act  . . . . . . . . . . . .  -44-
               7.11   Public Utility Holding Company Act  . . . . . .  -44-
               7.12   Credit Agreements . . . . . . . . . . . . . . .  -44-
               7.13   Hazardous Materials . . . . . . . . . . . . . .  -44-
               7.14   Subsidiaries, Etc.  . . . . . . . . . . . . . .  -46-

          Section 8   Covenants of the Company  . . . . . . . . . . .  -47-
               8.01   Financial Statements  . . . . . . . . . . . . .  -47-
               8.02   Litigation  . . . . . . . . . . . . . . . . . .  -50-
               8.03   Corporate Existence, Etc. . . . . . . . . . . .  -50-
               8.04   Insurance . . . . . . . . . . . . . . . . . . .  -51-

               8.05   Prohibition of Fundamental Changes  . . . . . .  -51-
               8.06   Limitation on Liens . . . . . . . . . . . . . .  -52-
               8.07   Indebtedness  . . . . . . . . . . . . . . . . .  -54-
               8.08   Investments . . . . . . . . . . . . . . . . . .  -55-
               8.09   Dividend Payments . . . . . . . . . . . . . . .  -55-
               8.10   Leverage Ratio  . . . . . . . . . . . . . . . .  -55-
               8.11   Consolidated Net Worth  . . . . . . . . . . . .  -55-
               8.12   Debt Service Coverage Ratio . . . . . . . . . .  -55-
               8.13   Lines of Business . . . . . . . . . . . . . . .  -56-
               8.14   Transactions with Affiliates  . . . . . . . . .  -56-
               8.15   Use of Proceeds . . . . . . . . . . . . . . . .  -56-
               8.16   New Guarantors  . . . . . . . . . . . . . . . .  -56-

          Section 9   Events of Default . . . . . . . . . . . . . . .  -57-

          Section 10  The Agent . . . . . . . . . . . . . . . . . . .  -60-
               10.01  Appointment, Powers and Immunities  . . . . . .  -60-
               10.02  Reliance by Agent . . . . . . . . . . . . . . .  -61-
               10.03  Defaults  . . . . . . . . . . . . . . . . . . .  -61-
               10.04  Rights as a Bank  . . . . . . . . . . . . . . .  -61-
               10.05  Indemnification . . . . . . . . . . . . . . . .  -61-
               10.06  Non-Reliance on Agent and other Banks . . . . .  -62-
               10.07  Failure to Act  . . . . . . . . . . . . . . . .  -62-
               10.08  Resignation or Removal of Agent . . . . . . . .  -62-
               10.09  Agency Fee  . . . . . . . . . . . . . . . . . .  -63-

          Section 11  The Guarantee . . . . . . . . . . . . . . . . .  -63-
               11.01  Guarantee . . . . . . . . . . . . . . . . . . .  -63-
               11.02  Obligations Unconditional . . . . . . . . . . .  -64-
               11.03  Reinstatement . . . . . . . . . . . . . . . . .  -65-
               11.04  Primary Liability of Guarantors; Subrogation  .  -65-
               11.05  Remedies  . . . . . . . . . . . . . . . . . . .  -65-
               11.06  Continuing Guarantee  . . . . . . . . . . . . .  -66-
               11.07  Limitation on Guarantee . . . . . . . . . . . .  -66-

          Section 12  Miscellaneous . . . . . . . . . . . . . . . . .  -67-
               12.01  Waiver  . . . . . . . . . . . . . . . . . . . .  -67-
               12.02  Notices . . . . . . . . . . . . . . . . . . . .  -67-
               12.03  Expenses, Indemnification Etc.  . . . . . . . .  -67-
               12.04  Amendments, Etc.  . . . . . . . . . . . . . . .  -68-
               12.05  Successors and Assigns  . . . . . . . . . . . .  -68-
               12.06  Assignments and Participations  . . . . . . . .  -68-
               12.07  Survival  . . . . . . . . . . . . . . . . . . .  -71-
               12.08  Captions  . . . . . . . . . . . . . . . . . . .  -71-
               12.09  Counterparts  . . . . . . . . . . . . . . . . .  -71-
               12.10  Governing Law; Submission to Jurisdiction . . .  -71-
               12.11  Waiver of Jury Trial  . . . . . . . . . . . . .  -71-
               12.12  Confidentiality . . . . . . . . . . . . . . . .  -71-
               12.13  Severability  . . . . . . . . . . . . . . . . .  -72-
               12.14  Entirety  . . . . . . . . . . . . . . . . . . .  -72-

          EXHIBITS

          Exhibit A-1      -       Form of Revolving Credit Loan Note
          Exhibit A-2      -       Form of Term Loan Note
          Exhibit A-3      -       Form of Competitive Bid Loan Note
          Exhibit B        -       Form of Opinion of Obligors' Counsel
          Exhibit C        -       Form of Compliance Certificate
          Exhibit D        -       Form of Confidentiality Agreement
          Exhibit E        -       Form of Pledge Agreement
          Exhibit F        -       Form of Assignment Agreement


          SCHEDULES

          Schedule 1.01    -       Commitment Allocations
          Schedule 7.03    -       Litigation
          Schedule 7.12    -       Indebtedness and Liens
          Schedule 7.13    -       Environmental Matters
          Schedule 7.14    -       Subsidiaries

                        AMENDED AND RESTATED CREDIT AGREEMENT


               AMENDED AND RESTATED CREDIT AGREEMENT dated as of October 19, 1994 (this "Agreement") among LADD FURNITURE, INC., a corporation duly organized and validly existing under the laws of the State of North Carolina (the "Company"); each of the companies listed on the signature pages under the heading "Guarantors" and any other Guarantor that shall become a party hereto pursuant to Section 8.16 hereof (the "Guarantors", and collectively with the Company, the "Obligors"); each of the banks that is a signatory hereto or that may become a party hereto after the date hereof pursuant to Section 12.06(b) hereof (individually, a "Bank" and, collectively, the "Banks"); and NATIONSBANK OF NORTH CAROLINA, N.A., as agent for the Banks (in such capacity, together with its successors in such capacity, the "Agent").


                                       RECITALS

               The Company and the Guarantors are engaged as  an integrated group in the business of manufacturing, distributing and selling furniture and related products, and in related businesses, and in furnishing the required supplies, services, equipment, credit and other facilities for such integrated operation. The integrated operation requires financing on such a basis that credit supplied to the Company be made available from time to time to the Guarantors, as required for the continued successful operation of the Obligors, separately, and the integrated operation as a whole. The Obligors entered into a Credit Agreement dated as of January 15, 1993 with The Chase Manhattan Bank (National Association) as Agent and certain banks party thereto in which they were provided a credit facility in an amount of $130,000,000 (as amended, the "Prior Credit Agreement"). The Obligors have additional needs that require a larger credit facility and have requested current and new lenders to amend and restate the Prior Credit Agreement to provide for an extension of credit to the Company (to be made available by the Company to the Guarantors), in an aggregate principal amount not exceeding $190,000,000, to finance the operations of the Obligors, to refinance certain existing indebtedness of the Obligors and for general corporate purposes.

               To induce the Banks to extend such credit, the Obligors have requested that the Banks and the Agent enter into this Agreement pursuant to which the Banks will make loans to the Company and each Guarantor will guarantee the credit so extended to the Company. Each of the Obligors expects to derive benefit, directly or indirectly, from the credit so extended to the Company, both in its separate capacity and as a member of the integrated group, since the successful operation of each of the Obligors is dependent on the continued successful performance of the functions of the integrated group as a whole.

               Accordingly, the parties hereto agree as follows:

                                      Section 1
                          Definitions and Accounting Matters

               1.01 Certain Defined Terms. As used herein, the following terms shall have the following meanings (all terms defined in this Section 1.01 or in other provisions of this Agreement in the singular to have the same meanings when used in the plural and vice versa):

               "Acquisition" shall mean any transaction, or any series of related transactions, consummated after the date of this Agreement, by which the Company and/or any of its Subsidiaries (in one transaction or as the most recent transaction in a series of transactions) (i) acquires any going business or all or substantially all of the assets of any firm, corporation or division thereof, whether through purchase of assets, merger or otherwise, (ii) directly or indirectly acquires control of at least a majority (in number of votes) of the securities of a corporation which have ordinary voting power for the election of directors or (iii) directly or indirectly acquires control of a majority ownership interest in any partnership or joint venture.

               "Advance Request" shall mean a request by the Company for a Revolving Credit Loan in a form agreed to between the Company and the Agent.

               "Affiliate" shall mean, as to any Person, any other Person which directly or indirectly controls, or is under common control with, or is controlled by, such Person and, if such Person is an individual, any member of the immediate family (including parents, spouse and children) of such individual and any trust whose principal beneficiary is such individual or one or more members of such immediate family and any Person who is controlled by any such member or trust. As used in this definition, "control" (including, with its correlative meanings, "controlled by" and "under common control with") shall mean possession, directly or indirectly, of power to direct or cause the direction of management or policies (whether through ownership of securities or partnership or other ownership interests, by contract or otherwise), provided that, in any event, any Person which owns directly or indirectly 20% or more of the securities having ordinary voting power for the election of directors or other governing body of a corporation or 20% or more of the partnership or other ownership interests of any other Person (other than as a limited partner of such other Person) will be deemed to control such corporation or other Person. Notwithstanding the foregoing, no individual shall be deemed to be an Affiliate of a corporation solely by reason of his or her being
                                     -2-
          an officer or director of such corporation and a Person and its Subsidiaries shall not be deemed to be Affiliates of each other.

               "Agent" means NationsBank of North Carolina, N.A.

               "Applicable Lending Office" shall mean, for each Bank and for each type of Loan, the lending office of such Bank (or of an affiliate of such Bank) designated for such type of Loan on the signature pages hereof or such other office of such Bank (or of an Affiliate of such Bank) as such Bank may from time to time specify to the Agent and the Company as the office by which its Loans of such type are to be made and maintained.

               "Applicable Margin" shall mean .875% per annum; provided, however, that (A) if on any Quarterly Date (i) the Leverage Ratio is less than 35% or (ii) the Company has attained a long term credit rating of Baa3 or better from Moody's Investors Services, Inc. or BBB- or better from Standard and Poor's Corporation, then the "Applicable Margin" shall be reduced, beginning with the next Eurodollar Loan made after the Applicable Margin Change Date (whether as a new advance or the conversion or continuation of a currently existing Loan into a Eurodollar Loan), or with respect to an existing Eurodollar Loan on the next Interest Payment Date with respect thereto, to .625% per annum until the next Applicable Margin Change Date (at which time a new determination shall be made as to whether the Company meets the requirements of
          (i) or (ii) above and, thus, whether it is necessary to adjust the Applicable Margin, which such adjustment shall be effective with the next Eurodollar Loan made after the Applicable Margin Change Date (whether as a new advance or the conversion or continuation of a currently existing Loan into a Eurodollar
          Loan), or with respect to an existing Eurodollar Loan on the next Interest Payment Date with respect thereto), and (B) notwithstanding whether the Company meets the requirements of A(i) or A(ii) above, if on any Quarterly Date subsequent to the Quarterly Date nearest March, 1997, the ratio of Senior Debt at such time to Capital at such time is greater than 45%, then the Applicable Margin shall be increased, beginning with the next Eurodollar Loan made after the Applicable Margin Change Date (whether as a new advance or the conversion or continuation of a currently existing Loan into a Eurodollar Loan), or with respect to an existing Eurodollar Loan on the next Interest Payment Date with respect thereto, to 1.125% until the next Applicable Margin Change Date (at which time a new determination shall be made as to the Applicable Margin for such period).

               "Applicable Margin Change Date" shall mean, for each Quarterly Period, the date of delivery by the Borrower of the quarterly compliance certificate required by Section 8.01 hereof; provided, that if the Applicable Margin is to change because the Company has obtained (or failed to maintain) the long term credit rating set forth in (A)(ii) of the definition of Applicable Margin, then
                                     -3-

          Applicable  Margin  Change  Date  shall  mean  the
          Quarterly Date which begins such Quarterly Period.

          Notwithstanding the foregoing, if a Default or Event of Default shall have occurred and be continuing, the "Applicable Margin" shall be .875% or 1.125%, as applicable, (regardless of whether the Company meets the requirements of (A)(i) or (A)(ii) above) for the period from the occurrence of such Default or Event of Default and so long as the same shall be continuing.

               "Base Rate" shall mean, with respect to any Base Rate Loan, for any day, the higher of (a) the Federal Funds Rate for such day, plus .5% per annum or (b) the Prime Rate for such day;
          provided that if in the reasonable judgment of the Agent the Federal Funds Rate cannot be determined then the Base Rate shall mean the Prime Rate. Each change in any interest rate provided for herein based upon the Base Rate resulting from a change in the Base Rate shall take effect at the time of such change in the Base Rate.

               "Base Rate Loans" shall mean Revolving Credit Loans accruing interest at the Base Rate and that portion of the Term Loan which bears interest at the Base Rate.

               "Base Rate Revolving Loan" shall mean a Revolving Credit Loan accruing interest at the Base Rate.

               "Basic Documents" shall mean, collectively, this Agreement, the Notes and the Pledge Agreements.

               "Business Day" shall mean any day on which commercial banks are not authorized or required to close in New York City or Charlotte, North Carolina and, if such day relates to a borrowing of, a payment or prepayment of principal of or interest on, or a conversion of or into, or an Interest Period for, a Eurodollar Loan or a notice by the Company with respect to any such borrowing, payment, prepayment, conversion or Interest Period, then a day which is also a day on which dealings in Dollar deposits are carried out in the London interbank market.

               "Capital" shall mean, as at any date for the Company and the Consolidated Subsidiaries on a consolidated basis in accordance with GAAP, the difference of (i) total assets as at such date minus (ii) total current liabilities as at such date plus (iii) any portion of long-term debt included in current liabilities as at such date plus (iv) Indebtedness that is classified in accordance with GAAP as other short-term borrowings as at such date.

               "Capital Lease Obligations" shall mean, as to any Person, the obligations of such Person to pay rent or other amounts under a lease of (or other agreement conveying the right to use) real and/or personal property which obligations are required to be classified and accounted for as a capital lease on a balance sheet of such Person under GAAP (including Statement of Financial Accounting Standards No. 13 of the Financial Accounting Standards Board) and, for purposes of this Agreement, the amount of such obligations shall be the capitalized amount thereof, determined in accordance with GAAP (including such Statement No. 13).

               "Change in Control" of the Company shall be deemed to have occurred if, after the date hereof, any Person or related group of Persons (other than Senior Managers employed on the date hereof, in respect of voting securities acquired while they are Senior Managers) shall come into possession of, directly or indirectly, the power to direct or cause the direction of or the power to veto (or shall in fact exercise any such power) the management and policies of the Company through the ownership or control of more than 50% of the voting securities of the Company (whether through ownership of said securities or partnership or other ownership interests, by contract or otherwise).

               "Code" shall mean the Internal Revenue Code of 1986, as amended from time to time.

               "Commitment" shall mean, collectively, the Revolving Credit Commitment and the Term Loan Commitment.

               "Competitive Bid" shall mean an offer by a Bank to make a Competitive Bid Loan pursuant to the terms of Section 2.01(b).

               "Competitive Bid Loan" shall mean a loan made by a Bank in its discretion pursuant to the provisions of Section 2.01(b).

               "Competitive Bid Loan Note" shall have the meaning ascribed thereto in Section 2.07(c) hereof.

               "Competitive Bid Rate" shall mean as to any Competitive Bid made by a Bank in accordance with the provisions of Section 2.01(b), the fixed rate of interest offered by the Bank making the Competitive Bid.

               "Competitive Bid Request" shall mean a request by the Company for Competitive Bids in a form agreed to between the Company and the Agent.

               "Competitive Bid Request Fee" shall have the meaning agreed to between the Company and the Agent.

               "Consolidated Net Worth"  shall mean, at any date,  the sum, for the Company and its Consolidated Subsidiaries on a consolidated basis in accordance with GAAP, of the following: consolidated net worth minus, if and to the extent included in consolidated net worth, the amount of any preferred stock with mandatory redemption requirements then outstanding which must be funded prior to the
                                     -5-
          later of  (i) the Term Loan Maturity Date and
          (ii) the Revolving Credit Commitment Termination Date.

               "Consolidated Subsidiary" shall mean, as to the Company, each Subsidiary of the Company (whether now existing or hereafter created or acquired) the financial statements of which shall be (or should have been) consolidated with the financial statements of the Company in accordance with GAAP.

               "Debt Issuance" shall mean the incurrence of Indebtedness by the Company or its Consolidated Subsidiaries with a maturity date of greater than one year other than Indebtedness permitted hereunder in connection with an industrial revenue bond.

               "Debt Service Coverage Ratio" shall mean, for any period, the ratio of (i) EBIT for such period to (ii) the sum of (A) Interest Expense for such period plus (B) scheduled maturities of long term debt for such period (other than scheduled principal payments under the Term Loan and principal payments made with respect to the term loan under the Existing Loan Agreement).

               "Default" shall mean an event which with notice or lapse of time or both would become an Event of Default.

               "Disposition" shall mean any sale, lease, transfer or other disposition by the Company or any of its Material Subsidiaries of any of its assets other than in the ordinary course of its business.

               "Dividend Payment" shall mean dividends (in cash, property or obligations) on, or other payments or distributions on account of, or the setting apart of money for a sinking or other analogous fund for, the purchase, redemption, retirement or other acquisition of, any shares of common stock of the Company, but excluding dividends payable solely in shares of the common stock of the Company.

               "Dollars" and "$" shall mean lawful money of the United States of America.

               "EBIT" shall mean, for any period, for the Company and its Consolidated Subsidiaries on a consolidated basis operating income computed in accordance with GAAP; that is, the difference between (i) net sales minus (ii) the sum of (a) the total costs of sales, (b) selling, general and administrative expenses and
          (c) all other costs or charges attributable to operating activities of the Company and such Subsidiaries.


               "Effective Date" shall mean the date on which all of the conditions precedent set forth in Section 6 hereof shall have been met and the Term Loan is made hereunder.

               "Environmental Laws" shall mean any and all Federal, state, local and foreign statutes, laws, regulations, ordinances, rules, judgments, orders, decrees, permits, concessions, grants, franchises, licenses, agreements or other governmental restrictions relating to the environment or to emissions, discharges, releases or threatened releases of pollutants, contaminants, chemicals, or industrial, toxic or hazardous substances or wastes into the environment including, without limitation, ambient air, surface water, ground water, or land, or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport, or handling of pollutants, contaminants, chemicals, or industrial, toxic or hazardous substances or wastes.

               "Equity Issuance" shall mean (a) any issuance or sale by the Company or any of its Subsidiaries after the Effective Date of
          (i) any capital stock, (ii) any warrants or options exercisable in respect of capital stock (other than any warrants or options issued to directors, officers or employees of the Company or any of its Subsidiaries and any capital stock of the Company issued upon the exercise of such warrants) or (iii) any other security or instrument representing an equity interest (or the right to obtain any equity interest) in the issuing or selling Person or
          (b) the receipt by the Company or any of its Subsidiaries after the Effective Date of any capital contribution received (whether or not evidenced by any equity security issued by the recipient of such contribution); provided that Equity Issuance shall not include (x) any such issuance or sale by any Subsidiary of the Company to the Company or any Subsidiary of the Company or (y) any capital contribution by the Company or any Subsidiary of the Company to any Subsidiary of the Company.

               "ERISA" shall mean the Employee Retirement Income Security Act of 1974, as amended from time to time.

               "ERISA Affiliate" shall mean any corporation or trade or business which is a member of the same controlled group of corporations (within the meaning of Section 414(b) of the Code) as the Company or is under common control (within the meaning of Section 414(c) of the Code) with the Company.

               "Eurodollar Loans" shall mean Loans the interest rates on which are determined on the basis of rates referred to in the definition of "Fixed Base Rate" in this Section 1.01.

               "Eurodollar Rate" shall mean the Fixed Rate plus the Applicable Margin then in effect.

               "Eurodollar Revolving Loan" shall mean a Revolving Credit Loan accruing interest at the Eurodollar Rate.

               "Event of Default" shall have the meaning assigned to such term in Section 9 hereof.

               "Existing Credit Agreement" shall mean that certain Amended and Restated Credit Agreement dated as of January 15, 1993 among the Company, the banks party thereto, the guarantors party thereto and The Chase Manhattan Bank (National Association), as agent thereunder, as modified, supplemented and in effect on the Effective Date.

               "Federal Funds Rate" shall mean, for any day, the rate per annum (rounded upwards, if necessary, to the nearest 1/100 of 1%) equal to the weighted average of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers on such day, as published by the Federal Reserve Bank of New York on the Business Day next succeeding such day, provided that (i) if the day for which such rate is to be determined is not a Business Day, the Federal Funds Rate for such day shall be such rate on such transactions on the next preceding Business Day as so published on the next succeeding Business Day, and (ii) if such rate is not so published for any day, the Federal Funds Rate for such day shall be the average rate charged to the Agent on such day on such transactions as determined by the Agent.

               "Fiscal  Year"   shall  mean,   for  the  Company   and  its
          Subsidiaries for any year, the period from and including the first day after the Quarterly Date falling on or nearest to December 31 in any year to and including the Quarterly Date falling on or nearest to December 31 in the next succeeding year; and the reference to any specific Fiscal Year shall be to the Fiscal Year ending on the Quarterly Date falling on or nearest to December 31 of such year.

               "Fixed Base Rate" shall mean, for the applicable Interest Period, a rate per annum (rounded upwards, if necessary, to the nearest 1/100 of 1%) determined by the Agent on the basis of the offered rates for deposits in Dollars (for a period of time corresponding to such Interest Period and commencing on the first day of such Interest Period) which appear on Telerate Page 3750 as of 11:00 a.m. (London time) two Business Days before the first day of such Interest Period (provided that if at least two such offered rates appear on Telerate Page 3750 the rate in respect of such Interest Period will be the arithmetic mean of such offered rates). If for any reason the foregoing rates are unavailable from the Telerate service then a market rate as determined by the Agent.


               "Fixed Rate" shall mean, for any Eurodollar Loan for any Interest Period therefor, a rate per annum (rounded upwards if necessary to the nearest 1/100 of 1%) obtained by dividing (a) the Fixed Base Rate for such Interest Period by (b) 1 minus the Reserve Requirement for such Loan for such Interest Period.

               "Funded  Debt"  shall  mean,  as  to  the  Company  and  its
          Consolidated Subsidiaries on a consolidated basis, all Indebtedness and in any event includes (A) any portion of long-term Indebtedness included in current liabilities, (B) any other short term borrowings or any Indebtedness outstanding under a revolving credit or similar agreement providing for borrowings (and renewals and extensions thereof) over a period of more than one year notwithstanding that any such Indebtedness may be payable on demand or within one year after the creation thereof,
          (C) any long term debt, (D) any Indebtedness that is renewable or extendable at the option of the Obligor to a date more than one year after the creation of such Indebtedness and (E) Capital Lease Obligations; provided that Funded Debt does not include the face amount of any standby or trade letters of credit in respect of which the Company or any of its Subsidiaries shall be the account party.

               "GAAP" shall mean generally accepted accounting principles applied on a basis consistent with those which, in accordance with Section 1.02(a) hereof, are to be used in making the calculations for purposes of determining compliance with the terms of this Agreement.

               "Guarantee" shall mean a guarantee, an endorsement, a contingent agreement to purchase or to furnish funds for the payment or maintenance of, or otherwise to be or become contingently liable under or with respect to, the Indebtedness, or other obligations, net worth, working capital or earnings of any Person, or a guarantee of the payment of dividends or other distributions upon the stock of any corporation, or an agreement to purchase, sell or lease (as lessee or lessor) property, products, materials, supplies or services primarily for the purpose of enabling a debtor to make payment of his, her or its obligations or an agreement to assure a creditor against loss, and including without limitation, causing a bank to open a letter of credit for the benefit of another Person, but excluding endorsements for collection or deposit in the ordinary course of business. The terms "Guarantee" and "Guaranteed" used as a verb shall have a correlative meaning.

               "Guarantee Obligations" shall have the meaning assigned to such term in Section 11.01 hereof.

               "Indebtedness"   shall  mean,   as   to   any  Person:   (a)
          indebtedness created, issued or incurred by such Person for borrowed money (whether by loan or the issuance and sale of debt securities); (b) indebtedness of others secured by a Lien on the
          property  of   such  Person,   whether  or  not   the  respective
          indebtedness so secured has been assumed by such Person; (c) obligations of such Person in respect of letters of credit or similar instruments issued or accepted by banks and other financial institutions for the account of such Person; (d) Capital Lease Obligations of such Person; (e) Indebtedness of others Guaranteed by such Person other than obligations incurred as a result of Guaranteeing obligations owed to (i) Enterprise Funding or a similar entity in connection with the purchase of receivables on a basis consistent with the current relationship with Enterprise Funding, (ii) Wachovia Leasing not to exceed $10,000,000 at any one time, (iii) Commonwealth Bank or a similar entity in connection with the purchase of dealer notes from Pennsylvania House, Inc. not to exceed $20,000,000 at any one time and (iv) trade vendors in the ordinary course; and (f) obligations of such Person to pay the deferred purchase or acquisition price of property or services, other than trade accounts payable (other than for borrowed money) arising, and accrued expenses incurred, in the ordinary course of business.

               "Initial Commitment" shall mean the total dollar amount that each Bank was originally willing to make available to the Company as communicated to the Agent.

               "Interest Expense" shall mean, for any period, the sum, for the Company and its Consolidated Subsidiaries on a consolidated basis in accordance with GAAP, of all interest in respect of Indebtedness.

               "Interest Payment Date" shall have the  meaning set forth in
          Section 3.02(b) hereof.

               "Interest Period" means, with respect to (i) Eurodollar Loans, a period of one, two, three or six month's duration, as the Company may elect from time to time, commencing in each case, on the date of the borrowing, conversion or continuation (or election of the interest rate with respect to the Term Loan) and
          (ii) Competitive Bid Loans, a period beginning on the date of the advance and ending on the date specified in the respective Competitive Bid whereby the offer to make such Competitive Bid Loan was extended, which shall not be of less than seven days nor more than 180 days duration; provided, however, (A) if any Interest Period would end on a day which is not a Business Day, such Interest Period shall be extended to the next succeeding Business Day (except that where the next succeeding Business Day falls in the next succeeding calendar month, then on the next preceding Business Day), (B) no Interest Period shall extend beyond the Revolving Credit Commitment Termination Date or the Term Loan Maturity Date, as the case may be, (C) no Interest Period with respect to a portion of the Term Loan shall extend beyond a Principal Payment Date unless (1) the amount of the Term Loan accruing interest at the Base Rate plus (2) the amount of the Term Loan accruing interest at the Eurodollar Rate with an Interest Period ending prior to such Principal Payment Date is equal to or greater than the principal payment required on such Principal Payment Date and (D) where an Interest Period begins on a day for which there is no numerically corresponding day in the calendar month in which the Interest Period is to end, such Interest Period shall end on the last day of such calendar month, subject to subparagraph (A) above.

               "Investment" in any Person shall mean: (a) the acquisition (whether for cash, property, services, securities or otherwise) of capital stock, bonds, notes, debentures, partnership or other ownership interests or other securities of such Person; and (b) any deposit with, or advance, loan or other extension of credit to, such Person (other than any such advance, loan or extension of credit representing the purchase price of inventory or supplies purchased in the ordinary course of business) or Guarantee of, or other contingent obligation with respect to, Indebtedness or other liability of such Person and (without duplication) any amount committed to be advanced, lent or extended to such Person.

               "Leasehold Interests" shall mean the interests of the Company or any Subsidiary in leases with customers entered into in the ordinary course of business.

               "Leverage  Ratio"  shall  mean,   at  any  time,  the  ratio
          (expressed  as a percentage) of  (i) Funded Debt  at such time to
          (ii) Capital at such time.

               "Lien" shall mean, with respect to any asset, any mortgage, lien, pledge, charge, security interest or encumbrance of any kind in respect of such asset. For purposes of this Agreement, the Company or any of its Subsidiaries shall be deemed to own subject to a Lien any asset which it has acquired or holds subject  to  the  interest  of  a  vendor  or  lessor  under  any conditional sale agreement, capital lease or other title retention agreement relating to such asset.

               "Loans" shall mean the loans provided for by Section 2.01 hereof and shall include Revolving Credit Loans, the Term Loan and Competitive Bid Loans.

               "Majority Banks" shall mean Banks holding more than 50% of the aggregate amount of the Commitment; provided that, if the Revolving Credit Commitment shall have terminated, Majority Banks shall mean Banks holding more than 50% of the aggregate unpaid principal amount of the Loans.

               "Margin Stock" shall mean margin stock within the meaning of Regulations G, U and X.

               "Material Subsidiary" shall mean, as at any date of determination thereof, any Subsidiary of the Company whose net sales (for the rolling four Quarterly Periods ending on the Quarterly Date falling on or immediately preceding such date of determination) exceed $20,000,000 or whose assets exceed $15,000,000 as at such date; provided that each of Cherry Grove, Inc. and LFI Capital Management Inc. shall not be deemed to be a Material Subsidiary; and provided further that, notwithstanding the foregoing, each Guarantor (as of the date hereof) shall be deemed to be a "Material Subsidiary" and once a Subsidiary becomes a Guarantor it shall remain a Guarantor regardless if it still meets the definition of a Material Subsidiary.

               "Multiemployer Plan" shall mean a multiemployer plan defined as such in Section 3(37) of ERISA to which contributions have been made by the Company or any ERISA Affiliate and which is covered by Title IV of ERISA.

               "Net Proceeds" shall mean, for any Disposition, Equity Issuance or Debt Issuance, the sum of (i) all cash amounts received in respect of such Disposition, Equity Issuance or Debt Issuance and (ii) an amount equal to the fair market value of any and all notes, evidences of debt or other property received in respect of such Disposition, Equity Issuance or Debt Issuance; provided, that:

                      (I) in the case of any Disposition, (a) Net Proceeds shall be net of (i) the amount of any legal, title and recording tax expenses, commissions and other fees and expenses paid by the Company and its Subsidiaries in connection with such Disposition and (ii) any Federal, state and local income or other taxes estimated in good faith to be payable by the Company and its Subsidiaries as a result of such Disposition and (b) Net Proceeds shall be net of any repayments by the Company or any of its Subsidiaries of Indebtedness to the extent that (i) such Indebtedness is secured by a Lien on the property that is the subject of such Disposition and (ii) the transferee of (or holder of Lien on) such property requires that such Indebtedness be repaid as a condition to the purchase of such property; and

                      (II) in  the case  of  any Equity  Issuance, the  Net
               Proceeds in respect thereof shall, in any event, be equal to the increase in stockholder's equity for the Company or the relevant Subsidiary effecting such Equity Issuance resulting from such issuance.

          For the  purposes of this  definition, "fair market  value" means
          (A) if the respective notes, evidences of debt or other property are securities quoted on a nationally recognized securities exchange, then the closing price on the day such securities are received  or, if  there are  no sales  reported on that  day, the reported closing bid  price on  that day, (B)  if the  respective notes, evidences  of debt or other property are not so quoted and are, within 30 days of such Disposition, negotiated or otherwise sold for cash, the amount of cash received therefor, (C) in the case of notes or other evidences of indebtedness to which clauses
          (A) or (B) above are not applicable, the principal amount thereof and (D) in all other cases, a price determined by a nationally recognized investment banking house or a commercial bank selected by the Company and approved by the Majority Banks, such price to be determined as of the date of receipt of such notes, evidences of debt or other property.

               "Non Senior Debt" shall mean Indebtedness of the Company and its Consolidated Subsidiaries which is specifically subordinated in writing in all respects (including, without limitation, the subordination of any payments of principal) to the obligations of the Company under this Agreement.

               "Notes" shall mean the promissory notes provided for by Sections 2.07(a), (b) and (c) hereof.

               "NPAT" shall mean, for any period, the consolidated net earnings of the Company and the Consolidated Subsidiaries determined on a consolidated basis in accordance with GAAP; provided that, solely for the purposes of Section 8.11 hereof, if for any Quarterly Period such consolidated net earnings shall be negative (i.e., a loss), "NPAT" for such Quarterly Period shall be deemed to be zero.

               "PBGC" shall mean the Pension Benefit Guaranty Corporation or any entity succeeding to any or all of its functions under ERISA.

               "Person" shall mean any individual, corporation, company, voluntary association, partnership, joint venture, trust, unincorporated organization or government (or any agency, instrumentality or political subdivision thereof).

               "Plan" shall mean an employee benefit or other plan established or maintained by the Company or any ERISA Affiliate and which is covered by Title IV of ERISA, other than a Multiemployer Plan.

               "Pledge Agreement" shall mean, for any Pledgor, the Pledge Agreement dated as of the date hereof between the Agent and such Pledgor, substantially in the form attached as Exhibit E hereto.

               "Pledged Stock" shall have the meaning assigned to such term in the Pledge Agreements.

               "Pledgor" shall mean each holder of outstanding shares of capital stock of any Special Subsidiary.

               "Post-Default Rate" shall mean, in respect of any principal of or interest on any Loan or any other amount payable by the Company under any Basic Document that is not paid when due (whether at stated maturity, by acceleration or otherwise), a rate per annum, during the period from and including the due date to but excluding the date on which such amount is paid in full, equal to 2% above the rate then applicable to such Loan (or, in the case of other amounts due hereunder, 2% above the Base Rate).

               "Prime Rate" shall mean, for any day, the fluctuating rate of interest from time to time publicly announced by the Agent as its "prime rate" or "reference rate", which is not necessarily the best or lowest rate offered by the Agent.

               "Principal Payment Date" shall mean, for the Term Loan, each date identified in the payment schedule in Section 3.01(b) hereof or if such day is not a Business Day, the next preceding Business Day.

               "Pro Forma Basis" shall mean, with respect to the making of any Investment, Acquisition or Dividend Payment, or the incurrence, creation or sufferance to exist of any Indebtedness reflecting the making of such Investment, Acquisition or Dividend Payment, or the incurrence, creation or sufferance to exist of such Indebtedness, on the financial statements of the Company at the fiscal quarter most recently ended (whether or not delivered pursuant to Section 8.01(a) or (b) hereof); and at any time a test of whether the making of such Investment, Acquisition or Dividend Payment or the incurrence, creation or sufferance to exist of such Indebtedness, would constitute a violation of any financial covenant herein (for the purposes of such test, the term "Quarterly Date" as used in Section 8 hereof shall be deemed to be the date of such pro forma financial statements).

               "Quarterly Dates" shall mean the Saturday on or nearest to the last calendar day of each March, June, September and December in each year, the first of which shall be the first such day after the date of this Agreement.

               "Quarterly Period" shall mean the quarterly fiscal period of the Company ending on each Quarterly Date.

               "Receivables Sale" shall mean any sale or assignment by the Company or any Subsidiary of any of their respective trade receivables, lease receivables or note receivables if such sale or assignment is made according to ordinary business terms for adequate consideration.

               "Regulations A, D, G, U and X" shall mean, respectively, Regulations A, D, G, U and X of the Board of Governors of the Federal Reserve System (or any successor), as the same may be amended or supplemented from time to time.

               "Regulatory Change" shall mean, with respect to any Bank, any change after the date of this Agreement in United States Federal, state or foreign law or regulations (including, without limitation, Regulation D) or the adoption or making after such date of any interpretation, directive or request applying to a class of banks including such Bank of or under any United States Federal, state or foreign law or regulations (whether or not having the force of law) by any court or governmental or monetary authority charged with the interpretation or administration thereof.

               "Reserve Requirement" shall mean, for any Interest Period for any Eurodollar Loan, the average maximum rate at which reserves (including any marginal, supplemental or emergency reserves) are required  to  be maintained  during such  Interest
          Period under Regulation D by member banks of the Federal Reserve System in New York City with deposits exceeding one billion Dollars against, in the case of Eurodollar Loans, "Eurocurrency liabilities" (as such term is used in Regulation D). Without limiting the effect of the foregoing, the Reserve Requirement shall include any other reserves required to be maintained by such member banks by reason of any Regulatory Change against (i) any category of liabilities which includes deposits by reference to which the Fixed Base Rate for Eurodollar Loans is to be determined as provided in the definition of "Fixed Base Rate" in this Section 1.01 or (ii) any category of extensions of credit or other assets which includes Eurodollar Loans.

               "Revolving Credit Commitment" shall mean One Hundred Fifteen Million Dollars ($115,000,000) as it may be amended from time to time pursuant to the terms hereof.

               "Revolving Credit Commitment Percentage" shall mean, as to each Bank, the obligation of such Bank to make Revolving Credit Loans in an aggregate amount at any one time outstanding up to but not exceeding the amount set opposite such Bank's name on
          Schedule 1.01 hereto under the caption "Revolving Credit Loan Commitment Percentage" (as the same may be amended from time to time pursuant to the terms hereof).

               "Revolving Credit Commitment Termination Date" shall mean October 19, 1999; provided that if such date is not a Business Day, the Revolving Credit Commitment Termination Date shall be the next succeeding Business Day.

               "Revolving Credit Loans" shall mean the loans provided for by Section 2.01(a) hereof.

               "Revolving Credit Loan Note" shall have the meaning ascribed thereto in Section 2.07(a) hereof.

               "Senior  Debt"   shall  mean   all  Funded  Debt   less  any
          Indebtedness of the Company and its Consolidated Subsidiaries which is Non-Senior Debt.

               "Senior Managers" shall mean the top four executive officers of the Company, the directors of the Board of Directors of the Company and the Presidents of each operating Subsidiary or division of the Company.

               "Special Subsidiary" shall mean each of Cherry Grove, Inc., a Delaware corporation and LFI Capital Management, Inc., a Delaware corporation.

               "Special Subsidiary Events of Default" shall mean the occurrence of any of the following:

                      (a)        Prohibition    of   Fundamental    Change;
               Capitalization. Any Special Subsidiary enters into any transaction of merger or consolidation or amalgamation, or liquidates, winds up or dissolves itself (or suffers any liquidation or dissolution); or any Special Subsidiary acquires any business or assets from, or acquires capital stock of, or is a party to any acquisition of, any Person; or any Special Subsidiary conveys, sells, leases, transfers or otherwise disposes of, in one transaction or a series of transactions, all or any material part of its business or assets, whether now owned or hereafter acquired; or any Special Subsidiary authorizes any equity capital; or any Special Subsidiary or the issuer of the Pledged Stock fails to note on its record books the beneficial ownership interest of the Pledgors and, as collateral assignee of the Pledgors, the Agent in its capital stock; provided however, that the foregoing shall not include any acquisition by Cherry Grove, Inc. of intellectual property assets from any Obligor or any issuance of equity securities in connection therewith or any acquisition by LFI Capital Management, Inc. of the Indebtedness of any Obligor or any other Subsidiary of the Company.

                      (b) Limitation on Liens. Any Special Subsidiary creates, incurs, assumes or suffers to exist any Lien upon any of its property, assets or revenues, whether now owned or hereafter acquired, except Liens imposed by any governmental authority for taxes, assessments or charges not yet due or which are being contested in good faith and by appropriate proceedings if adequate reserves with respect thereto are maintained on the books of such Special Subsidiary in accordance with GAAP.

                      (c) Indebtedness. Any Special Subsidiary creates, incurs or suffers to exist any Indebtedness except for Indebtedness owing to any other Special Subsidiary.

                      (d) Investments. Subject to the proviso in respect of LFI Capital Management, Inc. contained in clause (a) above, any Special Subsidiary makes or permits to remain outstanding any Investments other than short term Investments of excess working capital.

                      (e) Capital Expenditures. Any Special Subsidiary makes any capital expenditures in excess of $10,000 (in the aggregate) during any fiscal year of such Special Subsidiary.

                      (f) Lines of Business. Any Special Subsidiary engages in any line or lines of business activity other than the business of (i) in the case of Cherry Grove, Inc., owning and licensing intellectual property and (ii) in the case of LFI Capital Management, Inc., holding Indebtedness of the Obligors or any other Subsidiary of the Company.

                      (g)  Business Operations.  Any Special Subsidiary:

                           (i) pays any salary or any other form of compensation for services to any Person, except (I) as necessary in the ordinary course of conducting its business, (II) the reasonable fees and expenses of its outside counsel and auditors, and (III) payments to members of its board of directors not exceeding customary levels of similarly situated companies;

                           (ii) incurs any obligation, contractually or otherwise, to any Person other than as is related or incidental to the activities contemplated by clauses
                      (a) and (f) above; or

                           (iii) creates or maintains any Plan, is or becomes a participant in any Multiemployer Plan or incurs any liability to the PBGC.

                      (h) Capital Stock. All of the issued and outstanding capital stock of any Special Subsidiary is not owned by the Pledgors executing the Pledge Agreement or is not subject to a first priority and perfected security interest in favor of the Agent or is subject to a Lien other than a Lien under the Pledge Agreement.

               "Subsidiary" shall mean any Person that the Company or one or more of the Subsidiaries (or the Company and one or more of the Subsidiaries) controls, directly or indirectly, by either shares of stock having by the terms thereof ordinary voting power to elect a majority of the board of directors of such corporation (irrespective of whether or not at the time stock of any other class or classes of such corporation shall have or might have voting power by reason of the happening of any contingency) or
          (ii) possessing, directly or indirectly, power to direct or cause the direction of securities or partnership or other ownership interests, by contract or otherwise.

               "Term Loan" shall mean the loan provided for by Section 2.02 hereof.

               "Term Loan Commitment" shall mean Seventy Five Million Dollars ($75,000,000).

               "Term Loan Commitment Percentage" shall mean, as to each Bank, the amount equal to the amount set opposite such Bank's name on Schedule 1.01 hereto under the caption "Term Loan Commitment Percentage" (as the same may be amended from time to time pursuant to Section 12.06(b) hereof).

               "Term Loan Interest Rate Request" shall mean a request by the Company to choose an interest rate option for all or part of the Term Loan in a form agreed to between the Company and the Agent.

               "Term Loan Maturity Date" shall mean October 19, 1999.

               "Term  Loan Note" shall have the meaning ascribed thereto in
          Section 2.07(b) hereof.

               "Total Tangible Assets" shall mean, as at any date for the Company and its Consolidated Subsidiaries on a consolidated basis in accordance with GAAP, the differences of (i) total assets as at such date minus (ii) the sum of the following: (a) cost of treasury shares and (b) the book value of all assets which should be classified as intangibles (without duplication of deductions in respect of items already deducted in arriving at surplus and retained earnings) but in any event including goodwill, minority interests, trademarks, trade names, copyrights, patents and franchises, and unamortized debt discount expense, in each case as at such date.

               1.02   Accounting Terms and Determinations.

               (a) Except as otherwise expressly provided herein, all accounting terms used herein shall be interpreted, and all financial statements and certificates and reports as to financial matters required to be delivered to the Banks hereunder shall (unless otherwise disclosed to the Banks in writing at the time of delivery thereof in the manner described in subsection (b) below) be prepared, in accordance with generally accepted accounting principles applied on a basis consistent with those used in the preparation of the latest financial statements furnished to the Banks hereunder after the date hereof. All calculations made for the purposes of determining compliance with the terms of this Agreement shall (except as otherwise expressly provided herein) be made by application of generally accepted accounting principles applied on a basis consistent with those used in the preparation of the annual or quarterly financial statements furnished to the Banks pursuant to Section 8.01 hereof, unless (i) the Company shall have objected to determining such compliance on such basis at the time of delivery of such financial statements or (ii) the Majority Banks shall so object in writing within 30 days after delivery of such financial statements, in either of which events such calculations shall be made on a basis consistent with those used in the preparation of the latest financial statements as to which such objection shall not have been made (which, if objection is made in respect of the first financial statements delivered under Section 8.01 hereof, shall mean the financial statements referred to in Section 7.02 hereof).

               (b) The Company shall deliver to the Banks at the same time as the delivery of any annual or quarterly financial statements under Section 8.01  hereof a description in reasonable
          detail of any material variation between the application of accounting principles employed in the preparation of such statement and the application of accounting principles employed in the preparation of the next preceding annual or quarterly financial statements as to which no objection has been made in accordance with the last sentence of subsection (a) above, and reasonable estimates of the difference between such statements arising as a consequence thereof, where practicable.

               (c) To enable the ready and consistent determination of compliance with the covenants set forth in Section 8 hereof, the Company will not change the last day of its fiscal year from the Saturday closest to December 31 or the last days of the first three fiscal quarters in each of its fiscal years from the Saturday nearest to the last calendar day falling in March, June, and September, respectively.

               (d)     For the purposes of Sections 8.05(c), 8.07, 8.08 and
          8.09 hereof, the basis for testing whether a Default shall have occurred by virtue of the making of any Investment, Acquisition or Dividend Payment, or the incurrence, creation or sufferance to exist of any Indebtedness, shall be tested on a Pro Forma Basis.


                                      Section 2
                                Loans and Commitments

               2.01 Revolving Credit Commitment.

               (a)    Revolving Credit Loans.  Each Bank  severally agrees,
          on the terms of this Agreement, to make revolving loans to the Company in Dollars, at any time and from time to time during the period from and including the Effective Date to but not including the Revolving Credit Commitment Termination Date (each a
          "Revolving Loan and collectively the "Revolving Loans"); provided, however, that (i) the sum of the aggregate amount of Revolving Loans outstanding plus the aggregate amount of Competitive Bid Loans outstanding shall not exceed the Revolving Credit Commitment and (ii) with respect to each individual Bank, the Bank's pro rata share of outstanding Revolving Loans shall not exceed such Bank's Revolving Credit Commitment Percentage of the Revolving Credit Commitment. Subject to the terms of this Agreement, the Company may borrow, repay and reborrow the amount of the Revolving Credit Commitment.

               (b)  Competitive Bid Loans Subfacility.

                      (i) Competitive Bid Loans. Subject to the terms and conditions hereof, the Company may, from time to time during the period from and including the Effective Date to but not including the Revolving Credit Commitment Termination Date, request and each Bank may, in its sole discretion, agree to make Competitive Bid Loans to the Company; provided, however, that (x) the sum of the aggregate amount of Revolving Credit Loans outstanding plus the aggregate amount of Competitive Bid Loans outstanding shall not exceed the Revolving Credit Commitment and (y) if a Bank does make a Competitive Bid Loan it shall not reduce such Bank's obligation to make its pro rata share of any Revolving Credit Loan.

                      (ii) Competitive Bid Requests. The Company may solicit Competitive Bids by delivery of a Competitive Bid Request to the Agent by 12:00 noon (Charlotte, North Carolina time) on a Business Day not less than three (3) nor more than ten (10) Business Days prior to the date of a requested Competitive Bid Loan advance. A Competitive Bid Request shall specify (x) the date of the requested Competitive Bid Loan advance (which shall be a Business
               Day), (y) the amount of the requested Competitive Bid Loan advance and (z) the applicable Interest Periods requested and shall be accompanied by payment of the Competitive Bid Request Fee. The Agent shall notify the Banks of its receipt of a Competitive Bid Request and the contents thereof and invite the Banks to submit Competitive Bids in response thereto. The Company may not request a Competitive Bid for more than three different Interest Periods at a time and Competitive Bid Requests may be made no more frequently than once every ten Business Days.

                      (iii) Competitive Bid Procedure. Each Bank may, in its sole discretion, make one or more Competitive Bids to the Company in response to a Competitive Bid Request. Each Competitive Bid must be received by the Agent not later than 10:00 a.m. (Charlotte, North Carolina time) on the proposed date of a Competitive Bid Loan advance; provided, however, that should the Agent, in its capacity as a Bank, desire to submit a Competitive Bid it shall notify the Company of its Competitive Bid and the terms thereof not later than 9:30 a.m. (Charlotte, North Carolina time) on the proposed date of a Competitive Bid Loan advance. A Bank may offer to make all or part of the requested Competitive Bid Loan advance and may submit multiple Competitive Bids in response to a Competitive Bid Request. The Competitive Bid shall specify
               (1) the particular Competitive Bid Request as to which the Competitive Bid is submitted, (2) the minimum (which shall be not less than $1,000,000 and integral multiples of $500,000 in excess thereof) and maximum principal amounts of the requested Competitive Bid Loan or Loans as to which the Bank is willing to make and (3) the applicable interest rate or rates and Interest Period or Periods therefor. A Competitive Bid submitted by a Bank in accordance with the provisions hereof shall be irrevocable. The Agent shall promptly notify the Company of all Competitive Bids made and the terms thereof.

               The Agent shall send a copy of each of the Competitive Bids to the Company for its records as soon as practicable.

                      (iv) Acceptance of Competitive Bids. The Company may, in its sole and absolute discretion, subject only to the provisions of this subsection (iv), accept or refuse any Competitive Bid offered to it. To accept a Competitive Bid, the Company shall give oral notification of its acceptance of any or all such Competitive Bids to the Agent by 11:00 a.m. (Charlotte, North Carolina time) on the proposed date of a Competitive Bid Loan advance which shall be confirmed in writing by the Company by the end of the day; provided, however, (1) the failure by the Company to give timely notice of its acceptance of a Competitive Bid shall be deemed to be a refusal thereof, (2) to the extent Competitive Bids are for comparable Interest Periods, the Company may accept Competitive Bids only in ascending order of rates, (3) the aggregate amount of Competitive Bids accepted by the Company shall not exceed the principal amount specified in the Competitive Bid Request, (4) if the Company shall accept a bid or bids made at a particular
               Competitive Bid Rate, but the amount of such bid or bids shall cause the total amount of bids to be accepted by the Company to be in excess of the amount specified in the Competitive Bid Request, then the Company shall accept a portion of such bid or bids in an amount equal to the amount specified in the Competitive Bid Request less the amount of all other Competitive Bids accepted with respect to such Competitive Bid Request, which acceptance in the case of multiple bids at such Competitive Bid Rate, shall be made pro rata in accordance with the amount of each such bid at such Competitive Bid Rate and (5) no bid shall be accepted for a Competitive Bid Loan unless such Competitive Bid Loan is in a minimum principal amount of $1,000,000 and integral multiples of $500,000 in excess thereof, except that where a portion of a Competitive Bid is accepted in accordance with the provisions of subsection (4) hereof, then in a minimum principal amount of $100,000 and integral multiples thereof (but not in any event less than the minimum amount specified in the Competitive Bid), and in calculating the pro rata allocation of acceptances of portions of multiple bids at a particular Competitive Bid Rate pursuant to subsection (4) hereof, the amounts shall be rounded to integral multiples of $100,000 in a manner which shall be in the discretion of the Company. A notice of acceptance of a Competitive Bid given by the Company in accordance with the provisions hereof shall be irrevocable. The Agent shall, not later than 1:00 p.m. (Charlotte, North Carolina time) on the proposed date of a Competitive Bid Loan advance, notify each bidding Bank whether or not its Competitive Bid has been accepted (and if so, in what amount and at what Competitive Bid Rate), and each successful bidder will thereupon become bound, subject to the other applicable conditions hereof, to make the Competitive Bid Loan in respect of which its bid has been accepted.

                      (v) Funding of Competitive Bid Loans. Each Bank which is to make a Competitive Bid Loan shall make its Competitive Bid Loan advance available to the Agent by 3:00 P.M. (Charlotte, North Carolina time) on the date specified in the Competitive Bid Request by deposit in Dollars of immediately available funds at the office of the Agent in Charlotte, North Carolina, or at such other address as the Agent may designate in writing. The Agent will, upon receipt, make the proceeds of such Competitive Bid Loans available to the Company.

                      (vi) Maturity of Competitive Bid Loans. Each Competitive Bid Loan shall mature and be due and payable in full on the last day of the Interest Period applicable thereto. Unless the Company shall give notice to the Agent otherwise, or a Default or Event of Default exists and is continuing, the Company shall be deemed to have requested a Revolving Credit Loan advance in the amount of the maturing Competitive Bid Loan, accruing interest at the Base Rate, the proceeds of which will be used to repay such Competitive Bid Loan.

               (c)    Method of Borrowing for Revolving Credit Loans.

                      (i) Base Rate Revolving Loans. By no later than 11:00 a.m., Charlotte, North Carolina time, on the date of the request for the advance, the Company shall submit an Advance Request to the Agent setting forth the amount requested, the desire to have such Revolving Credit Loan accrue interest at the Base Rate and complying in all respects with Section 6 hereof.

                      (ii) Eurodollar Revolving Loans. By no later than 11:00 a.m., Charlotte, North Carolina time, three Business Days prior to the date of the request for the advance, the Company shall submit an Advance Request to the Agent setting forth the amount thereof, the desire to have such Revolving Credit Loan accrue interest at the Eurodollar Rate, the Interest Period applicable thereto and complying in all respects with Section 6 hereof.

                      (iii) Conversion and Continuation. The Company shall have the option, on any Business Day, to continue an existing Eurodollar Revolving Loan into a subsequent Interest Period, to convert a Base Rate Revolving Loan into a Eurodollar Revolving Loan or to convert a Eurodollar Revolving Loan into a Base Rate Revolving Loan; provided, however, that (i) except as provided in Section 5.03, Eurodollar Revolving Loans may be converted into Base Rate Loans only on the last day of an Interest Period applicable thereto; (ii) Eurodollar Revolving

               Loans may be continued and Base Rate Loans may be converted into Eurodollar Revolving Loans only if no Default or Event of Default is in existence on the date of extension or conversion; (iii) any continuation or conversion must comply with all requirements of this Agreement including, without limitation, the timely delivery of an Advance Request duly completed; (iv) no more than ten different Eurodollar Loans may be outstanding under this Agreement at any one time; and (v) failure by the Company to properly continue a Eurodollar Revolving Loan at the end of an Interest Period shall be deemed a conversion to a Base Rate Revolving Loan.

               (d) Funding of Revolving Loans. Upon receipt of an Advance Request for a Revolving Credit Loan, the Agent shall promptly inform the Banks as to the terms thereof. Each Bank will make its pro rata share of each Revolving Credit Loan available to the Agent by 1:00 p.m. Charlotte, North Carolina time, on the date specified in the Advance Request by deposit (in Dollars) of immediately available funds at the offices of the Agent at its principal office in Charlotte, North Carolina, or at such other address as the Agent may designate in writing. All Revolving Credit Loans shall be made by the Banks pro rata on the basis of each Bank's Revolving Credit Commitment Percentage.

               2.02  Term Loan.

                      (a) The  Term Loan.   Each Bank severally  agrees, on
               the terms and conditions of this Agreement, to make a single term loan to the Company in Dollars on the Effective Date in an amount equal to (but not exceeding) the amount of such Bank's Term Loan Commitment Percentage of the Term Loan Commitment.

                      (b)  Method of Choosing Interest Rate  under the Term
               Loan.

                           (i) Base Rate. By no later than 11:00 a.m., Charlotte, North Carolina time, on the date of the request, the Company shall provide to the Agent a Term Loan Interest Rate Request setting forth the amount of the Term Loan that it wishes to have accrue interest at the Base Rate. From that date forward, interest shall accrue on that portion of the Term Loan as set forth in the Term Loan Interest Rate Request until requested otherwise by the Company.

                           (ii)    Eurodollar  Rate.    By  no  later  than
                      11:00 a.m., Charlotte, North Carolina time, three Business Days prior to when the Company wishes to have all or a portion of the Term Loan accrue interest at the Eurodollar Rate, the Company shall provide to the Agent a Term Loan Interest Rate Request setting forth the amount of the Term Loan it wishes to have accrue interest at the Eurodollar Rate, and the Interest Period for which such rate shall be applicable; provided, however, that (A) the Company may not request all or part of the Term Loan to accrue interest at the Eurodollar Rate during the existence and continuation of a Default or Event of Default and (B) no more than ten different Eurodollar Loans may be outstanding under this Agreement at any one time. From the date three Business Days after such Term Loan Interest Rate Request is received and approved, interest shall accrue on that portion of the Term Loan for the Interest Period specified as set forth in the Term Loan Interest Rate Request.

                      (iii) Failure to Submit a Term Loan Interest Rate Request. If the Company fails to timely submit a Term Loan Interest Rate Request stating a desire to have all or a portion of the Term Loan accrue interest at the Eurodollar Rate (whether on the Effective Date or at the end of an Interest Period applicable thereto) or if the Company submits an improper Term Loan Interest Rate Request, then the Term Loan (or such portion thereof) shall accrue interest at the Base Rate until the Agent receives a proper request from the Company.

               2.03  Reductions of Revolving Credit Commitment.

               Upon at least three Business Days notice, the Company shall have the right to permanently terminate or reduce the aggregate unused amount of the Revolving Credit Commitment at any time or from time to time; provided that (i) each partial reduction shall be in an aggregate amount at least equal to $10,000,000 and in integral multiples of $1,000,000 above such amount and (ii) no reduction shall be made which would reduce the Revolving Credit Commitment to an amount less than the sum of (1) the then outstanding Revolving Credit Loans plus (2) the then outstanding Competitive Bid Loans. The Revolving Credit Commitment shall also be reduced as provided in Section 2.08(b) hereof. Any reduction in (or termination of) the Revolving Credit Commitment shall be permanent and may not be reinstated.

               2.04 Commitment Fees. The Company shall pay to the Agent for account of each Bank a commitment fee (the "Commitment Fee") on the daily average unused amount of the Revolving Credit Commitment, for the period from and including the Effective Date to but not including the Revolving Credit Commitment Termination Date, at a rate per annum equal to (A) .25% or (B) if on any Quarterly Date the Company has (1) a Leverage Ratio less than 35% or (2) attained a long term credit rating of Baa3 or better from Moody's Investors Services, Inc. or BBB- or better from Standard and Poor's Corporation, then .20% or (C) notwithstanding whether the Company has met  the requirements of (B)(1) or  (B)(2) above,
          if on any Quarterly Date subsequent to the Quarterly Date nearest March, 1997, the ratio of Senior Debt at such time to Capital at such time is greater than 45%, then .375%. For the purpose of calculating the Commitment Fee, the amount outstanding as
          Competitive Bid Loans shall not be included in the amount used under the Revolving Credit Commitment (notwithstanding the fact that the amount of Competitive Bid Loans outstanding reduces availability under the Revolving Credit Commitment). The applicable Commitment Fee percentage shall be determined on each Quarterly Payment Date for the preceding Quarterly Period. The Commitment Fee shall be payable in arrears on each Quarterly
          Payment Date, on the date of any reduction in the Revolving Credit Commitment and on the Revolving Credit Commitment Termination Date.

               2.05 Lending Offices. The Loans of each type made by each Bank shall be made and maintained at such Bank's Applicable Lending Office for Loans of such type.

               2.06 Several Obligations; Remedies Independent. The failure of any Bank to make any Loan to be made by it on the date specified therefor shall not relieve any other Bank of its obligation to make its Loan on such date, but neither any Bank nor the Agent shall be responsible for the failure of any other Bank to make a Loan to be made by such other Bank. The amounts payable by the Company at any time hereunder and under the Notes to each Bank shall be a separate and independent debt and, subject to the terms of this Agreement, each Bank shall be entitled to protect and enforce its rights arising out of this Agreement and the Notes, and it shall not be necessary for any other Bank or the Agent to consent to, or be joined as an additional party in, any proceedings for such purposes.

               2.07  Notes.

               (a) Revolving Notes. The Revolving Credit Loans made by the Banks shall be evidenced by a single promissory note of the Company to each Bank in substantially the form of Exhibit A-1 hereto (the "Revolving Credit Loan Note"), dated the Effective Date, payable to such Bank in a principal amount equal to the amount of its Revolving Credit Commitment as originally in effect. The date, amount, type, interest rate and duration of Interest Period (if applicable) of each Revolving Credit Loan made by each Bank to the Company, and each payment made on account of the principal thereof, shall be recorded by such Bank on its books and, prior to any transfer of the Revolving Credit Loan Note held by it, endorsed by such Bank on the schedule attached to such Note or any continuation thereof; provided that the failure of such Bank to make any such recordation or endorsement shall not affect the obligations of the Company to make a payment when due of any amount owing hereunder or under such Note in respect of the Loans to be evidenced by such

          Note, and each such recordation or endorsement shall be conclusive and binding absent manifest error.

               (b)   Term Notes.  The Term Loan  made by the Banks shall be
          evidenced by a single promissory note of the Company to each Bank in substantially the form of Exhibit A-2 hereto (the "Term Loan Note"), dated the Effective Date, payable to such Bank in a principal amount equal to the amount of its Term Loan Commitment and otherwise duly completed. The amount, type, interest rate and duration of Interest Period (if applicable) of the portion of the Term Loan made by each Bank to the Company, and each payment made on account of the principal thereof, shall be recorded by such Bank on its books and, prior to any transfer of the Term Loan Note held by it, endorsed by such Bank on the schedule attached to such Note or any continuation thereof; provided that the failure of such Bank to make any such recordation or endorsement shall not affect the obligations of the Company to make a payment when due of any amount owing hereunder or under such Note in respect of the Loan to be evidenced by such Note, and each such recordation or endorsement shall be conclusive and binding absent manifest error.

               (c) Competitive Bid Notes. The Competitive Bid Loans made by a Bank shall be evidenced by a single promissory note of the Company to each Bank in substantially the form of Exhibit A-3 hereto (the "Competitive Bid Loan Note"), dated the Effective Date, payable to such Bank in a principal amount equal to the amount of the Revolving Credit Commitment and otherwise duly completed. The amount, type, interest rate and duration of Interest Period of each Competitive Bid Loan made by each Bank to the Company, and each payment made on account of the principal thereof, shall be recorded by such Bank on its books and, prior to any transfer of the Competitive Bid Loan Note held by it, endorsed by such Bank on the schedule attached to such Note or any continuation thereof; provided that the failure of such Bank to make any such recordation or endorsement shall not affect the obligations of the Company to make a payment when due of any amount owing hereunder or under such Note in respect of the Loans to be evidenced by such Note, and each such recordation or endorsement shall be conclusive and binding absent manifest error.

               (d) Exchange of Notes. No Bank shall be entitled to have any of its Notes subdivided, by exchange for promissory notes of lesser denominations or otherwise, except in connection with a permitted assignment of all or any portion of such Bank's Commitment, Loans and Notes pursuant to Section 12.06(b) hereof.

               2.08  Prepayments.

               (a) Voluntary Prepayments. Subject to Section 4.04 hereof, and upon at least three Business Days notice, the Company shall have the right to prepay Loans; provided that Eurodollar Loans may be prepaid only on the last day of an Interest Period for such

          Loans. Voluntary prepayments of the Loans shall be applied as the Company shall direct; provided that prepayments of the Term Loans shall be applied pro rata in accordance with the then outstanding principal amount (i.e. applied pro-rata to the remaining installments including the final installment due on the Term Loan Maturity Date).

               (b)  Mandatory Prepayments.

                      (i) Recapture. Forty five days after each Quarterly Date, the Company shall prepay the principal amount of the Loans in an amount equal to (A) all cash Net Proceeds received by the Company on or after January 2, 1994 from an Equity Issuance or a Debt Issuance that are not otherwise paid to the Banks pursuant to Section 2.08(b)(iii) plus (B) all Net Proceeds received by the Company from Dispositions made on or after January 2, 1994 but prior to 180 days from the most recent preceding Quarterly Date minus (C) all amounts reinvested by the Company on or after January 2, 1994 in either Acquisitions or capital expenditures plus (D) all Dividend Payments made by the Company on or after January 2, 1994 to the extent any such Dividend Payments are either a special or non recurring Dividend Payment or exceed by 50% the Company's regularly scheduled Dividend Payment as at the most recent preceding scheduled dividend payment date (a "Special Dividend Payment") minus (E) 15% of Total Tangible Assets as at the most recent preceding Quarterly Date minus (F) all amounts previously paid to the Banks pursuant to this Section 2.08(b)(i); provided, that any amount less than $2,000,000 need not be paid at that time.

                      (ii) Overadvance. If, at any time, the sum of Revolving Credit Loans outstanding plus Competitive Bid Loans outstanding exceeds the Revolving Credit Commitment, then the Company shall immediately make a payment in the amount of the deficiency.

                      (iii) Senior Debt to Capital. If, at the end of any month, the ratio of Senior Debt at such time to Capital at such time is greater than 45%, all cash Net Proceeds from
               (A) an Equity Issuance or (B) a Debt Issuance by the Company shall be paid by the Company to the Banks to the extent necessary to reduce the ratio of Senior Debt at such time to Capital at such time to 45%.

                      Mandatory prepayments  shall be applied:   first, (A)
               if pursuant  to  subsection  (i)  above,  pro  rata  to  the remaining installments of the Term Loan on the basis provided in Section 2.08(a) hereof, or (B) if pursuant to Subsection (iii) above, to the remaining installments of the Term Loan in the inverse order of maturity; second, to the Revolving Credit Loans; provided that, upon any such prepayment of the Revolving

               Credit Loans under Subsection (i) or (iii) above, the Revolving Credit Commitment shall automatically be reduced on such date by the amount of such prepayment and, if the amount available for prepayment as aforesaid exceeds the amount of Revolving Credit Loans outstanding on such date, the Revolving Credit Commitment shall be further reduced on such date by such excess amount; and third, if the Term Loan is paid in full and the Revolving Credit Commitment has been reduced to zero, to the Competitive Bid Loans on a pro rata basis to each Bank holding Competitive Bid Loans.


                                      Section 3
                          Payments of Principal and Interest

               3.01  Repayment of Loans.

                      (a) Revolving Loans and Competitive Bid Loans. On the Revolving Credit Commitment Termination Date, the entire outstanding principal balance of Revolving Loans and
               Competitive Bid Loans, together with accrued but unpaid interest and all other sums owing thereon, shall be due and payable in full.

                      (b) Term Loan. Principal outstanding under the Term Loan shall be paid in equal quarterly installments of $3,750,000 each, the first such payment being due and payable on the Quarterly Date nearest March 1997 and continuing on each Quarterly Date thereafter until the Term Loan Maturity Date. On the Term Loan Maturity Date, all remaining outstanding principal under the Term Loan, plus accrued but unpaid interest and all other sums owing thereon, shall be due and payable in full.

               3.02  Interest.

                      (a) Interest Payments. The Company will pay to the Agent, for the account of each Bank, interest on the unpaid principal amount of each Loan for the period from and including the date of such Loan to but excluding the date such Loan shall be paid in full, at the following rates per annum:

                           (i) Base Rate Loans. All Base Rate Loans shall accrue interest at the Base Rate (as in effect from time to time);

                           (ii)   Eurodollar Loans.   All Eurodollar  Loans
                      shall accrue interest at the Eurodollar Rate for the applicable Interest Period; and

                           (iii)   Competitive Bid Loans.   All Competitive
                      Bid Loans  shall accrue  interest  at the  applicable

                      Competitive Bid Rate with respect to each Competitive Bid Loan.

                      Notwithstanding  the foregoing, the  Company will pay
               to the Agent, for the account of each Bank, interest at the applicable Post-Default Rate on any principal of any Loan made by such Bank, and (to the fullest extent permitted by law) on any other amount payable by the Company hereunder or under the Notes held by such Bank to or for account of such Bank, which shall not be paid in full when due (whether at stated maturity, by acceleration or otherwise), for the period from and including the due date thereof to but excluding the date the same is paid in full.

                      Promptly after the determination of any interest rate
               provided for herein or any change therein, the Agent shall give notice thereof to the Banks to which such interest is payable and to the Company. Anything in this Agreement to the contrary notwithstanding, the rate of interest on any Loan or on the Loans shall not exceed the maximum rate permitted by applicable law.

                      (b) Interest Payment Dates. Accrued interest on each Loan shall be payable (each referred to herein as an "Interest Payment Date") (i) in the case of a Base Rate Loan, quarterly on the first Business Day following each Quarterly Date, (ii) in the case of a Eurodollar Loan, on the last day of each Interest Period therefor and, if such Interest Period is longer than three months, at three-month intervals, following the first day of such Interest Period,
               (iii) in the case of a Competitive Bid Loan, on the last day of the Interest Period for such Competitive Bid Loan and
               (iv) in the case of any Loan, upon the payment or prepayment thereof or the conversion of such Loan to a Loan of another type (but only on the principal amount so paid, prepaid or converted), except that (A) interest payable at the Post-Default Rate shall be payable from time to time on demand and (B) interest on any Eurodollar Loan that is converted into a Base Rate Loan pursuant to Section 5.04 hereof shall be payable on the date of conversion (but only to the extent so converted).

                                      Section 4
                   Payments; Pro Rata Treatment; Computations; Etc.

               4.01  Payments.

               (a) Except to the extent otherwise provided herein, all payments of principal, interest and other amounts to be made by the Company under this Agreement and the Notes shall be made in Dollars, in immediately available funds, without deduction, set-off or counterclaim, to the Agent not later than 11:00 a.m. Charlotte, North Carolina time on the date on which such payment shall become due (each such payment made after such time on such due date to be deemed to have been made on the next succeeding Business Day).

               (b) Unless this Agreement specifies otherwise, the Company shall, at the time of making each payment under this Agreement or any Note, specify to the Agent the Loans or other amounts payable by the Company hereunder to which such payment is to be applied (and in the event that it fails to so specify, or if an Event of Default has occurred and is continuing, the Agent may distribute such payment to the Banks in such manner as it or the Majority Banks may determine to be appropriate, subject to Section 4.02 hereof).

               (c) Each payment received by the Agent under this Agreement or any Note for account of a Bank shall be paid promptly (and if received by the time set forth in (a) above on the same Business
          Day) to such Bank, in immediately available funds, for account of such Bank's Applicable Lending Office for the Loan in respect of which such payment is made.

               (d) If the due date of any payment under this Agreement or any Note would otherwise fall on a day which is not a Business Day such date shall be extended to the next succeeding Business Day and interest shall be payable for any principal so extended for the period of such extension (except that in the case of a payment where the next succeeding Business Day falls in the next succeeding calendar month, then on the next preceding day).

               4.02 Pro Rata Treatment. (a) each borrowing from the Banks under Sections 2.01(a) and 2.02(a) hereof shall be made pro rata from the Banks, each payment of Commitment Fees under Section
          2.04 hereof shall be made pro rata for the account of the Banks, and each termination or reduction of the amount of the Revolving Credit Commitment under Sections 2.03 or 2.08(b) hereof shall be applied to the Revolving Credit Commitment pro rata according to the Revolving Credit Commitment Percentages of each Bank; (b) the making, conversion and continuation of Revolving Credit Loans and the making of the Term Loan and the allocation of interest rate options thereunder (other than as provided for by Section 5.04 hereof) shall be made pro rata among the Banks according to the amounts of their respective Revolving and Term Commitment
          Percentages; (c) each payment or prepayment of principal of Revolving Credit Loans and the Term Loan by the Company shall be made for the account of the Banks pro rata in accordance with the respective unpaid principal amounts of such Loans held by the Banks; and (d) each payment of interest on Revolving Credit Loans and the Term Loan by the Company shall be made for the account of the Banks pro rata in accordance with the amounts of interest due and payable on such Loans to the respective Banks.

               4.03 Computations. (a) Interest on Eurodollar Loans, Competitive Bid Loans, the Commitment Fee and on all other amounts owing by the Company (other than Base Rate Loans) shall be computed on the basis of a year of 360 days and actual days elapsed (including the first day but excluding the last day) occurring in the period for which payable and (b) interest on Base Rate Loans shall be computed on the basis of a year of 365 or 366 days, as the case may be, and actual days elapsed (including the first day but excluding the last day) occurring in the period for which payable.

               4.04 Minimum Amounts. Except for conversions or prepayments made pursuant to Section 5.04 hereof, each borrowing, conversion or prepayment of principal of Loans shall be in an amount equal to at least (a) in the case of Base Rate Loans, $250,000, (b) in the case of Eurodollar Loans, $5,000,000 (or, in the case of any prepayment, $1,000,000; provided that any prepayment of a Eurodollar Loan is subject to Section 5.05) and in integral multiples of $1,000,000 in excess of such amounts and
          (c) in the case of Competitive Bid Loans, $5,000,000 (in the aggregate per Competitive Bid Request) and in integral multiples of $1,000,000 in excess of such amount. Each borrowing, prepayment or conversion of or into Loans of different types or, if applicable, having different Interest Periods, shall be deemed to be different borrowings, prepayments or conversions for the purposes of the foregoing.

               Anything in this Agreement to the contrary notwithstanding, the aggregate principal amount of Eurodollar Loans having the same Interest Period shall be at least equal to $5,000,000 and, if any Eurodollar Loans would otherwise be in a lesser principal amount for any period, such Loans shall be Base Rate Loans during such period.

               4.05 Non-Receipt of Funds by the Agent. Unless the Agent shall have been notified by a Bank or the Company (the "Payor") prior to the date on which the Payor is scheduled to make payment to the Agent of (in the case of a Bank) the proceeds of a Loan to be made by it hereunder or (in the case of the Company) a payment to the Agent for account of one or more of the Banks hereunder (such payment being herein called the "Required Payment"), which notice shall be effective upon receipt, that the Payor does not intend to make the Required Payment to the Agent, the Agent may assume that the Required Payment has been made and may, in reliance upon such assumption (but shall not be required to), make the amount thereof available to the intended recipient(s) on such date and, if the Payor has not in fact made the Required Payment to the Agent, the recipient(s) of such payment shall, on demand, repay to the Agent the amount so made available together with interest thereon in respect of each day during the period commencing on the date such amount was so made available by the Agent until the date the Agent recovers such amount at a rate per annum equal to the Federal Funds Rate for such day and, if such recipient(s) shall fail promptly to make such payment, the Agent shall be entitled to recover such amount, on demand, from the Payor, together with interest as aforesaid.

               4.06  Sharing of Payments, Etc..

               (a) Each Obligor agrees that, in addition to (and without limitation of) any right of set-off, bankers' lien or counterclaim a Bank may otherwise have, each Bank shall be entitled, at its option, to offset balances held by it for account of such Obligor at any of its offices, in Dollars or in any other currency, against any principal of or interest on any Loans, or any other amount payable to such Bank hereunder, which is not paid when due (regardless of whether such balances are then due to such Obligor), in which case it shall promptly notify the Company, such Obligor and the Agent thereof; provided that such Bank's failure to give such notice shall not affect the validity thereof.


               (b) If any Bank shall obtain payment of any principal of or interest on any Loan through the exercise of any right of set-off, banker's lien or counterclaim or similar right or otherwise, and, as a result of such payment, such Bank shall have received a greater percentage of the principal or interest then due hereunder to such Bank on such Loans than the percentage received by any other Banks, it shall promptly purchase from such other Banks participations in (or, if and to the extent specified by such Bank, direct interests in) the Loans made by such other Banks (or in interest due thereon, as the case may be) in such amounts, and make such other adjustments from time to time as shall be equitable, to the end that all the Banks shall share the benefit of such excess payment (net of any expenses which may be incurred by such Bank in obtaining or preserving such excess payment) pro rata in accordance with the unpaid principal and/or interest on the Loans held by each of the Banks. To such end all the Banks shall make appropriate adjustments among themselves (by the resale of participations sold or otherwise) if such payment is rescinded or must otherwise be restored.

               (c) Each Obligor agrees that any Bank so purchasing a participation (or direct interest) in the Loans made by other Banks (or in interest due thereon, as the case may be) may exercise all rights of set-off, bankers' lien, counterclaim or similar rights with respect to such participation as fully as if such Bank were a direct holder of Loans in the amount of such participation.

               (d) Nothing contained herein shall require any Bank to exercise any such right or shall affect the right of any Bank to exercise, and retain the benefits of exercising, any such right with respect to any other indebtedness or obligation of any Obligor. If, under any applicable bankruptcy, insolvency or other similar law, any Bank receives a secured claim in lieu of a set-off to which this Section 4.06 applies, such Bank shall, to the extent practicable, exercise its rights in respect of such secured claim in a manner consistent with the rights of the Banks entitled under this Section 4.06 to share in the benefits of any recovery on such secured claim.

               4.07  Tax Liabilities.

               (a) Any and all payments by the Company hereunder or under any of the Basic Documents shall be made, in accordance with the terms hereof and thereof, free and clear of and without deduction for any and all present or future taxes, levies, imposts, deductions, charges or withholdings, and all liabilities with respect thereto ("Taxes"). If the Company shall be required by law to deduct any Taxes from or in respect of any sum payable hereunder to any Bank, (i) the sum payable shall be increased as may be necessary so that after making all required deductions (including deductions applicable to additional sums payable under this Section 4.07) such Bank receives an amount equal to the sum it would have received had no such deductions been made, (ii) the Company shall make such deductions, (iii) the Company shall pay the full amount deducted to the relevant Governmental Authority in accordance with applicable law, and (iv) the Company shall deliver to such Bank evidence of such payment to the relevant taxation authority or other authority.

               (b) In addition, the Company agrees to pay, upon notice from a Bank and prior to the date when penalties attach thereto, all present or future stamp or documentary taxes or any other excise or property taxes, charges or similar levies of the United States or any state or political subdivision thereof or any applicable foreign jurisdiction that arise from any payment made hereunder or from the execution, delivery or registration of, or otherwise with respect to, this Agreement.

                                      Section 5
                           Yield Protection and Illegality

               5.01  Additional Costs.

               (a) The Company shall pay directly to each Bank from time to time such amounts as such Bank may determine to be necessary to compensate it for any costs which such Bank determines are attributable to its making of or maintaining any Eurodollar Loans or its obligation to make any Eurodollar Loans hereunder, or any reduction in any amount receivable by such Bank hereunder in respect of any of such Loans or such obligation (such increases in costs and reductions in amounts receivable being herein called "Additional Costs"), resulting from any Regulatory Change which:

                      (i) changes the basis of taxation of any amounts payable to such Bank under this Agreement or its Notes in respect of any of such Loans (other than taxes imposed on or measured by the overall net income of such Bank or of its Applicable Lending Office for any of such Loans by the jurisdiction in which such Bank has its principal office or such Applicable Lending Office); or

                      (ii) imposes or modifies any reserve, special deposit or similar requirements (other than the Reserve Requirement utilized in the determination of the Fixed Rate for such Loan) relating to any extensions of credit or other assets of, or any deposits with or other liabilities of, such Bank (including any of such Loans or any deposits referred to in the definition of "Fixed Base Rate" in
               Section 1.01 hereof), or any commitment of such Bank hereunder; or


                      (iii) imposes any other condition affecting this Agreement or its Notes (or any of such extensions of credit or liabilities) or the Commitment.

          If any  Bank requests compensation  from the  Company under  this
          Section 5.01(a), the Company may, by notice to such Bank (with a copy to the Agent), suspend the obligation of such Bank to make or continue Loans of the type with respect to which such compensation is requested, or to convert Loans of any other type into Loans of such type, until the Regulatory Change giving rise to such request ceases to be in effect (in which case the provisions of Section 5.04 hereof shall be applicable).

               (b)   Without  limiting  the  effect of  the  provisions  of
          Section 5.01(a) hereof, in the event that, by reason of any Regulatory Change, any Bank either (i) incurs Additional Costs based on or measured by the excess above a specified level of the amount of a category of deposits or other liabilities of such Bank which includes deposits by reference to which the interest rate on Eurodollar Loans is determined as provided in this Agreement or a category of extensions of credit or other assets of such Bank which includes Eurodollar Loans or (ii) becomes subject to restrictions on the amount of such a category of liabilities or assets which it may hold, then, if such Bank so elects by notice to the Company (with a copy to the Agent), the obligation of such Bank to make or continue, or to convert Loans of any other type into, Loans of such type hereunder shall be suspended until such Regulatory Change ceases to be in effect (in which case the provisions of Section 5.04 hereof shall be applicable).

               (c) Without limiting the effect of the foregoing provisions of this Section 5.01 (but without duplication), the Company shall pay directly to each Bank from time to time on request such amounts as such Bank may determine to be necessary to compensate such Bank for any costs which it determines are attributable to the maintenance by such Bank (or any Applicable Lending Office), pursuant to any law or regulation or any interpretation, directive or request (whether or not having the force of law) of any court or governmental or monetary authority following any Regulatory Change, or pursuant to any risk-based capital guideline or other requirement (whether or not having the force of law and whether or not the failure to comply therewith would be unlawful) heretofore or hereafter issued by any government or governmental or supervisory authority, including any implementing
          at the national level of the Basle Accord, including, without limitation, (i) the Final Risk-Based Capital Guidelines of the Board of Governors of the Federal Reserve System (12 CFR Part 208, Appendix A; 12 CFR Part 225, Appendix A), (ii) the Final Risk-Based Capital Guidelines of the Office of the Comptroller of the Currency (12 CFR Part 3, Appendix A) and (iii) the Final Risk-Based Capital Guidelines of the Federal Deposit Insurance Corporation (12 CFR Part 325)), of capital in respect of its Commitments or Loans (such compensation to include, without limitation, an amount equal to any reduction of the rate of return on assets or equity of such Bank (or any Applicable Lending Office) to a level below that which such Bank (or any Applicable Lending office) could have achieved but for such law, regulation, interpretation, directive or request). For purposes of this Section 5.01(c), "Basle Accord" shall mean the proposals for risk-based capital framework described by the Basle Committee on Banking Regulations and Supervisory Practices in its paper entitled "International Convergence of Capital Measurement and Capital Standards" dated July 1988, as amended, modified and supplemented and in effect from time to time or any replacement thereof.

               (d) Each Bank will notify the Company (with a copy to the Agent) of any event occurring after the date of this Agreement that will entitle such Bank to compensation under paragraph (a) or (c) of this Section 5.01 as promptly as practicable, but in any event within 60 days, after such Bank obtains actual knowledge thereof; provided that if any Bank fails to give such notice within 60 days after it obtains actual knowledge of such an event, such Bank shall, with respect to compensation payable pursuant to this Section 5.01 in respect of any costs resulting from such event, only be entitled to payment under this Section
          5.01 for costs incurred from and after the date 60 days prior to the date that such Bank does give such notice; and provided, further, that each Bank will designate a different Applicable Lending Office for the Loans of such Bank affected by such event if such designation will avoid the need for, or reduce the amount of, such compensation and will not, in the sole opinion of such Bank, be disadvantageous to such Bank, except that such Bank shall have no obligation to designate an Applicable Lending Office located in the United States of America. Each Bank will furnish to the Company a certificate setting forth the basis and amount of each request by such Bank for compensation under paragraph (a) or (c) of this Section 5.01. Determinations and allocations by any Bank for purposes of this Section 5.01 of the effect of any Regulatory Change pursuant to Section 5.01(a) or
          (b)  hereof, or of the  effect of capital  maintained pursuant to
          Section 5.01(c) hereof, on its costs or rate of return of maintaining Loans or its obligation to make Loans, or on amounts receivable by it in respect of Loans, and of the amounts required to compensate such Bank under this Section 5.01, shall be conclusive, provided that such determinations and allocations are made on a reasonable basis.

               5.02 Limitation on Types of Loans. Anything herein to the contrary notwithstanding, if, on or prior to the determination of any Fixed Base Rate for any Interest Period:

                      (a) the Agent determines (which determination shall be conclusive) that quotations of interest rates for the relevant deposits referred to in the definition of "Fixed Base Rate" in Section 1.01 hereof are not being provided in the relevant amounts or for the relevant maturities for purposes of determining rates of interest for Eurodollar Loans as provided herein; or

                      (b) the Majority Banks determine (which determination shall be conclusive) and notify the Agent that the relevant rates of interest referred to in the definition of "Fixed Base Rate" in Section 1.01 hereof upon the basis of which the rate of interest for Eurodollar Loans for such Interest Period is to be determined are not likely adequately to cover the cost to such Banks of making or maintaining such type of Loans for such Interest Period;

          then the Agent shall give the Company and each Bank prompt notice thereof, and so long as such condition remains in effect, the Banks shall be under no obligation to make additional Loans of such type, to continue Loans of such type or to convert Loans of any other type into Loans of such type and the Company shall, on the last day(s) of the then current Interest Period(s) for the outstanding Loans of such type, either prepay such Loans or convert such Loans into Base Rate Loans.

               5.03 Illegality. Notwithstanding any other provision of this Agreement, in the event that it becomes unlawful for any Bank or its Applicable Lending Office to honor its obligation to make or maintain Eurodollar Loans hereunder, then such Bank shall promptly notify the Company thereof (with a copy to the Agent) and such Bank's obligation to make or continue, or to convert Loans of any other type into, Eurodollar Loans shall be suspended until such time as such Bank may again make and maintain
          Eurodollar Loans (in which case the provisions of Section 5.04 hereof shall be applicable).

               5.04 Treatment of Affected Loans. If the obligation of any Bank to make or continue, or to convert Loans of any other type into, Loans of a particular type is suspended pursuant to Section
          5.01 or 5.03 hereof (Loans of such type being herein called "Affected Loans" and such type being herein called the "Affected Type"), such Bank's Affected Loans shall be automatically converted into Base Rate Loans on the last day(s) of the then current Interest Period(s) for the Affected Loans (or, in the case of a conversion required by Section 5.01(b) or 5.03 hereof, on such earlier date as such Bank may specify to the Company with a copy to the Agent) and, unless and until such Bank gives notice as provided below that the circumstances specified in Section 5.01 or 5.03 hereof which gave rise to such conversion no longer exist:


                      (a) to the extent that such Bank's Affected Loans have been so converted, all payments and prepayments of principal which would otherwise be applied to such Bank's Affected Loans shall be applied instead to its Base Rate Loans; and

                      (b) all Loans which would otherwise be made or continued by such Bank as Loans of the Affected Type shall be made or continued instead as Base Rate Loans and all Loans of such Bank which would otherwise be converted into Loans of the Affected Type shall be converted instead into (or shall remain as) Base Rate Loans.

          If such Bank gives notice to the Company (with a copy to the Agent) that the circumstances specified in Section 5.01 or 5.03 hereof which gave rise to the conversion of such Bank's Affected Loans pursuant to this Section 5.04 no longer exist (which such Bank agrees to do promptly upon such circumstances ceasing to exist) at a time when Loans of the Affected Type are outstanding, such Bank's Base Rate Loans shall be automatically converted, on the first day(s) of the next succeeding Interest Period(s) for such outstanding Loans of the Affected Type, to the extent necessary so that, after giving effect thereto, all Loans held by the Banks holding Loans of the Affected Type and by such Bank are held pro rata (as to principal amounts, types and Interest Periods) in accordance with their respective commitments.

               5.05 Compensation. The Company shall pay to the Agent for account of each Bank, upon the request of such Bank through the Agent, such amount or amounts as shall be sufficient (in the reasonable opinion of such Bank) to compensate it for any loss, cost or expense which such Bank determines are attributable to:

                      (a) any payment, prepayment or conversion of a Eurodollar Loan made by such Bank for any reason (including, without limitation, any mandatory prepayment pursuant to
               Section 2.08 hereof or the acceleration of the Loans pursuant to Section 9 hereof) on a date other than the last day of the Interest Period for such Loan; or

                      (b) any failure by the Company for any reason (including, without limitation, the failure of any of the conditions precedent specified in Section 6 hereof to be satisfied) to borrow a Eurodollar Loan from such Bank, or make a conversion into a Eurodollar Loan of such Bank on the date for such borrowing or conversion specified in the relevant notice of borrowing or conversion given pursuant to
               Section 2.01 or 2.02 hereof, as the case may be.

          Without limiting the effect of the preceding sentence, such compensation shall include an amount equal to the excess, if any, of (i) the amount of interest which otherwise would have accrued on the principal amount so paid, prepaid or converted or not borrowed for the period from the date of such payment, prepayment, conversion or failure to borrow to the last day of the then current Interest Period for such Loan (or, in the case of a failure to borrow, the Interest Period for such Loan which would have commenced on the date specified for such borrowing) at the applicable rate of interest for such Loan provided for herein over (ii) the interest component of the amount such Bank would have bid in the London interbank market for Dollar deposits of leading banks in amounts comparable to such principal amount and with maturities comparable to such period (as reasonably determined by such Bank).

               5.06 Replacement of Bank in Event of Adverse Condition. In the event the Company becomes obligated to pay additional amounts to any Bank pursuant to Section 5.01 hereof as a result of any condition described in such Section or in the event that any Bank gives notice of an election to suspend its obligation to make Eurodollar Loans pursuant to Section 5.01 or 5.03 hereof, then, unless a Default or Event of Default shall have occurred and be continuing or such Bank has theretofore taken steps to remove or cure, and has removed or cured, the conditions creating the cause for such obligation to pay such additional amounts, or has revoked such election, as the case may be, the Company may designate another bank (such bank being herein called a "Replacement Bank") acceptable to the Agent (which acceptance will not be unreasonably withheld) to assume such Bank's Commitments hereunder and to purchase the Loans and Notes of such Bank and such Bank's rights hereunder, without recourse to or representation or warranty (except for its own acts) by, or expense to, such Bank for a purchase price equal to the outstanding principal amount of the Loans and Notes payable to such Bank plus any accrued but unpaid interest on such Loans and Notes and accrued but unpaid Commitment Fees in respect of such Bank's Commitment Percentages, and upon such assumption and purchase and subject to the execution and delivery to the Agent by the Replacement Bank of documentation satisfactory to the Agent (pursuant to which such Replacement Bank shall assume the obligations of such original Bank under this Agreement), the Replacement Bank shall succeed to the rights and obligations of such Bank hereunder and such Bank shall no longer be a party hereto or have any rights hereunder (provided that the obligations of the Company under Section 5.01 accrued prior to such replacement and under Section 12.03 hereof shall survive such replacement).

                                      Section 6
                                 Conditions Precedent

               6.01 Conditions to Making Initial Loans. The obligation of any Bank to make its initial Loans hereunder is subject to the satisfaction of each of the following conditions (including, without limitation, that each document to be delivered under this
          Section 6.01 shall be in form and substance satisfactory to the Banks):

                      (a) Corporate Action. The Agent shall have received certified copies of the charter and by-laws of each Obligor and of all corporate action taken by each Obligor approving each of the Basic Documents to which such Obligor is a party and approving borrowings by the Company hereunder (including, without limitation, a certificate setting forth the resolutions of the Board of Directors of each Obligor adopted in respect of the transactions contemplated by such Basic Documents).

                      (b) Good Standing. The Agent shall have received copies of certificates of good standing, existence or its equivalent with respect to each Obligor as of recent date by the appropriate government authorities of the state of incorporation of each Obligor.

                      (c) Officer's Certificate. The Agent shall have received a certificate, dated the Effective Date, of a senior officer of the Company to the effect set forth in the first sentence of Section 6.02 hereof.

                      (d) Opinion of Counsel to the Obligers. The Agent shall have received an opinion of Petree Stockton, L.L.P. counsel to the Obligors, substantially in the form of Exhibit B hereto.

                      (e) This Agreement. The Agent shall have received copies of this Agreement duly executed by each of the parties hereto and dated the Effective Date.

                      (f) Notes. The Agent shall have received the Notes for each Bank, duly completed, executed and dated the Effective Date.

                      (g)  Pledge  Agreements.     The  Agent  shall   have
               received each of the Pledge Agreements, duly executed and dated as of the Effective Date.

                      (h)   Pledged Stock.   The Agent shall  have received
               from each Pledgor the certificates evidencing the Pledged Stock identified on Schedule 1 to each of the Pledge Agreements, together with stock powers from each Pledgor, undated and duly executed in blank in respect of such Pledged Stock.

                      (i)  Fees.   The  Agent shall have  received (i)  for
               each  Bank, a  closing  fee equal  to  (A) for  Banks  whose

               Initial Commitment is $25,000,000 or more, .15% of the amount of such Bank's aggregate commitment hereunder (B) for Banks whose Initial Commitment is less than $25,000,000, .075% of the amount of such Bank's aggregate commitment hereunder and (ii) for the Agent, a structuring fee as agreed to between the Company and Agent.

                      (j) Expenses. The Agent shall have received evidence (including, without limitation, payment instructions given by the Company) satisfactory to it that the fees and expenses referred to in Section 12.03 hereof (including, without limitation, the fees and expenses of counsel to the Agent), to the extent due and payable on the Effective Date, have been paid in full.

                      (k) Use of Proceeds. The Agent shall receive evidence that proceeds from the Term Loan and from any borrowing of a Revolving Credit Loan or a Competitive Bid Loan will be used to pay in full all amounts owing (i) under the Existing Credit Agreement, (ii) by the Company to PNC Bank, National Association, (iii) by the Company to The Chase Manhattan Bank (National Association) and (iv) by the Company to ABN AMRO Bank N.V.

                      (l) Existing Credit Agreement Indebtedness; Releases. The Chase Manhattan Bank (National Association), as agent under the Existing Credit Agreement, shall have received (i) the aggregate principal amount of all "Revolving Credit Loans" and the "Term Loans" outstanding under the Existing Credit Agreement, (ii) all unpaid and accrued interest thereon and (iii) all other fees and amounts, if any, owing under the Existing Credit Agreement. The Chase Manhattan Bank (National Association) shall have tendered for delivery to the Company all instruments and certificates pledged to it securing such Indebtedness. The Banks, to the extent they are a party to the Existing Credit Agreement, hereby authorize and direct The Chase Manhattan Bank (National Association) to execute and deliver to the Company take the action described in this clause (l).

                      (m) Financial Information and Due Diligence. The Agent shall have received and reviewed to its satisfaction all financial information delivered by the Company to the Agent and completed such other due diligence regarding the Company and the other Obligors as deemed necessary by the Agent.

                      (n) No Material Adverse Change. No material adverse change shall have occurred in the business or financial condition of the Company or the other Obligors since the audited consolidated financial statements dated January 1, 1994 and the unaudited financial statements dated July 2, 1994.

                      (o) Financial and Capital Markets. There shall have occurred no material changes, as determined by the Agent in its sole discretion, in the financial or capital markets.

                      (p)  Insurance.    The  Company shall  have  provided
               evidence of insurance coverage as required by Section 8.04 hereof.

                      (q)  Other Documents.   The Agent shall have received
               such other documents relating to the transactions contemplated hereby as the Agent or any Bank or counsel to the Agent may reasonably request.

               6.02 Initial and Subsequent Loans. The obligation of the Banks to make any Loan to the Company upon the occasion of each borrowing hereunder (including the initial borrowing) is subject to the further conditions precedent that, (a) both immediately prior to such Loan and also after giving effect thereto no Default or Event of Default shall have occurred and be continuing
          (b) the Company shall have complied with all of the terms of this Agreement including, but not limited to, Sections 2.01, 2.02 and
          4.04 hereof and (c) the representations and warranties made by the Company and each Obligor in Sections 7.01 through 7.11, inclusive shall be true and complete on and as of the date of the making of such Loan with the same force and effect as if made on and as of such date. Each request for a borrowing by the Company hereunder shall constitute a certification by the Company to the effect set forth in the preceding sentence (both as of the date of such notice and, unless the Company otherwise notifies the Agent prior to the date of such borrowing, as of the date of such borrowing).


                                      Section 7
                            Representations and Warranties

               The Company and the Guarantors each jointly and severally represents and warrants to the Banks that:

               7.01    Corporate Existence.    The Company  and  each other
          Obligor: (a) is a corporation duly organized and validly existing under the laws of the jurisdiction of its incorporation; (b) has all requisite corporate power, and has all material governmental licenses, authorizations, consents and approvals necessary to own its assets and carry on its business as now being or as proposed to be conducted; and (c) is qualified to do business in all jurisdictions in which the nature of the business conducted by it makes such qualification necessary and where failure so to qualify would have a material adverse effect on the consolidated financial condition, operations, business or prospects taken as a whole of the Company and its Consolidated Subsidiaries.

               7.02 Financial Condition. The consolidated balance sheet of the Company and its Consolidated Subsidiaries as at January 1, 1994 and the related consolidated statements of operations, shareholders' equity and cash flows, of the Company and its Consolidated Subsidiaries for the fiscal year ended on said date, with the independent auditor's report thereon of KPMG Peat Marwick, and the unaudited consolidated balance sheet of the Company and the Consolidated Subsidiaries as at July 2, 1994 and the related consolidated statements of operations, shareholders' equity and cash flows of the Company and its Consolidated
          Subsidiaries for the six-month period ended on such date, heretofore furnished to each of the Banks, are complete and correct and fairly present the consolidated financial condition of the Company and its Consolidated Subsidiaries as at said dates and the consolidated results of their operations for the fiscal year and six-month period ended on said dates (subject, in the case of such financial statements as at July 2, 1994, to normal year-end audit adjustments), all in accordance with GAAP applied on a consistent basis. Neither the Company nor any of its Subsidiaries had on said dates (except as previously disclosed to the Banks in writing) any material contingent liabilities, liabilities for taxes, unusual forward or long-term commitments or unrealized or anticipated losses from any unfavorable commitments, except as referred to or reflected or provided for in said consolidated financial statements at said dates. Since July 2, 1994, there has been no material adverse change (except as previously disclosed to the Banks in writing) in the consolidated financial condition, operations, business or prospects taken as a whole of the Company and its Consolidated Subsidiaries from that set forth in said consolidated financial statements as at said date.

               7.03 Litigation. Except as set forth on Schedule 7.03 attached hereto, there are no legal or arbitral proceedings or any proceedings by or before any governmental or regulatory authority or agency, now pending or (to the knowledge of the
          Company)   threatened  against   the  Company   or  any   of  its
          Subsidiaries which, if adversely determined, could have a material adverse effect on the consolidated financial condition, operations, business or prospects taken as a whole of the Company and its Consolidated Subsidiaries.

               7.04 No Breach. None of the execution and delivery of this Agreement and the Notes, the consummation of the transactions contemplated herein and compliance with the terms and provisions hereof will conflict with or result in a breach of, or require any consent under, the charter or by-laws of any Obligor, or any applicable law or regulation, or any order, writ, injunction or decree of any court or governmental authority or agency, or any agreement or instrument to which the Company or any of its Subsidiaries is a party or by which any of them is bound or to which any of them is subject, or constitute a default under any such agreement or instrument, or result in the creation or imposition of any Lien upon any of the revenues or assets of the Company or any of its Subsidiaries pursuant to the terms of any such agreement or instrument.

               7.05 Corporate Action. Each Obligor has all necessary corporate power and authority to execute, deliver and perform its obligations under each of the Basic Documents to which it is a party; the execution, delivery and performance by each Obligor of each of the Basic Documents to which it is a party have been duly authorized by all necessary corporate action on its part; and this Agreement has been duly and validly executed and delivered by each Obligor and constitutes, and each of the other Basic Documents to which any Obligor is a party when executed and delivered by such Obligor (in the case of the Notes, for value) will constitute, its legal, valid and binding obligation, enforceable in accordance with its terms.

               7.06 Approvals. All authorizations, approvals or consents of, and filings or registrations with, any governmental or regulatory authority or agency necessary for the execution, delivery or performance by any Obligor of the Basic Documents to which such Obligor is a party (or for the validity or enforceability thereof) have been or, prior to the Effective Date will have been, obtained and remain in effect, and all applicable waiting periods have or, prior to the Effective Date will have, expired.

               7.07 Use of Loans. Neither the Company nor any of its subsidiaries is engaged principally, or as one of its important activities, in the business of extending credit for the purpose, whether immediate, incidental or ultimate, of buying or carrying Margin Stock and no part of the proceeds of any Loan hereunder will be used to buy or carry any Margin Stock in violation of Regulations G, U or X.

               7.08 ERISA. The Company and the ERISA Affiliates have fulfilled their respective obligations under the minimum funding standards of ERISA and the Code with respect to each Plan and are in compliance in all material respects with the presently applicable provisions of ERISA and the Code, and have not incurred any liability to the PBGC or any Plan or Multiemployer Plan (other than to make contributions in the ordinary course of business).

               7.09 Taxes. United States Federal income tax returns of the Company and the Subsidiaries have been examined and closed through the fiscal year of the Company ended December 28, 1991. The Company and its Subsidiaries have filed all United States Federal income tax  returns and all  other material  tax returns
          which are required to be filed by them and have paid all taxes due pursuant to such returns or pursuant to any assessment received by the Company or any of its Subsidiaries except to the extent that failure to file or pay would not have a material adverse effect on the consolidated financial condition of the Company and except for any tax which is being contested in good faith and by proper proceedings and against which adequate reserves are being maintained. The charges, accruals and reserves on the books of the Company and its Subsidiaries in respect of taxes and other governmental charges are, in the opinion of the Company, adequate.

               7.10 Investment Company Act. Neither the Company nor any other Obligor is an "investment company", or a company
          "controlled" by an "investment company", within the meaning of the Investment Company Act of 1940, as amended.

               7.11 Public Utility Holding Company Act. Neither the Company nor any other Obligor is a "holding company", or an "affiliate" of a "holding company" or a "subsidiary company" of a "holding company", within the meaning of the Public Utility Holding Company Act of 1935, as amended.

               7.12 Credit Agreements. Schedule 7.12 attached hereto is a complete and correct list, as of the date of this Agreement, of each credit agreement, loan agreement, indenture, purchase agreement, guarantee or other arrangement (whether in writing or otherwise) providing for or otherwise relating to any Indebtedness or any extension of credit (or commitment for any extension of credit) to, or guarantee by, the Company or any of its Material Subsidiaries, (i) the aggregate principal or face amount of which equals or exceeds (or may equal or exceed) $1,000,000 and the aggregate principal or face amount outstanding or which may become outstanding under, and (ii) the nature of any Lien, if any, securing, each such arrangement is correctly described in said Schedule 7.12. The Company has furnished to each Bank a copy of any agreement listed on such Schedule 7.12 which agreement was heretofore requested by such Bank.

               7.13   Hazardous  Materials.   The Company  and each  of its
          Subsidiaries have obtained all permits, licenses and other authorizations which are required under all Environmental Laws, except to the extent failure to have any such permit, license or authorization would not have a material adverse effect on the
          consolidated   financial   condition,  operations,   business  or
          prospects of the Company and its Consolidated Subsidiaries taken as a whole. The Company and each of its Subsidiaries are in compliance with the terms and conditions of all such permits, licenses and authorizations, and are also in compliance with all
          other    limitations,   restrictions,    conditions,   standards,
          prohibitions, requirements, obligations, schedules and timetables
          contained  in   any  applicable  Environmental  Law   or  in  any
          regulation,  code,  plan,
          order, decree, judgment, injunction, notice or demand letter issued, entered, promulgated or approved thereunder, except to the extent failure to comply would not have a material adverse
          effect  on   the  consolidated   financial condition, operations,
          business or prospects of the Company and its Consolidated Subsidiaries taken as a whole.

               In addition, to the best of the Company's knowledge after due inquiry and after exercising reasonable care in respect thereof and except as set forth in Schedule 7.13 attached hereto:

                      Except to the extent  that any of the  following does
               not have, and may not reasonably be expected to have, a material adverse effect on the value of the assets, prospects, financial condition, liabilities or capitalization of the Company and its Consolidated Subsidiaries taken as a whole:

                      (a) No notice, notification, demand, request for information, citation, summons or order has been issued, no complaint has been filed, no penalty has been assessed and no investigation or review is pending or threatened by any governmental or other entity with respect to any alleged failure by the Company or any of its Subsidiaries to have any permit, license or authorization required in connection with the conduct of the business of the Company or any of
               its   Subsidiaries  or  with   respect  to  any  generation,
               treatment, storage, recycling, transportation, release or disposal, or any release as defined in 42 U.S.C.
               (Section Mark) 9601(22) ("Release"), of any substance regulated under Environmental Laws ("Hazardous Materials") generated by the Company or any of its Subsidiaries.

                      (b) Neither the Company nor any of its Subsidiaries has handled any Hazardous Material, other than as a generator, on any property now or previously owned or leased by the Company or any of its Subsidiaries; and

                           (i) no PCB is or has been present at any property now or previously owned or leased by the Company or any of its Subsidiaries;

                           (ii) no friable asbestos is or has been present at any property now or previously owned or leased by the Company or any of its Subsidiaries;

                           (iii) there are no underground storage tanks for Hazardous Materials, active or abandoned, at any property now or previously owned or leased by the Company or any of its Subsidiaries;


                           (iv) no Hazardous Materials have been Released, in a reportable quantity, where such a quantity has been established by statute, ordinance, rule, regulation or order, at, on or under any property now or previously owned by the Company or any of its Subsidiaries; and

                           (v) except to the extent that the following does not have, and may not reasonably be expected to have, a material adverse effect on the value of the assets, prospects, financial condition, liabilities or capitalization of the Company and its Consolidated Subsidiaries, no Hazardous Materials have been otherwise Released at, on or under any property now or previously owned or leased by the Company or any of its Subsidiaries.

                      (c) Neither the Company nor any of its Subsidiaries has transported or arranged for the transportation of any Hazardous Material to any location which is listed on the National Priorities List under the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended ("CERCLA"), listed for possible inclusion on the National Priorities List by the Environmental Protection Agency in CERCLA or on any similar state list or which is the subject of Federal, state or local enforcement actions or other investigations which may lead to claims against the Company or any of its Subsidiaries for clean-up costs, remedial work, damages to natural resources or for personal injury claims, including, but not limited to, claims under CERCLA.

                      (d) No oral or written notification of a Release of a Hazardous Material has been filed by or on behalf of the Company or any of its Subsidiaries and no property now or previously owned or leased by the Company or any of its Subsidiaries is listed or proposed for listing on the National Priority List promulgated pursuant to CERCLA, on CERCLIS or on any similar state list of sites requiring investigation or clean-up.

                      (e) There are no Liens arising under or pursuant to any Environmental Laws on any of the real property or properties owned or leased by the Company or any of its subsidiaries, and no government actions have been taken or are in process which could subject any of such properties to such Liens and neither the Company nor any of its Subsidiaries would be required to place any notice or restriction relating to the presence of Hazardous Materials at any property owned by it in any deed to such property.


               7.14 Subsidiaries, Etc. Set forth in Schedule 7.14 attached hereto is a complete and correct list, as of the date of this Agreement, of all Subsidiaries of the Company (and the respective jurisdiction of incorporation of each such Subsidiary) and of all

          Investments  held by  the  Company  or  any  of its Subsidiaries
          in any  joint venture  or other Person.   Except  as disclosed
          in Schedule 7.14, the Company owns, free and clear of Liens, all outstanding shares of such Subsidiaries (and each such Subsidiary owns, free and clear of Liens, all outstanding shares of its Subsidiaries) and all such shares are validly issued, fully paid and non-assessable and the Company (or the respective Subsidiary) also owns, free and clear of Liens, all such Investments.


                                      Section 8
                               Covenants of the Company

               The Company agrees that, so long as the Revolving Loan Commitment is in effect and until payment in full of all Loans hereunder, all interest thereon and all other amounts payable by the Company hereunder:

               8.01   Financial Statements.   The Company  shall deliver to
          each of the Banks:

                      (a) as soon as available and in any event within 45 days after the end of the first three Quarterly Periods of each Fiscal Year, and as soon as available and in any event within 90 days after the end of the fourth Quarterly Period of each Fiscal Year, consolidated statements of operations, shareholders' equity and cash flows of the Company and its Consolidated Subsidiaries, and the related consolidated balance sheet as at the end of such period, in each case covering such periods and setting forth such comparisons as provided in the related Form 10-Q quarterly report of the Company, accompanied by a certificate of a senior financial officer of the Company, which certificate shall state that said financial statements fairly present the consolidated financial condition and results of operations, as the case may be, of the Company and its Consolidated Subsidiaries, in each case in accordance with generally accepted accounting principles, consistently applied (except as otherwise disclosed), as at the end of, and for, such period (subject to normal year-end audit adjustments);

                      (b)  as soon  as available and in any event within 90
               days after the end of each Fiscal Year, consolidated and consolidating statements of operations and balance sheets and, in the case of the consolidated statements only, shareholders' equity and cash flows, of the Company and its Consolidated Subsidiaries for such year and the related consolidated and consolidating balance sheets as at the end of such year, setting forth in each case in comparative form the corresponding consolidated and consolidating figures for the preceding Fiscal Year and accompanied (i) in the case of said consolidated statements and balance sheet of the Company, by an opinion thereon of independent certified public accountants of recognized national standing, which
               report   shall  state   that  said   consolidated  financial
               statements fairly present the consolidated financial condition and results of operations of the Company and its Consolidated Subsidiaries as at the end of, and for, such Fiscal Year in accordance with generally accepted accounting principles, and a certificate of such accountants stating that, in making the audit necessary for their opinion, they obtained no knowledge, except as specifically stated, of any Default, and (ii) in the case of said consolidating statements of operations and balance sheets, by a certificate of a senior financial officer of the Company, which certificate shall state that said consolidating financial statements fairly present the respective individual unconsolidated financial condition and results of operations of the Company and of each of its Consolidated Subsidiaries, in each case in accordance with generally accepted accounting principles, consistently applied (except as otherwise disclosed), as at the end of, and for, such Fiscal Year;

                      (c) promptly upon their becoming available, copies of all registration statements and regular periodic reports, if any, which the Company shall have filed with the Securities and Exchange Commission (or any governmental agency substituted therefor) or any national securities exchange;

                      (d)    promptly  upon  the  mailing  thereof  to  the
               shareholders of the Company generally, copies of all financial statements, reports and proxy statements so mailed;

                      (e) as soon as possible, and in any event within ten days after the Company knows or has reason to know that any of the events or conditions specified below with respect to any Plan or Multiemployer Plan have occurred or exist, a statement signed by a senior financial officer of the Company setting forth details respecting such event or condition and the action, if any, which the Company or its ERISA Affiliate proposes to take with respect thereto (and a copy of any report or notice required to be filed with or given to PBGC by the Company or an ERISA Affiliate with respect to such event or condition):


                           (i) any reportable event, as defined in Section 4043(b) of ERISA and the regulations issued thereunder, with respect to a Plan, as to which PBGC has not by regulation waived the requirement of
                      Section 4043(a) of ERISA that it be notified within 30 days of the occurrence of such event (provided that a failure to meet the minimum funding standard of Section 412 of the Code or Section 302 of ERISA shall be a reportable event regardless of the issuance of any waivers in accordance with Section 412(d) of the Code);

                           (ii) the filing under Section 4041 of ERISA of a notice of intent to terminate any Plan or the termination of any Plan;

                           (iii) the institution by PBGC of proceedings under Section 4042 of ERISA for the termination of, or the appointment of a trustee to administer, any Plan, or the receipt by the Company or any ERISA Affiliate of a notice from a Multiemployer Plan that such action has been taken by PBGC with respect to such Multiemployer Plan;

                           (iv) the complete or partial withdrawal by the Company or any ERISA Affiliate under Section 4201 or 4204 of ERISA from a Multiemployer Plan, or the receipt by the Company or any ERISA Affiliate of notice from a Multiemployer Plan that it is in reorganization or insolvency pursuant to Section 4241 or 4245 of ERISA or that it intends to terminate or has terminated under Section 4041A of ERISA; and

                           (v) the institution of a proceeding by a fiduciary of any Multiemployer Plan against the Company or any ERISA Affiliate to enforce Section 515 of ERISA, which proceeding is not dismissed within 30 days;

                      (f) promptly after the Company knows or has reason to know that any Default or Event of Default has occurred, a notice of such Default or Event of Default describing the same in reasonable detail and, together with such notice or as soon thereafter as possible, a description of the action that the Company has taken and proposes to take with respect thereto;

                      (g) not later than February 10 of each year (x) commencing in Fiscal Year 1996, financial forecasts of the Company (including consolidated statements of operations and cash flows and the related consolidated balance sheet) for the Fiscal Year ending on the Quarterly Date falling on or closest to December 31 of such year, in form and substance satisfactory to the Agent and (y) commencing in Fiscal Year 1995, a report prepared by a senior financial officer of the Company estimating the Company's Fiscal Year-end results for the Fiscal Year most recently ended (including consolidated statements of operations and cash flows and the related balance sheet) and substantially in the form required pursuant to clause (a) above;

                      (h) from time to time such other information regarding the business, affairs or financial condition of the Company or any of its Subsidiaries (including, without limitation, any Plan or Multiemployer Plan and any reports or other information required to be filed under ERISA) as any Bank or the Agent may reasonably request; and

                      (i) promptly after the Company receives a notice that a receivables purchase program has been terminated, a copy of such notice.

          The Company will furnish to each Bank, at the time it furnishes each set of financial statements pursuant to paragraphs (a) and
          (b) above, a certificate (substantially in the form of Exhibit C hereto) of a senior financial officer of the Company (i) to the effect that no Default or Event of Default has occurred and is continuing (or, if any Default or Event of Default has occurred and is continuing, describing the same in reasonable detail and describing the action that the Company has taken and proposes to take with respect thereto) and (ii) setting forth in reasonable detail the computations necessary to determine whether the Company is in compliance with Sections 8.05(d), 8.06(h) and (n), 8.10, 8.11 and 8.12 hereof as at the date of such financial statements. In addition, the Company will furnish to each Bank, at the time it furnishes each set of financial statements pursuant to paragraph (b) above, (1) a statement of earnings for each of the Company's business units (as now or hereafter structured) (2) a statement that there has been no violation of Environmental Laws which has or could have a material adverse effect on the business or financial condition of the Company or any of the Obligors taken as a whole and (3) an updated Schedule 7.14, if applicable.

               8.02 Litigation. The Company will promptly give to each Bank notice of all legal or arbitral proceedings, and of all proceedings by or before any governmental or regulatory authority or agency, and any material development in respect of such legal or other proceedings, affecting the Company or any of its Subsidiaries, except proceedings which, if adversely determined, would not have a material adverse effect on the consolidated financial condition, operations, business or prospects taken as a whole of the Company and its Consolidated Subsidiaries.



               8.03 Corporate Existence, Etc. The Company will, and will cause each of its Subsidiaries to: preserve and maintain its corporate existence and all of its material rights, privileges and franchises (provided that nothing in this Section 8.03 shall prohibit any transaction expressly permitted under Section 8.05 hereof); comply with the requirements of all applicable laws, rules, regulations and orders of governmental or regulatory authorities if failure to comply with such requirements would materially and adversely affect the consolidated financial condition, operations, business or prospects taken as a whole of the Company and its Consolidated Subsidiaries; pay and discharge all taxes, assessments and governmental charges or levies imposed on it or on its income or profits or on any of its property prior to the date on which penalties attach thereto, except for any such tax, assessment, charge or levy the payment of which is being contested in good faith and by proper proceedings and against which adequate reserves are being maintained; maintain all of its properties used or useful in its business in good working order and condition, ordinary wear and tear excepted; and permit representatives of the Agent (or, during the continuance of an Event of Default, any Bank), during normal business hours, to examine, copy and make extracts from its books and records and to inspect its properties, and permit any Bank or the Agent to discuss its business and affairs with its officers, all to the extent reasonably requested by such Bank or the Agent (as the case may be).

               8.04 Insurance. The Company will, and will cause each of its Subsidiaries to, keep insured by financially sound and reputable insurers all property of a character usually insured by corporations engaged in the same or similar business similarly situated against loss or damage of the kinds and in the amounts customarily insured against by such corporations and carry such other insurance as is usually carried by such corporations. Such insurance shall be written by financially responsible companies selected by the Company.

               8.05 Prohibition of Fundamental Changes. Except as permitted herein, the Company will not, nor will it permit any of its Subsidiaries to, enter into any transaction of merger or consolidation or amalgamation, or liquidate, wind up or dissolve itself (or suffer any liquidation or dissolution). The Company will not, and will not permit any of its Subsidiaries to, convey, sell, lease, transfer or otherwise dispose of, in one transaction or a series of transactions, all or any part of its business or assets, whether now owned or hereafter acquired (including, without limitation, receivables and leasehold interests, but excluding (i) any inventory, Investments or other assets sold or disposed of in the ordinary course of business, including idle manufacturing facilities, (ii) obsolete, idle or worn-out property, tools or equipment no longer used or useful in its business, (iii) any asset sold or assigned pursuant to a Receivables Sale (iv) any sale of Leasehold Interests, or (v) a sale/leaseback of assets not exceeding $25,000,000 (book value), in the aggregate, during the term of this Agreement.

               Notwithstanding  the foregoing  provisions  of this  Section
          8.05:

                      (a) any Subsidiary of the Company may be merged or consolidated with or into the Company or any other such Subsidiary; provided that (x) if such transaction shall be between the Company and a Subsidiary, the Company shall be the continuing or surviving corporation and (y) if any such transaction shall be between a Subsidiary and a Material Subsidiary, the Material Subsidiary shall be the continuing or surviving corporation; and provided further that if any such
               transaction  shall  be   between  a  Guarantor  and  a
               Subsidiary not a Guarantor, and such Guarantor is not the continuing or surviving corporation, then the continuing or surviving corporation shall have assumed all of the obligations of such Guarantor hereunder (and shall become a Guarantor as provided in Section 8.16 hereof);

                      (b) the Company or any Subsidiary may sell, lease, transfer or otherwise dispose of any or all of its assets (upon voluntary liquidation or otherwise) to the Company or a Subsidiary of the Company, as the case may be;

                      (c) any Subsidiary of the Company may merge or consolidate with any other Person (other than the Company) if (i) the surviving corporation is a Material Subsidiary of the Company and (ii) after giving effect thereto no Default or Event of Default would exist hereunder;

                      (d) the Company and any Subsidiary may make any Disposition only if such Disposition is for the fair market value of the assets being so disposed and the Company otherwise complies with Section 2.08 hereof; and

                      (e) the Company may merge or consolidate with any other Person (other than a Subsidiary) if either (x) the Company shall be the continuing or surviving corporation or
               (y) the Company shall not be the continuing or surviving corporation and the corporation so continuing or surviving (the "Surviving Corporation") (i) is a corporation organized and duly existing under the law of the United States or any state or territory thereof and (ii) executes and delivers to the Agent and the Banks an instrument in form and substance satisfactory to the Majority Banks pursuant to which it expressly assumes the Loans and all of the other obligations of the Company under the Basic Documents and procures for the Agent and each Bank an opinion in form and substance satisfactory to the Majority Banks from counsel satisfactory to the Majority Banks in respect of the due authorization, execution, delivery and enforceability of such instrument and covering such other matters as the Majority Banks may reasonably request, and in case of either clause (x) or (y) above, after giving effect thereto, no Default or Event of Default shall have occurred hereunder (including, without limitation, any Change of Control).

               8.06 Limitation on Liens. The Company will not, nor will it permit any of its Subsidiaries to, create, incur, assume or suffer to exist any Lien upon any of its property, assets or revenues, whether now owned or hereafter acquired, except:

                      (a)   Liens existing on the  date hereof specified on
               Schedule 7.12 hereof;

                      (b) Liens imposed by any governmental authority for taxes, assessments or charges not yet due or which are being contested in good faith and by appropriate proceedings if adequate reserves with respect thereto are maintained on the books of the Company or any of its Subsidiaries, as the case may be, in accordance with GAAP;

                      (c) carriers', warehousemen's, mechanics', materialmen's, repairmen's or other like Liens arising in the ordinary course of business which are not overdue for a period of more than 30 days or which are being contested in good faith and by appropriate proceedings;

                      (d)  pledges or deposits under worker's compensation,
               unemployment   insurance   and    other   social    security
               legislation;

                      (e) deposits to secure the performance of bids, trade contracts (other than for borrowed money), leases, statutory obligations, surety and appeal bonds, performance bonds, stand-by letters of credit and other obligations of a like nature incurred in the ordinary course of business;

                      (f)  easements, rights-of-way, restrictions and other
               similar encumbrances incurred in the ordinary course of business and encumbrances consisting of zoning restrictions, easements, licenses, restrictions on the use of property or minor imperfections in title thereto which, in the aggregate, are not material in amount, and which do not in any case materially detract from the value of the property subject thereto or interfere with the ordinary conduct of the business of the Company or any of its Subsidiaries;

                      (g) Liens securing Indebtedness arising in connection with the issuance of Industrial Revenue Bonds and purchase money Liens, in either case, on assets of corporations which become Subsidiaries of the Company after the date of this Agreement, provided that such Liens are in existence at the time the respective corporations become Subsidiaries of the Company and were not created in anticipation thereof;

                      (h)    Liens  upon  real  and/or   tangible  personal
               property (other than Inventory) acquired after the date hereof (by purchase, construction or otherwise) by the Company or any of the Subsidiaries, each of which Liens either (A) existed on such property before the time of its acquisition and was not created in anticipation thereof, or
               (B)  was   created  solely  for  the   purpose  of  securing
               Indebtedness (including Indebtedness of the Company arising in connection with the issuance of Industrial Revenue Bonds) representing, or incurred to finance, refinance or refund, the cost (including the cost of construction) of the respective property; provided that no such Lien shall extend to or cover any property of the Company or such Subsidiary other than the respective property so acquired and improvements thereon; provided further that the principal amount of Indebtedness secured by any such Lien shall at no time exceed 90% of the fair market value (as determined in good faith by a senior financial officer of the Company) of the respective property at the time it was acquired (by purchase, construction or otherwise); and provided finally that the aggregate principal amount of Indebtedness securing all such Liens covered by this clause (h) shall not at any time exceed, as at any date of determination, 10% of the Consolidated Net Worth as at such date;

                      (i) Liens specifically related to the funding of nonqualified benefit or retirement plans established for employees (including officers) of the Company and its Subsidiary;

                      (j)  Liens arising under the Pledge Agreements;

                      (k) Liens on the residual interest of receivables that are sold as permitted hereunder;

                      (l) Liens on note receivables to Pennsylvania House, Inc. not to exceed $20,000,000;

                      (m) Liens in favor of Wachovia Leasing not to exceed $10,000,000;

                      (n) Liens in addition to those specified above created after the date hereof, provided that the aggregate Indebtedness secured thereby and incurred on and after the date hereof shall not at any time exceed in the aggregate as at any date of determination 10% of the Consolidated Net Worth as at such date; and

                      (o) any extension, renewal or replacement of the foregoing, provided, however, that the Liens permitted hereunder shall not be spread to cover any additional Indebtedness or property (other than a substitution of like property).

               8.07   Indebtedness.   The  Company will  not, and  will not
          permit any of its Subsidiaries to, create, incur or suffer to exist any Indebtedness except:

                      (a)  Indebtedness to the Banks hereunder;

                      (b)  Indebtedness outstanding on the date hereof;

                      (c) unsecured Indebtedness of Subsidiaries of the Company to the Company or to other Subsidiaries of the Company;

                      (d) Indebtedness of the Company and its Subsidiaries secured by Liens permitted under Section 8.06(h), (i) and
               (n) hereof;

                      (e) trade letters of credit not exceeding, in the aggregate, a face amount of $15,000,000 and stand-by letters of credit not exceeding, in the aggregate, a face amount of $20,000,000; and

                      (f) other unsecured Indebtedness incurred by the Company in the ordinary course of business or for general corporate purposes (including the assumption of debt or the issuance of installment notes in connection with an Acquisition).

          provided that, in respect of Indebtedness described in the preceding clauses (c), (d), (e) and (f), the same may not be so created, incurred or otherwise suffered to exist if (I) on the date thereof or after giving effect thereto any Default or Event of Default shall have occurred and be continuing or (II) the contractual terms evidencing such Indebtedness has financial covenants more restrictive than the financial covenants contained in this Agreement.

               8.08 Investments. The Company may, and may permit any of its Subsidiaries to, make any Investment or Acquisition so long as at the time of the making thereof and after the giving of effect thereto no Default or Event of Default shall have occurred and be continuing.


               8.09 Dividend Payments. The Company may declare or make any Dividend Payment at any time, if, on the date of such Dividend Payment and after giving effect thereto, no Default or Event of Default shall have occurred and be continuing.

               8.10    Leverage Ratio.   The  Company  will not  permit the
          Leverage Ratio to exceed 55% on any Quarterly Date.

               8.11 Consolidated Net Worth. The Company will not permit Consolidated Net Worth to be on any Quarterly Date less than the sum of (x) $140,000,000 plus (y) 50% of the aggregate amount of NPAT for each Quarterly Period occurring after July 2, 1994 and ending on such Quarterly Date plus (z) 50% of the aggregate net proceeds of all Equity Issuances from and after the date hereof.

               8.12 Debt Service Coverage Ratio. The Company will not permit the Debt Service Coverage Ratio to be less than (a) for the rolling four Quarterly Periods ending on the Quarterly Date nearest

          December 1994 and nearest March 1995, 1.75 to 1, and (b) for each rolling four Quarterly Periods ending on any Quarterly Date thereafter, 2.0 to 1.

               8.13 Lines of Business. Neither the Company nor any of its Subsidiaries shall engage to any substantial extent in any line or lines of business activity other than the business of manufacturing, distributing and selling furniture, furnishings and related products (or any similar business engaged in on the date hereof).

               8.14   Transactions  with Affiliates.   Except  as expressly
          permitted by this Agreement, the Company will not, nor will it permit any of its Subsidiaries to, directly or indirectly: (a) make any Investment in an Affiliate; (b) transfer, sell, lease, assign or otherwise dispose of any assets to an Affiliate; (c) merge into or consolidate with or purchase or acquire assets from an Affiliate; or (d) enter into any other transaction directly or indirectly with or for the benefit of an Affiliate (including, without limitation, guarantees and assumptions of obligations of an Affiliate); provided that (x) any Affiliate who is an individual may serve as a director, officer or employee of the Company or its Subsidiaries and receive reasonable compensation for his or her services in such capacity and (y) the Company and its Subsidiaries may enter into transactions (other than extensions of credit by the Company or any of its Subsidiaries to an Affiliate) providing for the leasing of property, the rendering or receipt of services or the purchase or sale of inventory and other assets in the ordinary course of business if the monetary or business consideration arising therefrom would be substantially as advantageous to the Company and its Subsidiaries as the monetary or business consideration which would obtain in a comparable transaction with a Person not an Affiliate.


               8.15 Use of Proceeds. The Company will use the proceeds of the Loans hereunder solely (i) to provide working capital for the Company and its Subsidiaries, (ii) for general corporate purposes for the Company and its Subsidiaries (including the making of Acquisitions) and (iii) to refinance the Indebtedness outstanding
          (1) under the Existing Credit Agreement, (2) to PNC Bank, National Association, (3) to The Chase Manhattan (National Association) and (4) to ABN AMRO Bank N.V. (in each case in compliance with all applicable legal and regulatory requirements, including, without limitation, Regulations G, U and X and the Securities Act of 1933 and the Securities Exchange Act of 1934 (in each case, as amended) and the regulations thereunder);
          provided, that neither the Agent nor any Bank shall have any responsibility as to the use of any of such proceeds.

               8.16 New Guarantors. In the event that there shall, after the date hereof, be or become (by Acquisition or otherwise) a Material Subsidiary that is not a party hereto as a Guarantor, the

          Company will notify the Agent promptly of such event and shall proceed in good faith to cause such Material Subsidiary (a "New Guarantor") to become a party to this Agreement as a Guarantor, as soon as reasonably possible, pursuant to an instrument in form and substance satisfactory to the Majority Banks (the "New Guarantor Instrument") and the New Guarantor shall deliver such proof of corporate action, incumbency of officers, opinions of counsel and other documents as is consistent with those delivered by each Obligor originally a party hereto pursuant to Section 6.01 hereof (or as any Bank or the Agent shall have requested). Upon and after the execution and delivery by any New Guarantor of its New Guarantor Instrument, such New Guarantor shall, for all purposes of this Agreement, be a "Guarantor" and "Obligor" hereunder.


                                      Section 9
                                  Events of Default

               If one or more of the following events (herein called "Events of Default") shall occur and be continuing:

                      (a) The Company shall default in the payment when due of any principal of or interest on any Loan or any other amount payable by it hereunder; or

                      (b) The Company or any of its Material Subsidiaries or Special Subsidiaries shall default in the payment when due of any principal of or interest on any of its other Indebtedness aggregating $5,000,000 or more; or any event specified in any note, agreement, indenture or other document evidencing or relating to any such Indebtedness shall occur if the effect of such event is (i) to cause, or
               (ii) (with the giving of any notice or the lapse of time or both) to permit the holder or holders of such Indebtedness (or a trustee or agent on behalf of such holder or holders) to cause, such Indebtedness to become due, or to be prepaid in full (whether by redemption, purchase or otherwise), prior to its stated maturity; or

                      (c) Any representation, warranty or certification made or deemed made in any Basic Document (or in any modification or supplement thereto) by any Obligor, or any certificate furnished to any Bank or the Agent pursuant to the provisions thereof, shall prove to have been false or misleading as of the time made or furnished in any material respect; or

                      (d) The Company shall default in the performance of any of its obligations under clause (f) of Section 8.01 or Sections 8.05 through 8.14 hereof, inclusive; or

                      (e) Any Obligor shall default in the performance of any of its obligations in this Agreement or any other Basic Document (other than as set forth in (a), (c) and (d) above) and such default shall continue unremedied for a period of thirty days after notice thereof given to the Company by the Agent or any Bank (through the Agent); or

                      (f) The Company or any of its Material Subsidiaries or Special Subsidiaries shall admit in writing its inability to, or be generally unable to, pay its debts as such debts become due; or

                      (g) The Company or any of its Material Subsidiaries or Special Subsidiaries shall (i) apply for or consent to the appointment of, or the taking of possession by, a receiver, custodian, trustee or liquidator of itself or of all or a substantial part of its property, (ii) make a general assignment for the benefit of its creditors, (iii) commence a voluntary case under the United States Bankruptcy Code (as now or hereafter in effect), (iv) file a petition seeking to take advantage of any other law relating to bankruptcy, insolvency, reorganization, winding-up, or composition or readjustment of debts, (v) fail to have dismissed within 90 days of filing any petition filed against it in an involuntary case under the United States Bankruptcy Code, or (vi) take any corporate action for the purpose of effecting any of the foregoing; or

                      (h) A proceeding or case shall be commenced, without the application or consent of the Company or any of its Material Subsidiaries or Special Subsidiaries, in any court of competent jurisdiction, seeking (i) its liquidation, reorganization, dissolution or winding-up, or the composition or readjustment of its debts, (ii) the appointment of a trustee, receiver, custodian, liquidator or the like of the Company or such Subsidiary or of all or any substantial part of its assets, or (iii) similar relief in respect of the Company or such Subsidiary under any law relating to bankruptcy, insolvency, reorganization, winding-up, or composition or adjustment of debts, and such proceeding or case shall continue undismissed, or an order, judgment or decree approving or ordering any of the foregoing shall be entered and continue unstayed and in effect, for a period of 60 or more days; or an order for relief against the Company or such Subsidiary shall be entered in an involuntary case under the Bankruptcy Code; or

                      (i) A final judgment or judgments for the payment of money in excess of $7,500,000 in the aggregate (exclusive of judgment amounts fully covered by either (i) insurance where the insurer has admitted liability in respect of such judgment or (ii) any indemnity where the indemnifying party has admitted liability in respect of such judgment, so long as such indemnifying party is either Maytag Corporation or any other Person the creditworthiness of which is reasonably satisfactory to the Majority Banks) or in excess of

               $15,000,000 in the aggregate (regardless of insurance coverage) shall be rendered by a court or courts against the Company and/or any of its Material Subsidiaries or Special Subsidiaries and the same shall not be discharged (or provision shall not be made for such discharge), or a stay of execution thereof shall not be procured, within 30 days from the date of entry thereof and the Company or the relevant Subsidiary shall not, within said period of 30 days, or such longer period during which execution of the same shall have been stayed, appeal therefrom and cause the execution thereof to be stayed during such appeal; or

                      (j) An event or condition specified in Section 8.01(e) hereof shall occur or exist with respect to any Plan or Multiemployer Plan and, as a result of such event or condition, together with all other such events or conditions, the Company or any ERISA Affiliate shall incur or in the opinion of the Majority Banks shall be reasonably likely to incur a liability to a Plan, a Multiemployer Plan or PBGC (or any combination of the foregoing) which is, in the determination of the Majority Banks, material in relation to the consolidated financial condition, operations, business or prospects taken as a whole of the Company and its Consolidated Subsidiaries; or

                      (k)  A Change of Control shall have occurred; or

                      (l) Any Guarantor shall assert that its obligations hereunder are invalid or unenforceable or shall otherwise disavow such obligations; or

                      (m) A Special Subsidiary Event of Default shall have occurred and be continuing;

          THEREUPON: (i) in the case of an Event of Default other than one referred to in clause (f), (g) or (h) of this Section 9 with respect to any Obligor, the Agent (with the consent of the
          Majority Banks) may and, upon written request of the Majority Banks, shall, by notice to the Company (together with simultaneous notice to the Banks), cancel the Revolving Credit Commitment and/or declare the principal amount then outstanding of, and the accrued interest on, the Loans and all other amounts payable by the Obligors hereunder and under the Notes (including, without limitation, any amounts payable under Section 5.05 hereof) to be forthwith due and payable, whereupon such amounts shall be immediately due and payable without presentment, demand, protest or other formalities of any kind, all of which are hereby expressly waived by each Obligor; and (ii) in the case of the occurrence of an Event of Default referred to in clause (f), (g) or (h) of this Section 9 with respect to any Obligor, the Revolving Credit Commitment shall automatically be canceled and the principal amount then outstanding of, and the accrued interest on, the Loans and all other amounts payable by the

          Obligors hereunder and under the Notes (including, without limitation, any amounts payable under Section 5.05 hereof) shall automatically become immediately due and payable without presentment, demand, protest or other formalities of any kind, all of which are hereby expressly waived by each Obligor. Subsequent to an Event of Default, the Agent (with the consent of the Majority Banks) may and, upon the request of the Majority Banks, shall have the right to exercise any remedies it may have under the Basic Documents, including, without limitation, the Pledge Agreements and under all applicable law.


                                      Section 10
                                      The Agent

               10.01 Appointment, Powers and Immunities. Each Bank hereby irrevocably appoints and authorizes the Agent to act as its agent hereunder with such powers as are specifically delegated to the Agent by the terms of this Agreement, together with such other powers as are reasonably incidental thereto. The Agent (which term as used in this sentence and in Section 10.05 and the first sentence of Section 10.06 hereof shall include reference to its affiliates and its own and its affiliates' officers, directors, employees and agents): (a) shall have no duties or responsibilities except those expressly set forth in this Agreement, and shall not by reason of this Agreement be a trustee for any Bank; (b) shall not be responsible to the Banks for any recitals, statements, representations or warranties contained in this Agreement, or in any certificate or other document referred to or provided for in, or received by any of them under, this Agreement, or for the value, validity, effectiveness, genuineness, enforceability or sufficiency of this Agreement or any other Basic Document or any other document referred to or provided for herein or therein or for any failure by the Company or any other Person to perform any of its obligations hereunder or thereunder; (c) shall not be required to initiate or conduct any litigation or collection proceedings hereunder or under any other Basic Document; and (d) shall not be responsible for any action taken or omitted to be taken by it hereunder or under any other Basic Document or under any other document or instrument referred to or provided for herein or therein or in connection herewith or therewith, except for its own gross negligence or willful misconduct. The Agent may employ agents and attorneys-in-fact and shall not be responsible for the negligence or misconduct of any such agents or attorneys-in-fact selected by it in good faith. The Agent may deem and treat the payee of any Note as the holder thereof for all purposes hereof unless and until a written notice of the assignment or transfer thereof shall have been filed with the Agent, together with the written consent of the Company to such assignment or transfer, and the Agent shall have consented to such assignment or transfer.

               10.02  Reliance by  Agent.  The  Agent shall be entitled  to rely upon any certification, notice or other communication (including any thereof by telephone, telecopy, telex, telegram or cable) believed by it to be genuine and correct and to have been signed or sent by or on behalf of the proper Person or Persons, and upon advice and statements of legal counsel, independent accountants and other experts selected by the Agent with reasonable care. As to any matters not expressly provided for by this Agreement or any other Basic Document, the Agent shall in all cases be fully protected in acting, or in refraining from acting, hereunder and thereunder in accordance with instructions signed by the Majority Banks, and such instructions of the Majority Banks and any action taken or failure to act pursuant thereto shall be binding on all of the Banks.

               10.03 Defaults. The Agent shall not be deemed to have knowledge or notice of the occurrence of a Default or Event of Default (other than the non-payment of principal of or interest on Loans or of Commitment Fees) unless the Agent has received notice from Bank or the Company specifying such Default or Event of Default and stating that such notice is a "Notice of Default". In the event that the Agent receives such a notice of the occurrence of a Default or Event of Default, the Agent shall give prompt notice thereof to the Banks (and shall give each Bank prompt notice of each such non-payment). The Agent shall (subject to Section 10.07 hereof) take such action with respect to such Default or Event of Default as shall be directed by the Majority Banks; provided that, unless and until the Agent shall have received such directions, the Agent may (but shall not be obligated to) take such action, or refrain from taking such action, with respect to such Default or Event of Default as it shall deem advisable in the best interest of the Banks.

               10.04 Rights as a Bank. NationsBank of North Carolina, N.A. (and any successor acting as Agent), in its capacity as a Bank hereunder, shall have the same rights and powers hereunder as any other Bank and may exercise the same as though it were not acting as the Agent, and the term "Bank" or "Banks" shall, unless the context otherwise indicates, include the Agent in its individual capacity. NationsBank of North Carolina, N.A. (and any successor acting as Agent) and its affiliates may (without having to account therefor to any Bank) accept deposits from, lend money to and generally engage in any kind of banking, trust or other business with the Obligors (and any of their affiliates) as if it were not acting as the Agent, and NationsBank of North Carolina, N.A. and its affiliates may accept fees and other consideration from the Obligors for services in connection with this Agreement or otherwise without having to account for the same to the Banks.

               10.05 Indemnification. The Banks agree to indemnify the Agent (to the extent not reimbursed under Section 12.03 hereof, but without limiting the obligations of the Company under said Section

          12.03), pro rata in accordance with each Bank's pro rata
          share of the total Commitment, for any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind and nature whatsoever which may be imposed on, incurred by or asserted against the Agent in any way relating to or arising out of this Agreement or any other Basic Document or any other documents contemplated by or referred to herein or therein or the transactions contemplated hereby (including, without limitation, the costs and expenses which the Company is obligated to pay under Section 12.03 hereof, but excluding, unless a Default or Event of Default has occurred and is continuing, normal administrative costs and expenses incident to the performance of its agency duties hereunder) or the enforcement of any of the terms hereof or thereof or of any such other documents; provided that no Bank shall be liable for any of the foregoing to the extent they arise from the gross negligence or willful misconduct of the party to be indemnified.

               10.06  Non-Reliance  on Agent  and other Banks.   Each  Bank
          agrees that  it has,  independently and  without reliance  on the
          Agent or any other Bank, and based on such documents and information as it has deemed appropriate, made its own credit analysis of the Company and its Subsidiaries and decision to enter into this Agreement and that it will, independently and without reliance upon the Agent or any other Bank, and based on such documents and information as it shall deem appropriate at the time, continue to make its own analysis and decisions in taking or not taking action under this Agreement or any of the other Basic Documents. The Agent shall not be required to keep itself informed as to the performance or observance by any Obligor of this Agreement or any of the other Basic Documents or any other document referred to or provided for herein or therein or to inspect the properties or books of the Company or any of its Subsidiaries. Except for notices, reports and other documents and information expressly required to be furnished to the Banks by the Agent hereunder, the Agent shall not have any duty or responsibility to provide any Bank with any credit or other information concerning the affairs, financial condition or business of the Company or any of its Subsidiaries (or any of their affiliates) which may come into the possession of the Agent or any of its affiliates.

               10.07 Failure to Act. Except for action expressly required of the Agent hereunder and under the other Basic Documents, the Agent shall in all cases be fully justified in failing or refusing to act hereunder and thereunder unless it shall receive further assurances to its satisfaction from the Banks of their indemnification obligations under Section 10.05 hereof against any and all liability and expense which may be incurred by it by reason of taking or continuing to take any such action.

               10.08   Resignation  or Removal  of Agent.   Subject  to the
          appointment and acceptance of a successor Agent as provided below, the Agent may resign at any time by giving notice thereof to the Banks and the Company, and the Agent may be removed at any time with cause by the Majority Banks. Upon any such resignation or removal, the Majority Banks shall have the right to appoint a
          successor  Agent.   If  no successor  Agent  shall have  been  so
          appointed by the Majority Banks and shall have accepted such appointment within 30 days after the retiring Agent's giving of notice of resignation or the Majority Banks' removal of the retiring Agent, then the retiring Agent may, on behalf of the Banks, appoint a successor Agent, which shall be a bank which has a combined capital and surplus of at least $500,000,000. Upon the acceptance of any appointment as Agent hereunder by a successor Agent, such successor Agent shall thereupon succeed to and become vested with all the rights, powers, privileges and duties of the retiring Agent, and the retiring Agent shall be
          discharged from its duties and obligations hereunder.   After any
          retiring Agent's resignation or removal hereunder as Agent, the provisions of this Section 10 shall continue in effect for its benefit in respect of any actions taken or omitted to be taken by
          it  while  it  was acting  as  the  Agent.   Notwithstanding  the
          foregoing,  the removal of any  Bank as "Agent"  pursuant to this
          Section 10.08 shall not affect such Bank's obligations as a "Bank" hereunder.

               10.09 Agency Fee. Until the Revolving Loan Commitment has been terminated and payment in full of the principal of and interest on the Loans and all other amounts payable by the

          Company hereunder has occurred, the Company will pay to the Agent an agency fee as agreed to between the Company and the Agent, which fee shall be payable annually in advance first on the Effective Date and thereafter on each anniversary date of the Effective Date. Such fee, once paid, shall be non-refundable.


                                      Section 11
                                    The Guarantee

               11.01   Guarantee.  Subject  to the limitation  set forth in
          Section  11.07  hereof,   the  Guarantors   hereby  jointly   and
          severally, unconditionally guarantee to each Bank and the Agent and their respective successors and assigns the prompt payment in full when due (whether at stated maturity, by acceleration or otherwise) of the principal of and interest on the Loans made by the Banks to, and the Note(s) held by each Bank of, the Company and all other amounts (including, without limitation, attorneys' fees and other expenses payable by the Company hereunder) from time to time owing to the Banks or the Agent by the Company under this Agreement and under the Notes and interest thereon, in each case strictly in accordance with the terms hereof and thereof
          (such   obligations   being   herein  collectively   called   the
          "Guaranteed Obligations"). The Guarantors hereby further jointly and severally agree that, subject to the limitation set forth in
          Section 11.07  hereof, if the Company  shall fail to pay  in full
          when  due  (whether  at   stated
          maturity, by acceleration or otherwise) any of the Guaranteed Obligations, the Guarantors will promptly pay the same, without any demand or notice whatsoever and without any set-off or counterclaim whatsoever, and that in the case of any extension of time of payment or renewal of any of the Guaranteed Obligations, the same will be promptly paid in full when due (whether at extended maturity, by acceleration or otherwise) in accordance with the terms of such extension or renewal.

               11.02 Obligations Unconditional. Subject to the limitation set forth in Section 11.07 hereof, the obligations of the Guarantors under Section 11.01 hereof are absolute and unconditional, irrespective of the value, genuineness, validity, regularity or enforceability of this Agreement, the Notes or any other agreement or instrument referred to herein or therein, or any substitution, release or exchange of any other guarantee of or security for any of the Guaranteed Obligations, and, to the fullest extent permitted by applicable law, irrespective of any other circumstance whatsoever which might otherwise constitute a legal or equitable discharge or defense of a surety or guarantor, it being the intent of this Section 11.02 that the obligations of the Guarantors hereunder shall be absolute and unconditional under any and all circumstances. Without limiting the generality of the foregoing, it is agreed that the occurrence of any one or more of the following shall not affect the liability of the Guarantors hereunder:

                      (i) at any time or from time to time, without notice to the Guarantors, the time for any performance of or compliance with any of the Guaranteed Obligations shall be extended, or such performance or compliance shall be waived;

                      (ii) any of the acts mentioned in any of the provisions of this Agreement or the Notes or any other agreement or instrument referred to herein or therein shall be done or omitted;

                      (iii) the maturity of any of the Guaranteed Obligations shall be accelerated, or any of the Guaranteed Obligations shall be modified, supplemented or amended in any respect, or any right under this Agreement or the Notes or any other agreement or instrument referred to herein or therein shall be waived or any other guarantee of any of the Guaranteed Obligations or any security or collateral therefor shall be released or exchanged in whole or in part or otherwise dealt with; or

                      (iv) any lien or security interest granted to, or in favor of, the Agent or any Bank or Banks as security for any of the Guaranteed Obligations shall fail to be perfected.

          The Guarantors hereby expressly waive diligence, presentment, demand of payment, protest and all notices whatsoever, and any requirement that the Agent or any Bank exhaust any right, power or remedy or proceed against the Company under this Agreement or the Notes or any other agreement or instrument referred to herein or therein, or against any other Person under any other guarantee of, or security for, any of the Guaranteed Obligations; it being expressly understood that this is a guaranty of payment not a guaranty of collection.

               11.03 Reinstatement. The obligations of the Guarantors under this Section 11 shall be automatically reinstated if and to the extent that for any reason any payment by or on behalf of the company in respect of the Guaranteed Obligations is rescinded or must be otherwise restored by any holder of any of the Guaranteed Obligations, whether as a result of any proceedings in bankruptcy or reorganization or otherwise and the Guarantors agree that they will indemnify the Agent and each Bank on demand for all reasonable costs and expenses (including, without limitation, fees of counsel) incurred by the Agent or such Bank in connection with such rescission or restoration.

               11.04 Primary Liability of Guarantors; Subrogation. Each Guarantor agrees that this Section 11 may be enforced by the Agent or the Banks without the necessity at any time of resorting to or exhausting any other security or collateral and without the necessity at any time of having recourse to the Notes or any other of the Basic Documents or any collateral, if any, hereafter securing the Guaranteed Obligations or otherwise and each Guarantor hereby waives the right to require the Agent or the Banks to proceed against the Company or any other Person (including a co-guarantor) or to require the Agent or the Banks to pursue any other remedy or enforce any other right. Without limiting the generality of the foregoing, each Guarantor hereby specifically waives the benefits of N.C. Gen. Stat. Section 26-7 through 26-9, inclusive and Section 26-12. Each Guarantor hereby waives all rights of subrogation or contribution, whether arising by contract or operation of law (including, without limitation, any such right arising under the United States Bankruptcy Code) or otherwise by reason of any payment by it pursuant to the provisions of this Section 11 and further agrees with the Company for the benefit of each of its creditors (including, without limitation, each Bank and the Agent) that any such payment by it shall constitute a contribution of capital by such Guarantor to the Company.

               11.05 Remedies. Each Guarantor agrees that, as between such Guarantor and the Banks, the obligations of the Company hereunder and under the Notes may be declared to be forthwith due and payable as provided in Section 9 hereof (and shall be deemed to have become automatically due and payable in the circumstances provided in Section 9 hereof) for purposes of Section 11.01 hereof notwithstanding any stay, injunction or other prohibition preventing such declaration (or such obligations from becoming automatically due and payable) as against the Company and that, in the event of such declaration (or such obligations being deemed to have become automatically due and payable), such obligations (whether or not due and payable by the Company) shall forthwith become due and payable by such Guarantor for purposes of said Section 11.01.

               11.06 Continuing Guarantee. The guarantee in this Section 11 is a continuing guarantee, and shall apply to all Guaranteed Obligations whenever arising.

               11.07 Limitation on Guarantee. Notwithstanding anything in this Section 11 to the contrary, the liability of any Guarantor with respect to the Guaranteed Obligations guaranteed hereunder shall not exceed the Maximum Guaranteed Amount (as defined below) as determined at the earlier of the date of the commencement of a case under the United States Bankruptcy Code in which such Guarantor is a debtor or the date enforcement of this Section 11 is sought against such Guarantor.

               For the purposes hereof, "Maximum Guaranteed Amount", for each individual Guarantor, means the sum of (a) with respect to each Loan (or portion thereof) the proceeds of which are transferred to the Guarantor, the amount of such proceeds that are transferred to the Guarantor plus (b) with respect to each Loan (or portion thereof) the proceeds of which are not transferred to the Guarantor, the lesser of (i) the outstanding amount of such Loan as of such date or (ii) the greater of (A) 95% of the Adjusted Net Worth (as defined below) of such Guarantor as of the date of such Loan or (B) 95% of the Adjusted Net Worth of such Guarantor as determined as of the earliest of
          (1) such date, (2) the date of commencement of a case under the United States Bankruptcy Code in which such Guarantor is a debtor or (3) the date enforcement is sought against such Guarantor.

               For the purposes hereof, "Adjusted Net Worth" means, as of any date of determination, with respect to a Guarantor, the excess of (a) the amount of the "present fair saleable value" of the assets of such Guarantor as of such date of determination less (b) the amount of all "liabilities, contingent or otherwise", of such Guarantor as of such date of determination. The quoted terms above shall be determined in accordance with applicable federal and state laws governing the insolvency of debtors. In determining the Adjusted Net Worth of a Guarantor for purposes of calculating the Maximum Guaranteed Amount in respect of any Loan, the liabilities of such Guarantor to be used in such determination pursuant to clause (b) above shall include the liabilities of such Guarantor in respect of all Loans other than the Loan in respect of which such calculation is being made.

                                      Section 12
                                    Miscellaneous

               12.01 Waiver. No failure on the part of the Agent or any Bank to exercise and no delay in exercising, and no course of dealing with respect to, any right, power or privilege under this Agreement or any Note shall operate as a waiver thereof, nor shall any single or partial exercise of any right, power or privilege under this Agreement or any Note preclude any other or further exercise thereof or the exercise of any other right, power or privilege. The remedies provided herein are cumulative and not exclusive of any remedies provided by law.

               12.02 Notices. All notices and other communications provided for herein (including, without limitation, any modifications of, or waivers or consents under, this Agreement) shall be given or made by telex, telecopy, telegraph, cable or in writing and telexed, telecopied, telegraphed, cabled, mailed or delivered to the intended recipient at the "Address for Notices" specified below its name on the signature pages hereof (or in the case of any Guarantor, in care of the Company at the Company's address for notices); or, as to any party, at such other address as shall be designated by such party in a written notice to each other party. Except as otherwise provided in this Agreement, all such communications shall be deemed to have been duly given when transmitted by telex or telecopier, delivered to the telegraph or cable office or personally delivered or, in the case of a mailed notice, upon receipt, in each case given or addressed as aforesaid; provided, however, that if any notice is received on a date other than a Business Day then such notice shall not be deemed to have been delivered until the next Business Day.

               12.03  Expenses, Indemnification Etc..

                      (a) The  Company agrees to  pay or reimburse  each of
               the Banks and the Agent for paying: (i) all reasonable out-of-pocket costs and expenses of the Agent (including, without limitation, the reasonable fees and expenses of counsel to the Agent), in connection with (1) the negotiation, preparation, execution and delivery of this Agreement and the other Basic Documents and the making of the Loans hereunder and (2) any amendment, modification or waiver of any of the terms of this Agreement or any of the other Basic Documents; (ii) all reasonable costs and expenses of the Banks and the Agent (including reasonable counsels' fees) in connection with any Default or Event of Default and any enforcement or collection proceedings resulting therefrom; and (iii) all transfer, stamp, documentary or other similar taxes, assessments or charges levied by any governmental or revenue authority in respect of this Agreement or any of the other Basic Documents or any other document referred to herein or therein.

                      (b) The Company hereby agrees to indemnify the Agent and each Bank and their respective directors, officers, employees and agents from, and hold each of them harmless against, any and all losses, liabilities, claims, damages or expenses incurred by any of them arising out of or by reason of any investigation or litigation or other proceedings (including any threatened investigation or litigation or other proceedings) relating to any actual or proposed use by the Company or any of its Subsidiaries of the proceeds of any of the Loans, including, without limitation, the reasonable fees and disbursements of counsel incurred in connection with any such investigation or litigation or other proceedings (but excluding any such losses, liabilities, claims, damages or expenses incurred by reason of the gross negligence or willful misconduct of the Person to be indemnified).

               12.04 Amendments, Etc.. Except as otherwise expressly provided in this Agreement, any provision of this Agreement may be amended or modified only by an instrument in writing signed by the Company, the Agent and the Majority Banks, or by the Company and the Agent acting with the consent of the Majority Banks, and any provision of this Agreement may be waived by the Majority Banks or by the Agent acting with the consent of the Majority Banks; provided that no amendment, modification or waiver shall, unless by an instrument signed by all of the Banks or by the Agent acting with the consent of all of the Banks: (i) increase or extend the term of, or extend the time or waive any requirement for the reduction or termination of, the Commitments,
          (ii) extend the date fixed for the payment of principal of or interest on any Loan, (iii) reduce the amount of any payment of principal thereof or the rate at which interest is payable thereon or any fee is payable hereunder, (iv) alter the terms of this Section 12.04, (v) amend the definition of the term "Majority Banks", (vi) amend, modify or waive any of the conditions  precedent  set forth  in Section  6 hereof;  or (vii)
          release  the  Company  or  any  Guarantor  (which  is a  Material
          Subsidiary)   from  its  obligations   hereunder;  and  provided,
          further, that any amendment of Section 10 hereof, or which increases the obligations of the Agent hereunder, shall require the consent of the Agent.

               12.05 Successors and Assigns. Subject to Section 12.06, this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns.

               12.06  Assignments and Participations.

                      (a) The Company may not assign its rights or obligations hereunder or under the Notes without the prior consent of all of the Banks and the Agent.

                      (b) No Bank may assign to any Person (an "Assignee") any of its Loans, its Notes, its Revolving Credit Commitment Percentage or its Term Loan Commitment Percentage without the prior consent of the Company and the Agent (which shall not be unreasonably withheld); provided, (i) without the consent of the Company or the Agent, any Bank may (subject to the further clauses below and subject to prior written notice to the Agent) assign to an Affiliate thereof or to another Bank (or an Affiliate of such other Bank) all or any portion of its aggregate commitment hereunder, (ii) any such partial assignment shall be at least $14,000,000 (unless such partial assignment is to a Bank and then at least $10,000,000) and in incremental multiples of $1,000,000 in excess thereof; (iii) such assigning Bank shall also simultaneously assign to such assignee the same proportion of each of its Loans, Revolving Credit Commitment Percentage and Term Loan Commitment Percentage then outstanding (together with the same proportion of its Note or Notes then outstanding); (iv) so long as no Default or Event of Default shall have occurred and be continuing, no Bank may make an assignment if, after giving effect thereto, the remaining aggregate amount of its commitment hereunder is less than $12,000,000; and (v) such assignment shall be in substantially the form of the Assignment Agreement attached hereto as Exhibit F. Upon written notice to the Company and the Agent of an assignment permitted by the preceding sentence (which notice shall identify the Assignee and the amount of the assigning Bank's Loans, Revolving Credit Commitment Percentage and Term Loan Commitment Percentage assigned in detail reasonably satisfactory to the Agent) and upon the effectiveness of any assignment consented to by the Company and the Agent, the assignee shall have, to the extent of such assignment (unless otherwise provided in such assignment with the consent of the Company and the Agent), the obligations, rights and benefits of a Bank hereunder holding the Revolving Credit Commitment Percentage, the Term Loan Commitment Percentage and Loans (or portions thereof) assigned to it (in addition to the Revolving Credit Commitment Percentage, the Term Loan Commitment Percentage and Loans, if any, theretofore held by such assignee) and the assigning Bank shall, to the extent of such assignment, be released from the Revolving Credit Commitment Percentage and Term Loan Commitment Percentage (or portions thereof) so assigned. The provision of clauses (ii) and (iv) of this
               Section 12.06(b) shall not be applicable to any assignment effected pursuant to Section 5.06 hereof. The assigning Bank shall pay the Agent an assignment fee of $2500 upon the effectiveness of any assignment permitted by this Section 12.06(b). No Bank may assign any of its Loans, Notes, Revolving Credit Commitment Percentage or Term Loan
               Commitment Percentage to any Obligor or any Affiliate thereof.

                      (c) A Bank may sell or agree to sell to one or more other Persons a participation in all or any part of any Loan held by it or Loans made or to be made by it, in which event each such participant shall be entitled to the rights and benefits of the provisions of Section 8.01(h) hereof with respect to its participation in such Loan as if (and the Company shall be directly obligated to such participant under such provisions as if) such participant were a "Bank" for purposes of said Section, but shall not have any other rights or benefits under this Agreement or any Note (the participant's rights against such Bank in respect of such participation to be those set forth in the agreement (the "Participation Agreement") executed by such Bank in favor of the participant). All amounts payable by the Company to any Bank under Section 5 hereof shall be determined as if such Bank had not sold or agreed to sell any participations in such Loan and as if such Bank were funding all of such Loan in the same way that it is funding the portion of such Loan in which no participations have been sold. In no event shall a Bank that sells a participation be obligated to the participant under the Participation Agreement to take or refrain from taking any action hereunder or under such Bank's Notes except that such Bank may agree in the Participation Agreement that it will not, without the consent of the participant, agree to (i) the increase or extension of the term, or the extension of the time or waiver of any requirement for the reduction or termination, of such Bank's Commitments, (ii) the extension of any date fixed for the payment of principal of or interest on the related Loan or Loans or any portion of any fees payable to the participant, (iii) the reduction of any payment of principal thereof or (iv) the reduction of the rate at which either interest is payable thereon or (if the participant is entitled to any part thereof) commitment fee is payable hereunder to a level below the rate at which the participant is entitled to receive interest or commitment fee (as the case may be) in respect of such participation.

                      (d) A Bank may furnish any information concerning the Company or any of its Subsidiaries in the possession of such Bank from time to time to assignees and participants (including prospective assignees and participants), subject, however, to the provisions of Section 12.12 hereof.

                      (e) Anything in this Section 12.06 to the contrary notwithstanding, any Bank may assign and pledge all or any portion of its Loans and its Notes to any Federal Reserve Bank (and its transferees) as collateral security pursuant to Regulation A and any Operating Circular issued by such Federal Reserve Bank. No such assignment shall release the assigning Bank from its obligations hereunder.

               12.07 Survival. The obligations of the Company under Sections 5.01, 5.05 and 12.03 hereof, the Guaranteed Obligations of the Guarantors in respect of such Sections, and the provisions of Section 11.03 hereof in respect of any Guarantor, shall survive the repayment of the Loans and the termination of the Commitments.

               12.08 Captions. The table of contents and captions and section headings appearing herein are included solely for convenience of reference and are not intended to affect the interpretation of any provision of this Agreement.

               12.09 Counterparts. This Agreement may be executed in any number of counterparts, all of which taken together shall constitute one and the same instrument and any of the parties hereto may execute this Agreement by signing any such counterpart.

               12.10 Governing Law; Submission to Jurisdiction. THIS AGREEMENT AND THE NOTES SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NORTH CAROLINA. THE

          COMPANY AND EACH GUARANTOR HEREBY SUBMITS TO THE NONEXCLUSIVE JURISDICTION OF THE UNITED STATES DISTRICT COURT FOR THE WESTERN DISTRICT OF NORTH CAROLINA AND OF ANY NORTH CAROLINA STATE COURT SITTING IN MECKLENBURG COUNTY, NORTH CAROLINA FOR THE PURPOSES OF ALL LEGAL PROCEEDINGS ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY. THE COMPANY AND EACH GUARANTOR IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY LAW, ANY OBJECTION WHICH IT MAY NOW OR HEREAFTER HAVE TO THE LAYING OF THE VENUE OF ANY SUCH PROCEEDING BROUGHT IN SUCH A COURT AND ANY CLAIM THAT ANY SUCH PROCEEDING BROUGHT IN SUCH A COURT HAS BEEN BROUGHT IN AN INCONVENIENT FORUM.

               12.11 Waiver of Jury Trial. EACH OF THE COMPANY, THE GUARANTORS, THE AGENT AND THE BANKS HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY LAW, ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY.

               12.12   Confidentiality.  Each Bank and the Agent agrees (on
          behalf of itself and each of its affiliates, directors, officers, employees and representatives) to use reasonable precautions to keep confidential, in accordance with their customary procedures for handling confidential information of this nature and in accordance with safe and sound banking practices, any non-public information supplied to it by the Company pursuant to this
          Agreement   which  is   identified  by   the  Company   as  being
          confidential  at the time  the same is delivered  to the Banks or
          the  Agent,   provided  that  nothing  herein   shall  limit  the
          disclosure of any such information (i) to the extent required by statute, rule, regulation or judicial process, (ii) to counsel for any of the Banks or the Agent, (iii) to bank examiners, auditors or accountants or other professional advisors involved in the administration of  the transactions contemplated hereby or any Affiliate of  the disclosing
          party, (iv) to the Agent or any other Bank, (v) in connection with any litigation or dispute to which any one or more of the Banks is a party, (vi) to any assignee or participant (or prospective assignee or participant) so long as such assignee or participant (or prospective assignee or participant) first executes and delivers to the respective Bank a Confidentiality Agreement in substantially the form of Exhibit D hereto or (vii) to the extent such information has been received from any Person not bound by a duty of confidentiality;
          provided,   further,  that,  unless  specifically  prohibited  by
          applicable  law  or  court  order,  each  Bank  shall,  prior  to disclosure  thereof,  notify  the  Company  of  any  request  for
          disclosure  of  any  such   non-public  information  (x)  by  any
          governmental agency or representative thereof (other than any such request in connection with an examination of the financial condition of such Bank by such governmental agency) or (y) pursuant to legal process; and provided finally that in no event shall any Bank or the Agent be obligated or required to return any materials furnished by the Company. The obligations of each

          Bank under this Section 12.12 shall supersede and replace the obligations of such Bank under any confidentiality letter in respect of this financing signed and delivered by such Bank to the Company prior to the date hereof.

               12.13 Severability. If any provision of any of the Basic Documents is determined to be illegal, invalid or unenforceable, such provision shall be fully severable and the remaining provisions shall remain in full force and effect and shall be construed without giving effect to the illegal, invalid or unenforceable provisions.

               12.14 Entirety. This Agreement, together with the other Basic Documents, represents the entire agreement of the parties hereto and supersede all prior agreements and understandings, oral or written, if any, between the parties.

               IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed under seal as of the day and year first above written.

          ATTEST:                       LADD FURNITURE, INC.


          By:_____________              By:
             Secretary                     William S. Creekmuir
                                           Senior Vice President and Chief
            (corporate seal)                Financial Officer

                                        Notices

                                        One Plaza Center
                                        Box HP-3
                                        101 South Main Street
                                        High Point, NC  27261-1500

                                        Attn: Mr. William S. Creekmuir
                                              Senior Vice President and
                                              Chief Financial Officer

                                        Telecopier No.:  (910) 888-6344
                                        Telephone No.:  (910) 888-6326


                                        THE GUARANTORS

          ATTEST:                       PENNSYLVANIA HOUSE, INC.


          By:_____________              By:
              Secretary                    William S. Creekmuir
                                           Vice President
             (corporate seal)



          ATTEST:                       BROWN JORDAN COMPANY


          By:_____________              By:
              Secretary                    William S. Creekmuir
                                           Vice President
             (corporate seal)

          ATTEST:                       CLAYTON-MARCUS COMPANY, INC.


          By:______________             By:
             Secretary                     William S. Creekmuir
                                           Vice President
             (corporate seal)



          ATTEST:                       LADD CONTRACT SALES CORPORATION


          By:___________                By:
              Secretary                    William S. Creekmuir
                                           Vice President
              (corporate seal)



          ATTEST:                       FOURNIER FURNITURE, INC.


          By:______________             By:
              Secretary                    William S. Creekmuir
                                           Vice President
              (corporate seal)



          ATTEST:                       BARCLAY FURNITURE CO.


          By:________________           By:
               Secretary                   William S. Creekmuir
                                           Vice President
               (corporate seal)



          ATTEST:                       AMERICAN FURNITURE COMPANY,
                                        INCORPORATED


          By:_________________          By:
              Secretary                    William S. Creekmuir
                                           Vice President
              (corporate seal)

          ATTEST:                       PILLIOD FURNITURE, INC.


          By:________________           By:
              Secretary                    William S. Creekmuir
                                           Vice President
              (corporate seal)



          ATTEST:                       LEA INDUSTRIES, INC. (a North
                                        Carolina corporation)


          By:_______________            By:
              Secretary                    William S. Creekmuir
                                           Vice President
              (corporate seal)

                                      NATIONSBANK OF NORTH CAROLINA, N.A.,
                                      individually as a Bank and as the Agent


                                        By:
                                           Name: __________________________
                                           Title: _________________________

                                        Lending Office for All Loans:

                                        NationsBank of North Carolina, N.A.
                                        NationsBank Corporate Center
                                        100 North Tryon Street
                                        Charlotte, NC 28255

                                        Address for  Notices:

                                        NationsBank of North Carolina, N.A.
                                        NationsBank Corporate Center
                                        100 North Tryon Street
                                        8th Floor
                                        Charlotte, NC 28255
                                        Attn: Greg Powell

                                        Telecopier No.: (704) 386-1270
                                        Telephone No.:  (704) 386-1826

                                        CIBC INC.


                                        By:
                                           E. Roger Colden
                                           Vice President

                                        Lending Office for All
                                           Loans:

                                        CIBC Inc.
                                        Two Paces West
                                        2727 Paces Ferry Rd.
                                        Suite 1200
                                        Atlanta, GA 30339
                                        Attn:  E. Roger Colden

                                        Address for Notices:

                                        CIBC Inc.
                                        Two Paces West
                                        2727 Paces Ferry Rd.
                                        Suite 1200
                                        Atlanta, GA 30339
                                        Attn:  Miriam McCart

                                        Telex No.:  542413 CanBank Atl
                                        Telecopier No.: (404) 319-4954
                                        Telephone No.:  (404) 319-4902

                                        Creditanstalt Corporate
                                          Finance, Inc.


                                        By:
                                           Robert M. Biringer
                                           Senior Vice President

                                        By:
                                           Daniel D. Lensgraf
                                           Senior Associate


                                        Lending Office for All Loans:

                                        Creditanstalt Corporate Finance,
                                          Inc.
                                        Two Ravinia Drive
                                        Suite 1680
                                        Atlanta, GA  30346

                                        Address for Notices:

                                        Creditanstalt Corporate Finance,
                                          Inc.
                                        245 Park Avenue
                                        New York, NY  10167
                                        Attention:  Mr. Dennis O'Dowd

                                        Telex:  424700
                                        Telecopier:  (212) 856-1234
                                        Telephone No:  (212) 856-1000

                                        WACHOVIA BANK OF NORTH
                                        CAROLINA, N.A.

                                        By:
                                           Pete T. Callahan
                                           Vice President

                                        Lending Office for All
                                           Loans:

                                        Wachovia Bank of North
                                        Carolina, N.A.
                                        200 North Main Street
                                        High Point, NC 27260
                                        Attn: Pete T. Callahan

                                        Address for Notices:

                                        Wachovia Bank of North
                                        Carolina, N.A.
                                        200 North Main Street
                                        High Point, NC 27260
                                        Attn: Pete T. Callahan

                                        Telecopier No.: (919) 887-1962
                                        Telephone No.:  (919) 887-7642

                                        ABN AMRO BANK N.V.

                                        By:
                                           Patrick A. Thom
                                           Assistant Vice President

                                        Lending Office for All
                                           Loans:

                                        ABN AMRO Bank N.V.
                                        One Ravinia Drive, Suite 1200
                                        Atlanta, GA 30346
                                        Attn: Patrick A. Thom

                                        Address for Notices:

                                        ABN AMRO Bank N.V.
                                        One Ravinia Drive, Suite 1200
                                        Atlanta, GA 30346
                                        Attn: Patrick A. Thom

                                        Telecopier No.: (404) 395-9188
                                        Telephone No.:  (404) 399-7381

                                        Branch Banking and Trust Company

                                        By:
                                           Hoyt W. Almond
                                           Sr. Vice President

                                        Lending Office for All
                                           Loans:

                                        Branch Banking and Trust Company
                                        645 N. Main, 2nd Floor
                                        High Point, NC 27262
                                        Attn: Hoyt W. Almond

                                        Address for Notices:

                                        Branch Banking and Trust Company
                                        645 N. Main, 2nd Floor
                                        High Point, NC 27262
                                        Attn: Hoyt W. Almond

                                        Telecopier No.: (910) 841-8455
                                        Telephone No.:  (910) 889-1130

                                        Commonwealth Bank, a division
                                           of Meridian Bank

                                        By:
                                           Ross M. Chrisman


                                        Lending Office for All
                                           Loans:

                                        Commonwealth Bank, a division
                                          of Meridian Bank
                                        239 Market Street
                                        Lewisburg, PA 17837
                                        Attn:  Ross M. Chrisman

                                        Address for Notices:

                                        Commonwealth Bank, a division
                                          of Meridian Bank
                                        239 Market Street
                                        Lewisburg, PA 17837
                                        Attn:  Ross M. Chrisman

                                        Telecopier No.: (717) 524-2258
                                        Telephone No.:  (717) 524-4539

                                        FIRST UNION NATIONAL BANK OF
                                           NORTH CAROLINA


                                        By:
                                           Kent Phillips


                                        Lending Office for All
                                           Loans:

                                        First Union National Bank of
                                           North Carolina
                                        300 North Greene Street, 5th Floor
                                        Greensboro, NC 27420
                                        Attn:  Kent Phillips

                                        Address for Notices:

                                        First Union National Bank of
                                           North Carolina
                                        300 North Greene Street, 5th Floor
                                        Greensboro, NC 27420
                                        Attn:  Kent Phillips

                                        Telecopier No.: (910) 378-4043
                                        Telephone No.:  (910) 378-4080

                                       PNC Bank, National Association


                                        By:
                                           Jim Fink
                                           Vice President, SE Group

                                        Lending Office for All
                                           Loans:

                                        PNC Bank, National Association
                                        Fifth Avenue & Wood Street
                                        Pittsburgh, PA 15265
                                        Attn: Jim Fink

                                        Address for Notices:

                                        PNC Bank, National Association
                                        Fifth Avenue & Wood Street
                                        Pittsburgh, PA 15265
                                        Attn: Jim Fink

                                        Telecopier No.: (412) 762-6484
                                        Telephone No.:  (412) 762-8746

                                        NBD Bank, N.A.


                                        By:
                                           James D. Heinz
                                           Second Vice President

                                        Lending Office for All
                                           Loans:

                                        NBD Bank, N.A.
                                        611 Woodward
                                        Detroit, MI 48226
                                        Attn: James D. Heinz

                                        Address for Notices:

                                        NBD Bank, N.A.
                                        611 Woodward
                                        Detroit, MI 48226
                                        Attn: James D. Heinz

                                        Telecopier No.: (313) 225-2649
                                        Telephone No.:  (313) 225-4227

                                                                EXHIBIT A-1

                         [Form of Revolving Credit Loan Note]


                                   PROMISSORY NOTE


          $                                                October 19, 1994
                                                  Charlotte, North Carolina

               FOR VALUE RECEIVED, LADD FURNITURE, INC., a North Carolina corporation (the "Company"), hereby promises to pay to the order of __________________________ (the "Bank"), for the account of its respective Applicable Lending Offices provided for by the Credit Agreement referred to below, at the principal office of NationsBank of North Carolina, N.A., 100 North Tryon, Charlotte, NC 28255, the principal sum of _________________ Dollars (or such lesser amount as shall equal the aggregate unpaid principal amount of the Revolving Credit Loans made by the Bank to the Company under the Credit Agreement), in lawful money of the United States of America and in immediately available funds, on the dates and in the principal amounts provided in the Credit Agreement, and to pay interest on the unpaid principal amount of each such Revolving Credit Loan, at such office, in like money and funds, for the period commencing on the date of such Revolving Credit Loan until such Revolving Credit Loan shall be paid in full, at the rates per annum and on the dates provided in the Credit Agreement.

               The date made, continued or converted, amount, type, interest rate and duration of Interest Period (if applicable) of each Revolving Credit Loan made by the Bank to the Company, and each payment made on account of the principal thereof, shall be recorded by the Bank on its books and, prior to any transfer of this Revolving Credit Loan Note, endorsed by the Bank on the schedule attached hereto or any continuation thereof; provided that the failure of the Bank to make any such recordation or endorsement shall not effect the obligations of the Company hereunder or under the Credit Agreement.

               This Note is one of the Revolving Credit Loan Notes referred to in the Credit Agreement (as modified and supplemented and in effect from time to time, the "Credit Agreement") dated as of _____________, 1994 between the Company, the Guarantors named therein, the Banks named therein (including the Bank) and NationsBank of North Carolina, N.A., as Agent, and evidences Revolving Credit Loans made by the Bank thereunder. Capitalized terms used in this Revolving Credit Loan Note have the respective meanings assigned to them in the Credit Agreement and the terms and conditions of the Credit Agreement are expressly incorporated herein and made a part hereof.

               The Credit Agreement provides for the acceleration of the maturity of the Revolving Credit Loans evidenced by this Revolving Credit Loan Note upon the occurrence of certain events (and for payment of collection costs in connection therewith) and for prepayments of Revolving Credit Loans upon the terms and conditions specified therein.

               Except as permitted by Section 12.06(b) of the Credit Agreement, this Revolving Credit Loan Note may not be assigned by the Bank to any other Person.

               THIS REVOLVING CREDIT LOAN NOTE SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NORTH CAROLINA.

               IN WITNESS WHEREOF, the Company has caused this Note to be executed under seal as of the date first above written.


                                        LADD FURNITURE, INC.


                                        By:
                                           Name:
                                           Title:


          ATTEST:

          By:_____________ Secretary

             (corporate seal)

                                  SCHEDULE OF LOANS
          or converted under the Credit Agreement to the Company, on the dates, in the principal amounts, of the types, bearing interest at the rates and having Interest Periods (if applicable) of the duration set forth below, subject to the payments, prepayments, continuations and conversions of principal set forth below:

                                                   Amount
     Date                                           Paid,
     Made,    Principal                 Duration  Prepaid,
   Continued   Amount   Type               of     Continued  Unpaid
      or         of      of   Interest  Interest     or     Principal  Notation
   Converted    Loan    Loan    Rate     Period   Converted  Amount     Made By

                                                                EXHIBIT A-2


                               [Form of Term Loan Note]


                                   PROMISSORY NOTE


          $                                                October 19, 1994
                                                  Charlotte, North Carolina

               FOR VALUE RECEIVED, LADD FURNITURE, INC., a North Carolina corporation (the "Company") hereby promises to pay to the order of ________________________________________ (the "Bank"), for
          account of its respective Applicable Lending Offices provided for by the Credit Agreement referred to below, at the principal office of NationsBank of North Carolina, N.A., 100 North Tryon, Charlotte, NC 28255, the principal sum of ________________ Dollars (or such lesser amount as shall equal the aggregate unpaid principal amount of the Term Loan made by the Bank to the Company under the Credit Agreement), in lawful money of the United States of America and in immediately available funds, on the dates and in the principal amounts provided in the Credit Agreement, and to pay interest on the unpaid principal amount of the Term Loan, at such office, in like money and funds, for the period commencing on the date of such Term Loan until such Term Loan shall be paid in full, at the rates per annum and on the dates provided in the Credit Agreement.

               The date made, continued or converted, amount, type, interest rate and duration of Interest Period (if applicable) of the Term Loan (or any portion thereof) made by the Bank to the Company, and each payment made on account of the principal thereof, shall be recorded by the Bank on its books and, prior to any transfer of this Term Loan Note, endorsed by the Bank on the schedule attached hereto or any continuation thereof; provided that the failure of the Bank to make any such recordation or endorsement shall not effect the obligations of the Company hereunder or under the Credit Agreement.

               This Note is one of the Term Loan Notes referred to in the Credit Agreement (as modified and supplemented and in effect from time to time, the "Credit Agreement") dated as of ______________, 1994 between the Company, the Guarantors named therein, the Banks named therein (including the Bank) and NationsBank of North Carolina, N.A., as Agent, and evidences the Term Loan made by the Bank thereunder. Capitalized terms used in this Term Loan Note have the respective meanings assigned to them in the Credit Agreement, and the terms and conditions of the Credit Agreement are expressly incorporated herein and made a part hereof.

               The Credit Agreement provides for the acceleration of the maturity of the Term Loan evidenced by this Term Loan Note upon the occurrence of certain events (and for payment of collection costs in connection therewith) and for prepayments of such Term Loan upon the terms and conditions specified therein.

               Except as permitted by Section 12.06(b) of the Credit Agreement, this Term Loan Note may not be assigned by the Bank to any other Person.

               THIS TERM LOAN NOTE SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NORTH CAROLINA.

               IN WITNESS WHEREOF, the Company has caused this Note to be executed under seal as of the date first above written.


                                             LADD FURNITURE, INC.


                                             By:
                                             Title:


          ATTEST:

          By:_____________ Secretary

             (corporate seal)

                                  SCHEDULE OF LOANS

               This Note evidences the Term Loan made, continued or converted under the Credit Agreement to the Company, on the dates, in the principal amounts, of the types, bearing interest at the rates and having Interest Periods (if applicable) of the duration set forth below, subject to the payments, prepayments, continuations and conversions of principal set forth below:

                                                   Amount
     Date                                           Paid,
     Made,    Principal                 Duration  Prepaid,
   Continued   Amount   Type               of     Continued  Unpaid
      or         of      of   Interest  Interest     or     Principal  Notation
   Converted    Loan    Loan    Rate     Period   Converted  Amount     Made By

                                                                EXHIBIT A-3

                         [Form of Competitive Bid Loan Note]


                                   PROMISSORY NOTE


          $115,000,000                                     October 19, 1994
                                                  Charlotte, North Carolina

               FOR VALUE RECEIVED, LADD FURNITURE, INC., a North Carolina corporation (the "Company"), hereby promises to pay to the order of __________________________ (the "Bank"), for the account of its respective Applicable Lending Offices provided for by the Credit Agreement referred to below, at the principal office of NationsBank of North Carolina, N.A., 100 North Tryon, Charlotte, NC 28255, the principal sum of ONE HUNDRED FIFTEEN MILLION DOLLARS (or such lesser amount as shall equal the aggregate unpaid principal amount of the Competitive Bid Loans made by the Bank to the Company under the Credit Agreement), in lawful money of the United States of America and in immediately available funds, on the dates and in the principal amounts provided in the Credit Agreement, and to pay interest on the unpaid principal amount of each such Competitive Bid Loan, at such office, in like money and funds, for the period commencing on the date of such Competitive Bid Loan until such Competitive Bid Loan shall be paid in full, at the rates per annum and on the dates provided in the Credit Agreement.

               The date made, amount, interest rate and duration of Interest Period of each Competitive Bid Loan made by the Bank to the Company, and each payment made on account of the principal thereof, shall be recorded by the Bank on its books and, prior to any transfer of this Competitive Bid Loan Note, endorsed by the Bank on the schedule attached hereto or any continuation thereof; provided that the failure of the Bank to make any such recordation or endorsement shall not effect the obligations of the Company hereunder or under the Credit Agreement.

               This Note is one of the Competitive Bid Loan Notes referred to in the Credit Agreement (as modified and supplemented and in effect from time to time, the "Credit Agreement") dated as of _____________, 1994 between the Company, the Guarantors named therein, the Banks named therein (including the Bank) and NationsBank of North Carolina, N.A., as Agent, and evidences Competitive Bid Loans made by the Bank thereunder. Capitalized terms used in this Competitive Bid Loan Note have the respective meanings assigned to them in the Credit Agreement and the terms and conditions of the Credit Agreement are expressly incorporated herein and made a part hereof.

               The Credit Agreement provides for the acceleration of the maturity of the Competitive Bid Loans evidenced by this Competitive Bid Loan Note upon the occurrence of certain events (and for payment of collection costs in connection therewith) and for prepayments of Competitive Bid Loans upon the terms and conditions specified therein.

               Except as permitted by Section 12.06(b) of the Credit Agreement, this Competitive Bid Loan Note may not be assigned by the Bank to any other Person.

               THIS COMPETITIVE BID LOAN NOTE SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NORTH CAROLINA.

               IN WITNESS WHEREOF, the Company has caused this Note to be executed under seal as of the date first above written.


                                        LADD FURNITURE, INC.


                                        By:
                                           Name:
                                           Title:


          ATTEST:

          By:_____________ Secretary

             (corporate seal)

                                  SCHEDULE OF LOANS


               This Note evidences Competitive Bid Loans made under the Credit Agreement to the Company, on the dates, in the principal amounts, bearing interest at the rates and having Interest Periods of the duration set forth below, subject to the payments and prepayments of principal set forth below:



                                        Duration   Amount
                                           of       Paid     Unpaid
     Date       Principal     Interest  Interest     or     Principal  Notation
     Made     Amount of Loan    Rate     Period    Prepaid   Amount     Made By

                                                                 EXHIBIT B



                        [FORM OF OPINION OF OBLIGORS' COUNSEL]


                                             [EFFECTIVE DATE]


          Each of the Banks party to
            the Credit Agreement
            referred to below

          NationsBank of North Carolina, N.A., as Agent
          NationsBank Corporate Center
          100 N. Tryon Street
          Charlotte, NC 28255

          Ladies and Gentlemen:

               We  have  acted  as  counsel  to  LADD  Furniture,  Inc.,  a corporation  organized  under the  laws  of  North Carolina  (the
          "Company"), and to Pennsylvania House, Inc., Brown Jordan Company, Clayton-Marcus Company, Inc., LADD Contract Sales Corporation, Fournies Furniture, Inc., Barclay Furniture Co., American Furniture Company, Incorporated, Pilliod Furniture, Inc. and Lea Industries, Inc. (together with the Company, collectively, the "Obligors" and, individually, an "Obligor"), in connection with the Credit Agreement dated as of ______________, 1994 (the "Credit Agreement") among the Company, the other Obligors, the banks party thereto (the "Banks") and NationsBank of North Carolina, N.A., in its capacity as agent for said Banks (the "Agent"). All capitalized terms used but not defined herein have the respective meanings given to such terms in the Credit Agreement.

               In rendering the opinions expressed below, we have examined:

                           (i)     the Credit Agreement;

                          (ii)     the Notes;

                         (iii)     the Pledge Agreement; and

                          (iv) such corporate records of the Obligors and such other documents as we have deemed necessary as a basis for the opinions expressed below.

               In our examination, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals and the conformity with authentic original documents of all documents submitted to us as copies. When relevant facts were
          not   independently  established,  we   have  relied   upon
          statements of governmental officials and upon representations made in or pursuant to the Basic Documents and certificates of appropriate representatives of the Obligors.

               In rendering the opinions expressed below, we have assumed, with respect to all of the documents referred to in this opinion, that (except, to the extent set forth in the opinions expressed below, as to the Obligors):

                      (i) such documents have been duly authorized by, have been duly executed and delivered by, and constitute legal, valid, binding and enforceable obligations of, all of the parties to such documents;

                     (ii) all signatories to such documents have been duly authorized; and

                    (iii) all of the parties to such documents are duly organized and validly existing and have the power and authority (corporate or other) to execute, deliver and perform such documents.

               Based upon and subject to the foregoing and subject also to the comments and qualifications set forth below, and having considered such questions of law as we have deemed necessary as a basis for the opinions expressed below, we are of the opinion that:

                    1. Each Obligor is a corporation duly organized, validly existing and in good standing under the laws of (i) in the case of the Company, North Carolina and (ii) in the case of each other Obligor, the jurisdiction of its incorporation.

                    2. Each Obligor has all requisite corporate power to execute and deliver, and to perform its obligations under, each Basic Document to which it is a party. The Company has all requisite corporate power to borrow under the Credit Agreement.

                    3. The execution, delivery and performance by each Obligor of each Basic Document to which such Obligor is a party, and the borrowings by the Company under the Credit Agreement, have been duly authorized by all necessary corporate action on the part of such Obligor.

                    4. Each Basic Document has been duly executed and delivered by each Obligor party thereto.

                    5. Each Basic Document constitutes the legal, valid and binding obligation of each Obligor party thereto, enforceable against each Obligor party thereto in accordance with its terms, except as may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws relating to or affecting the rights of creditors generally and except as the enforceability of the Basic Documents is subject to the application of general principles of equity (regardless of whether considered in a proceeding in equity or at law), including, without limitation, (a) the possible unavailability of specific performance, injunctive relief or any other equitable remedy and (b) concepts of materiality, reasonableness, good faith and fair dealing.

                    6. Each Pledge Agreement creates a valid security interest in favor of the Agent, for the benefit of the Banks, under the Uniform Commercial Code as in effect in the State of North Carolina (the "Uniform Commercial Code") in all of the right, title and interest of each Pledgor in and to the Pledged Collateral (as defined in the Pledge Agreements) as collateral security for the payment of the Secured Obligations (as defined in the Pledge Agreements), except that (a) such security interest would continue in the Pledged Collateral after its sale, exchange or other disposition only to the extent provided in Sections 9-306 and 9-307 of the Uniform Commercial Code and (b) the security interest in Pledged Collateral in which a Pledgor acquires rights after the commencement of a case under the Bankruptcy Code in respect of such Pledgor may be limited by
               Section 552 of the Bankruptcy Code.

                    7. The security interest referred to in paragraph 6 above will be perfected as described below:

                    (a) the delivery to the Agent of actual physical possession of the certificates evidencing the Pledged Stock, and thereafter retention of such certificates by the Agent, will perfect the security interest in that portion of the Pledged Collateral consisting of Pledged Stock;

                    (b)  to the extent not  expressly covered by  paragraph
               (a) above, such security interest in that portion of the Pledged Collateral consisting of "proceeds" (as defined in the Uniform Commercial Code) may be perfected as and to the extent provided in Section 9-306 of the Uniform Commercial Code.

                    8.   The  Pledged  Collateral   consists  entirely   of
               property a security interest in which may be perfected by the means described in paragraph 7 above.

                    9. The aggregate issued and outstanding shares of capital stock of each Special Subsidiary consists of the type and number of shares described in Schedule 1 to the Pledge Agreement, and there exists no other issued capital stock. All of said shares have been duly and validly issued and are fully paid and nonassessable. Assuming that the Agent (or any custodian, other than the Pledgors, acting on
               the Agent's behalf) obtains, and thereafter maintains, possession of the portion of the Pledged Collateral consisting of the certificates representing any Pledged Stock in good faith and without notice of any adverse claim (as defined in Section 8-301(1) of the Uniform Commercial
               Code) and in bearer form or in registered form issued to the Agent or endorsed to the Agent or in blank, any perfected security interest therein will have priority over all other security interests theretofore or thereafter created under the Uniform Commercial Code.

                    10. No authorization, approval or consent of, and no filing or registration with, any governmental or regulatory authority or agency of the United States of America or the State of North Carolina is required on the part of any Obligor for the execution, delivery or performance by any Obligor of the Basic Documents to which such Obligor is a party or for any borrowings by the Company under the Credit Agreement.

                    11. The execution, delivery and performance by each Obligor of, and the consummation by each Obligor of the transactions contemplated by, the Basic Documents to which such Obligor is a party do not and will not (a) violate any provision of the charter or by-laws of such Obligor, (b) violate any applicable law, rule or regulation, (c) violate any order, writ, injunction or decree of any court or governmental authority or agency or any arbitral award applicable to the Company or any of its Subsidiaries of which we have knowledge or (d) result in a breach of, constitute a default under, require any consent under, or result in the acceleration or required prepayment of any Indebtedness pursuant to the terms of, any agreement or instrument listed in Schedule 7.12 of the Credit Agreement, or result in the creation or imposition of any Lien upon any property of the Company or any of its Subsidiaries pursuant to the terms of any such agreement of instrument.

                    12. Other than as previously disclosed in writing to the Banks or contained in Schedule 7.03 of the Credit Agreement, we have no knowledge of any legal or arbitral
               proceedings,  or   any   proceedings  by   or   before   any
               governmental or regulatory authority or agency, now pending or overtly threatened in writing against the Company or any of its Subsidiaries or any of their respective properties that, if adversely determined, could have a material adverse effect on (i) the property, business, operations, financial condition, prospects, liabilities or capitalization of the Company and its Subsidiaries taken as a whole, (ii) the ability of any Obligor to perform its obligations under any of the Basic Documents to which it is a party, (iii) the validity or enforceability of any of the Basic Documents,
               (iv)  the rights  and remedies  of
               the  Banks and  the Agent under any of the  Basic Documents or
               (v) the timely payment of the principal of or interest on the Loans or other amounts payable in connection therewith.

                    The foregoing opinions are subject to the following comments and qualifications:

                    A. The enforceability of Section 12.03 of the Credit Agreement may be limited by laws rendering unenforceable indemnification contrary to Federal or state securities laws and public policy.

                    B. The enforceability of provisions in the Basic Documents to the effect that terms may not be waived or modified except in writing may be limited under certain circumstances.

                    C. We express no opinion as to (i) the effect of the laws of any jurisdiction in which any Bank is located (other than North Carolina) that limit the interest, fees or other charges such Bank may impose and (ii) the enforceability of
               Section 4.06(c) of the Credit Agreement.

                    D. We express no opinion as to the effect or applicability to the obligations (or the enforceability of such obligations) of any of the Guarantors under the Credit Agreement of Section 548 of the Bankruptcy Code or any other provision of law relating to fraudulent conveyances, transfers or obligations.

                    E. We express no opinion as to any provision of the Basic Documents which provide that acceptance of late payment or other late performance shall not be deemed a waiver of the default generated thereby. The North Carolina Court of Appeals has held that when a holder of a note regularly accepts late payment, it is deemed to waive its right to accelerate the debt because of the late payments until it notifies the maker that prompt payments are again required. Consequently, the principal may be extended to other late performances under the Basic Documents.

                    F.   We express no opinion  as to the enforceability of
               any provisions of the Basic Documents which may be unenforceable or limited by the provisions of N.C. Gen. Stat. Section 6-21.2 relating to the allowance of attorneys fees.

                    G. The provisions of Section 11 of the Credit Agreement may be limited by the requirements of N.C. Gen. Stat. Section 26-7 through Section 26-9 inclusive, and
               Section 26-12.

                    H. The obligations of the Obligors under the Basic Documents may be subject to possible limitations upon the exercise of remedial or procedural provisions contained in the Basic Documents (including limitations on waiver of certain notices), provided that such limitations do not, in our opinion, make the remedies and procedures that will be afforded to the Agent and the Banks inadequate for the practical realization of the substantive benefits pruported to be provided to the Agent and the Banks by the Basic Documents.

                    I. We express no opinion as to the enforceability of any provisions in the Basic Documents granting the Agent the right to act as an agent or attorney-in-fact for the Obligors, or limiting any fiduciary duty of the Agent to the Obligors in such capacity.

                    J. We express no opinion with respect to the enforceability of Section 12.11 of the Credit Agreement and
               Section 10(f) of the Pledge Agreement with respect to waiver of the right to trial by jury by the Obligors due to the application of N.C. Gen. Stat. (Section Mark) 22B-10.

                    K. We express no opinion as to the provisions in the Pledge Agreement with respect to the right of the Agent to bid or become a purchaser at any private sale or disposition of the Pledged Collateral.

               The foregoing opinions are limited to matters involving the Federal laws of the United States and the law of the State of North Carolina, and we do not express any opinion as to the laws of any other jurisdiction.

               At the request of our clients, this opinion is, pursuant, to
          Section 6.01(d) of the Credit Agreement, provided to you by us in our capacity as counsel to the Obligors and may not be relied upon by any Person for any purpose other than in connection with the transactions contemplated by the Credit Agreement without, in each instance, our prior written consent.

                                        Very truly yours,

                                                                  EXHIBIT C



                           [FORM OF COMPLIANCE CERTIFICATE]


                                 LADD FURNITURE, INC.

                                COMPLIANCE CERTIFICATE


          To: NationsBank of North Carolina, N.A., as Agent

          This Compliance Certificate is prepared pursuant to the Credit Agreement (the "Credit Agreement") dated as of October 19, 1994 among the Company, the Guarantors named therein, the Banks named therein and NationsBank of North Carolina as Agent. Terms defined in the Credit Agreement are used herein as therein defined. The undersigned hereby certifies that the following amounts and calculations were true and correct as of [Date]:

          1. Senior Debt to Capital mandatory prepayment calculation (Section 2.08(b)(iii))

               (a)  % of Senior Debt to Capital
                    as of Quarterly Period end                      ______%

               (b)  $ amount required to reduce % of
                    Senior Debt to Capital to 45%                   $______

               (c)  cash Net Proceeds from issuance of
                    Senior Debt (excluding advances under
                    the Credit Agreement) with a maturity
                    > 1 year during Quarterly Period                $______

               (d)  cash Net Proceeds from Equity Issuance
                    during Quarterly Period                 $_____

               (e)  cash Net Proceeds from issuance of Non
                    Senior Debt with a maturity > 1 year
                    during Quarterly Period                 $_____

               (f)  all cash Net Proceeds from Equity
                    Issuance plus issuance of Non Senior
                    Debt with a maturity of > 1 year
                    (sum of (d) + (e) but not to exceed (b))          $_____

               (g)  cash Net Proceeds subject to
                    2.08(b)(iii) mandatory prepayment
                    [sum of (c) + (f)]                                $_____

               (h)  Term Loan Prepayments = (g), but not
                    to exceed balance of Term Loans or
                    (b) above                                         $_____

               (i)  Revolving Credit Prepayment
                    [(g) less (h) if greater than $0]                 $_____

          2.   Dispositions, Equity Issuances and Debt
               Issuances (Sections 2.08(b)(i) and 8.05(d))

               (a)  cash Net Proceeds from Equity
                    Issuances made on or after January 2, 1994
                    plus cash Net Proceeds from Debt
                    Issuances (other than the initial funding
                    under the Credit Agreement) made on or
                    after January 2, 1994 less cumulative
                    repayments of Term Loans and Revolving
                    Credit Loans pursuant to
                    Section 2.08(b)(iii)                              $_____

               (b)  Net Proceeds from Dispositions during
                    Quarterly Period

                    (i)    Month end 1                    $_____
                    (ii)   Month end 2                    $_____
                    (iii)  Month end 3                    $_____

                                 Total                    $_____

               (c)  aggregate Net Proceeds from all
                    Dispositions made on or after
                    January 2, 1994 and prior to 180
                    days from current Quarterly Date                 $_____

               (d)  total source of funds [sum of
                    (a)+(c)]                                         $_____

               (e)  amount reinvested on or after
                    January 2, 1994 [sum of (i)+(ii)
                    +(iii)+(iv)]

                    itemized:

                    (i)    Acquisitions during Quarterly
                           Period                         $_____
                    (ii)   other Acquisitions on or
                           after January 2, 1994          $_____
                    (iii)  capital expenditures during
                           Quarterly Period               $_____
                    (iv)   other capital expenditures
                           on or after January 2, 1994    $_____

                                 Total                               $_____

               (f)  total source of funds less
                    reinvestments on or after January 2,
                    1994 [(d)-(e)], but not less than $0             $_____

               (g)  Special Dividend Payments                        $_____

               (h)  funds subject to recapture
                    [(f)+(g)]                                        $_____

               (i)  15% of Total Tangible Assets at
                    Quarterly Date                                   $_____

               (j)  Disposition proceeds subject to
                    2.08(b)(i) prepayment - the amount by
                    which (h) exceeds (i)                            $_____

               (k)  Amount of Disposition proceeds
                    previously used to prepay Term
                    Loan or Revolving Credit Loans                   $_____

               (l)  Term Loan Prepayments = (j) less
                    (k), but not to exceed balance
                    of Term Loans  [ignore if
                    <$2,000,000]                                     $_____

               (m)  Revolving Credit Loan Prepayment
                    [(j) less (k) less (l) if greater
                    than $0]                                          $_____


          3.   Section 8.06(h) Liens

               (a) Fair market value ("FMV") of property secured by purchase money liens: $____________

               (b)  Indebtedness secured by property
                    in (a): $_________________

               (c)  Maximum permitted Indebtedness
                    under 8.06(h) as a percentage of
                    FMV: 90%

               (d)  Maximum permitted Indebtedness under Section
                    8.06(h): 10% of Consolidated Net Worth: $__________

          4.   Section 8.06(j) (Additional Liens)

               (a)  Maximum  Liens   permitted   under  8.06(j):   10%   of
                    Consolidated Net Worth: $_______________

               (b)  Actual Liens: $___________

          5.   Section 1.01  (Applicable Margin), Section  2.04 (Commitment
               Fees), Section 8.10 (Leverage Ratio)

               (a)  Maximum permitted Leverage Ratio: 55%

               (b)  Funded Debt: $

               (c)  Capital:   (i) minus (ii) plus
                               (iii) plus (iv)                $____________

                    (i)   Total Assets            $___________
                    (ii)  Current Liabilities     $___________
                    (iii) Current portion LTD     $___________
                    (iv)  Short term Debt         $___________

               (d)   Actual Leverage Ratio ((b) divided by (c)): ____%

          6.   Section 1.01 (Applicable  Margin), Section 2.04  (Commitment
          Fees)

               (a)  Senior Debt:  $

               (b)  Capital:   $
                    [from 5(c) above]

               (c)  Ratio of Senior Debt to Capital ((b) divided by
                    (c): ______%

          7.   Section 8.11 (Consolidated Net Worth)

               (a)  $ 140,000,000

               (b)  50% of aggregate NPAT for each Quarterly
                    Period since July 2, 1994:   $__________

               (c)  50% of aggregate Equity Issuances: $__________

               (d)  Minimum required Consolidated
                    Net Worth ((a) + (b) + (c)):  $_________

               (e)  Actual Consolidated Net Worth: $________

          8.   Section 8.12 (Debt Service Coverage Ratio)

               (a)  For each Rolling Four Quarterly Periods:

                            Current Q  +  Q-1  +    Q-2  +   Q-3   =  Sum

                (i)  EBIT   __________    ____      ____     ___      ____

               (ii)  Interest Expense
                            _________     ____      ___      ___      ____

               (iii) Scheduled Maturities
                     of Long Term Debt
                     (other than scheduled principal
                     payments under the Term Loan)
                            _________     ____      ___      ___      ____

               (iv)  Debt Service Coverage Ratio
                    ((i) divided by the sum of (ii) plus (iii)):      = ___:___

               (b)  Minimum required Debt Service Coverage Ratio:
                    Rolling Four Quarterly Period ending Fourth
                    Quarter Period in 1994 and First Quarterly
                    Period in 1995:                                       1.75:1
                    each Rolling Four Quarterly Period thereafter:        2.00:1


          The undersigned hereby certifies that (a) the above sets forth in reasonable detail the computations necessary to determine whether the Company is in compliance with the covenants specified in of the Credit Agreement, (b) the Company is in compliance with the covenants contained in such Credit Agreement and (c) no Default or Event of Default has occurred and is continuing under such Credit Agreement.


                                          LADD FURNITURE, INC.

                                             By:
                                             Title:

                                                                  EXHIBIT D


                         [Form of Confidentiality Agreement]



                              CONFIDENTIALITY AGREEMENT



                                             [Date]


          [Insert Name and
               Address of Prospective
               Participant or Assignee]

          Re: Credit Agreement dated as of ______________, 1994 among LADD Furniture, Inc. (the "Company"), the Guarantors named therein, the Banks party thereto, and NationsBank of North Carolina, N.A., as Agent.

          Dear _____________:

               As a Bank party to the above-referenced Credit Agreement (the "Credit Agreement"), we have agreed with LADD Furniture, Inc. pursuant to Section 12.12 of the Credit Agreement to use reasonable precautions to keep confidential, except as otherwise provided therein, all non-public information identified by the Company as being confidential at the time the same is delivered to us pursuant to the Credit Agreement.

          As provided in said Section 12.12, we are permitted to provide you, as a prospective [holder of a participation in the Loans (as defined in the Credit Agreement)] (assignee Bank), with certain of such non-public information subject to the execution and delivery by you, prior to receiving such non-public information, of a Confidentiality Agreement in this form. Such information will not be made available to you until your execution and return to us of this Confidentiality Agreement.

          Accordingly, in consideration of the foregoing, you agree (on behalf of yourself and each of your affiliates, directors,
          officers,   employees   and   representatives)   that   (A)  such
          information will not be used by you except in connection with the proposed [participation] [assignment] mentioned above and (B) you
          shall  use   reasonable  precautions,  in  accordance  with  your
          customary procedures for handling confidential information and in accordance with safe and sound banking practices, to keep such information confidential, provided that nothing herein shall limit the disclosure of any such information (i) to the extent required by statute, rule, regulation or judicial process, (ii) to your counsel or to counsel for any of the Banks or the Agent, (iii) to bank examiners, auditors or accountants, (iv) to the Agent or any other Bank or (v) in connection with any litigation to which you or any one or more of the Banks is a party; and provided finally that in no event shall you be obligated to return any materials furnished to you pursuant to this Confidentiality Agreement.

               Would you please indicate your agreement to the foregoing by signing at the place provided below the enclosed copy of this Confidentiality Agreement.

                                             Very truly yours,

                                             [Insert Name of Bank]


                                             By:
                                                Title:


          The foregoing is agreed to as of the date of this letter.

          [Insert name of prospective participant or assignee]


          By:___________________
             Title:

                                                                  EXHIBIT E

                              [Form of Pledge Agreement]


                                   PLEDGE AGREEMENT


               THIS PLEDGE  AGREEMENT is  entered into as  of ____________,
          1994        (this        "Pledge       Agreement")        between
          _________________________________ ([collectively,] the "Pledgor")
          and NATIONSBANK OF NORTH CAROLINA, N.A., as Agent (together with its successors in such capacity, the "Agent") for the Banks (as defined below).

               The Pledgor (as Borrower), the Agent, the Guarantors named therein and certain Banks party thereto (the "Banks") entered into that certain Credit Agreement dated as of _____________________, 1994 (as modified and supplemented from time to time, the "Credit Agreement"), which provides for, subject to the terms and conditions thereof, an extension of credit to be made by the Banks to the Pledgor in an aggregate principal amount not to exceed $190,000,000.

               The Pledgor is the beneficial and record owner of the issued and outstanding shares of the capital stock specified on Schedule 1 hereto of [LFI Capital Management, Inc. and Cherry Grove, Inc.,] a Delaware corporation (the "Special Subsidiary").

               As a condition precedent to the Banks entering into the Credit Agreement, the Pledgor has agreed to pledge its shares of capital stock in the Special Subsidiary as security for the performance by the Pledgor of its obligations under the Credit Agreement (including, if applicable, Section 11 thereof).

               Accordingly,  for  good  and  valuable   consideration,  the
          receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

               Section  1.    Definitions.   Terms  defined  in the  Credit
          Agreement  are used herein as  defined therein.   In addition, as
          used herein:

                    "Pledged  Collateral" shall  have the  meaning ascribed
               thereto in Section 2 hereof.

                    "Pledged Stock" shall have the meaning ascribed thereto
               in Section 2(a) hereof.

                    "Secured Obligations" shall mean all obligations of the
               Pledgor under the Credit Agreement and the other Basic Documents, including, without limitation, the obligation of the Pledgor to make payments of principal and interest in full when due (whether at stated maturity, by acceleration or otherwise) or, if applicable, to perform its obligations under
               Section 11 of the Credit Agreement.

                    "Uniform  Commercial  Code"  shall  mean   the  Uniform
               Commercial Code as in effect from time to time in the State of North Carolina.

               Section 2. Pledge. As collateral security for the Secured Obligations, the Pledgor hereby pledges, hypothecates, assigns, transfers, sets over, delivers and grants to the Agent, for the benefit of the Banks, a security interest in all of the Pledgor's right, title and interest in and to the following property, whether now owned by the Pledgor or hereafter acquired and whether now existing or hereafter coming into existence (all being collectively referred to herein as the "Pledged Collateral"):

                    (a) All of the shares of stock of the Special Subsidiary identified on, and evidenced by the certificates specified in, Schedule 1 hereto and all other shares of capital stock of whatever class of the Special Subsidiary, now or hereafter owned by the Pledgor, in each case together with the certificates evidencing the same (collectively, the "Pledged Stock);

                    (b) All shares or securities representing a dividend on any of the Pledged Stock, or representing a distribution or return of capital upon or in respect of the Pledged Stock, or resulting from a split-up, revision, reclassification or other like change of the Pledged Stock or otherwise received in exchange therefor, and any subscription warrants, rights or options issued to the holders of, or otherwise in respect of, the Pledged Stock;

                    (c) Without affecting the obligations of the Pledgor under any provision prohibiting such action hereunder, in the event of any consolidation or merger in which a Special Subsidiary is not the surviving corporation, all shares of each class of the capital stock of the successor corporation formed by or resulting from such consolidation or merger; and

                    (d)  All proceeds in respect of the foregoing.

               Section 3. Delivery of the Pledged Collateral.

                    (a)  Delivery  of  Certificates.     All   certificates
               representing the Pledged Shares shall be delivered to the Agent simultaneously with or prior to the execution and
               delivery of  this Pledge Agreement.   All other certificates
               and instruments constituting Pledged Collateral shall be delivered to the Agent promptly upon the receipt thereof by
               or  on behalf  of the  Pledgor.   Prior to  delivery  to the
               Agent, all  such
               certificates and instruments shall be held by or on behalf of the Agent pursuant hereto. All such certificates shall be delivered in suitable form for transfer by delivery or shall be accompanied by duly executed updated instruments of transfer or assignment in blank, all in form and substance satisfactory to the Agent.

                    (b) Additional Securities. If the Pledgor shall receive by virtue of its being or having been the owner of any Pledged Collateral, any (i) stock certificate, including without limitation, any certificate representing a stock dividend or distribution in connection with any increase or reduction of capital, reclassification, merger, consolidation, sale of assets, combination of shares, stock splits, spin-off or split-off; (ii) option or right, whether as an addition to, substitution for, or an exchange for, any Pledged Collateral or otherwise; (iii) dividends payable in securities; or (iv) distributions of securities in connection with a partial or total liquidation, dissolution or reduction of capital, capital surplus or paid-in surplus, then the Pledgor shall receive such stock certificate, instrument, option, right or distribution in trust for the benefit of the Agent, shall segregate it from the Pledgor's other property and shall deliver it forthwith to the Agent in the exact form received together with any necessary endorsement and/or appropriate updated stock power duly executed in blank, to be held by the Agent as Pledged Collateral and as further collateral security for the Secured Obligations.

               Section 4. Pledgor's Representations and Warranties. The Pledgor represents and warrants the following:

                    (a) Authorization of Pledged Shares. The Pledged Stock is duly authorized and validly issued, is fully paid and nonassessable, is not subject to the preemptive rights of others, constitutes the stated percentage of the issued and outstanding shares of the capital stock of the Special Subsidiary as set forth on Schedule 1, and constitutes all of the Pledged Stock owned by the Pledgor as of the date hereof. All other shares of stock constituting Pledged Collateral will be duly authorized and validly issued, fully paid and nonassessable, and not subject to the preemptive rights of any person.

                    (b) Title. The Pledgor has good and indefeasible title to the Pledged Collateral and will at all times be the legal and beneficial owner of the Pledged Collateral free and clear of any Lien, adverse claim, security interest or other charge or encumbrance except for the security interest created by this Pledge Agreement. The Pledgor is the registered owner of all of the Pledged Stock.

                    (c) Exercising of Rights. The exercise by the Agent or the Banks of their rights and remedies hereunder will not contravene any law or governmental regulation or any contractual restriction binding on or affecting the Pledgor or any of its property and will not result in or require the creation of any Lien, security interest or other charge or encumbrance upon or with respect to any of its property.

                    (d) Pledgor's Authority. No authorization, approval or action by, and no notice or filing with any governmental authority or regulatory body is required either (i) for the pledge made by the Pledgor or for the granting of the security interest by the Pledgor pursuant to this Pledge Agreement; or (ii) for the exercise by the Agent or the Banks of their rights and remedies hereunder (except as may be required by laws affecting the offering and sale of securities).

                    (e) Valid Security Interest. This Pledge Agreement creates a valid security interest in favor of the Agent on behalf of the Banks in the Pledged Collateral which security interest constitutes a first priority perfected security interest in and to all of the Pledged Collateral.

                    (f) Litigation. No litigation or governmental proceeding is pending or threatened against Pledgor or any of its assets which if adversely determined would have a material adverse effect on the Pledged Collateral or the Pledgor's performance under this Pledge Agreement.

                    (g) Chief Executive Office. Each Pledgor's chief executive office is located in the jurisdiction set forth on
               Schedule 2 attached hereto and will remain there unless prior written notice is provided to the Agent to the contrary.

               Section 5. Further Assurances. The Pledgor shall, at its expense, promptly execute and deliver all further instruments and documents and take all further action that may be necessary, desirable or that the Agent may request in order to (i) perfect and protect this security interest created or purported to be created hereby; (ii) enable the Agent to exercise and enforce its rights and remedies hereunder in respect of the Pledged Collateral; and (iii) otherwise effect the purposes of the Pledge Agreement, including, without limitation and if requested by the Agent, subsequent to the occurrence and continuation of an Event of Default delivering to the Agent irrevocable proxies in respect of the Pledged Collateral. The Pledgor shall mark its books and records to reflect the security interest granted to the Agent, on behalf of the Banks, and shall cause the issuer of the Pledged Stock to mark its books and records to reflect such security interest and shall have the issuer acknowledge same to the Agent.

               Section 6.  Rights of the Agent.

                    (a) Power of Attorney. The Pledgor hereby irrevocably appoints the Agent and any officer or agent thereof the Pledgor's attorney-in-fact and proxy, with full power of substitution for and on behalf and in the name of the Pledgor or otherwise, during the existence of an Event of Default (as defined herein), in the Agent's discretion, to take any action and to execute any instrument which the Agent may deem necessary or advisable to accomplish the purpose of this Pledge Agreement, including, without limitation, the right to demand, sue for, collect or receive in the name of the Agent or in its own name, any money or property at any time payable or receivable on account of, or in exchange for, any of the Pledged Collateral.

               This power of attorney is a power coupled with an interest and shall be irrevocable. The Agent shall be under no duty to exercise or withhold the exercise of any of the rights, powers, privileges and options expressly or implicitly granted to the Agent in this Pledge Agreement, and shall not be liable for any failure to do so or any delay in doing so. The Agent shall not be liable for any act or omission or for any error of judgment or any mistake of fact or law in its individual capacity or its capacity as attorney-in-fact except acts or omissions resulting from its gross negligence or willful misconduct. This power of attorney is conferred on the Agent solely to protect, preserve and realize upon its security interest in the Pledged Collateral.

                    (b) Performance by the Agent of Pledgor's Obligations. If the Pledgor fails to perform any agreement or obligation contained herein, the Agent itself may perform, or cause performance of, such agreement or obligation, and the expenses of the Agent incurred in connection therewith shall be payable by the Pledgor pursuant to Section 9 hereof.

                    (c) Assignment by the Agent. The Agent may from time to time assign the Secured Obligations and any portion thereof and/or the Pledged Collateral and any portion thereof, and the assignee shall be entitled to all of the rights and remedies of the Agent under this Pledge Agreement in relation thereto.

                    (d) The Agent's Duty of Care. Other than the exercise of reasonable care to assure the safe custody of the Pledged Collateral while being held by the Agent hereunder, the Agent shall have no duty or liability to preserve rights pertaining thereto, it being understood and agreed that the Pledgor shall be responsible for preservation of all rights in the Pledged Collateral, and the Agent shall be relieved of all responsibility for the Pledged Collateral upon surrendering it or tendering the surrender of it to the Pledgor.

                    (e)  Voting   Rights   in   Respect   of   the  Pledged
               Collateral.

                      (i) So long as no Event of Default (as defined herein) shall have occurred and be continuing, the Pledgor may exercise any and all voting and other consensual rights pertaining to the Pledged Collateral or any part thereof for any purpose not inconsistent with the terms of this Pledge Agreement or the Agreement; and

                     (ii) Upon the occurrence and during the continuance of an Event of Default, all rights of the Pledgor to exercise the voting and other consensual rights which it would otherwise be entitled to exercise pursuant to paragraph (i) of this Section shall cease and all such rights shall thereupon become vested in the Agent which shall thereupon have the sole right to exercise such voting and other consensual rights.

                    (f)  Dividend   Rights  in   Respect  of   the  Pledged
               Collateral.

                         (i) So long as no Event of Default (as defined herein) shall have occurred and be continuing, the Pledgor shall be entitled to receive and retain all dividends paid in cash or property out of earned surplus on the Pledged Collateral.

                       (ii)   Upon   the   occurrence   and    during   the
                    continuance of an Event of Default, any and all dividends and distributions paid or payable in respect of any Pledged Collateral shall be, and shall forthwith be delivered to the Agent and shall, if received by the Pledgor, be received in trust for the benefit of the Agent, shall be segregated from the other property of the Pledgor, and shall be forthwith delivered to the Agent in the exact form received with, if appropriate, any necessary endorsement and/or appropriate updated stock powers duly executed in blank, to be (i) if cash, applied against amounts owing by Pledgor under the Credit Agreement and (ii) if not cash held by the Agent as Pledged Collateral; provided that if such
                    Event of Default is cured, any such dividend or distribution theretofore paid to the Agent shall, upon request of the Pledgor (except to the extent theretofore applied to the Secured Obligations), be returned by the Agent to the Pledgor.

                    (g) Release of Collateral. The Agent may release any of the Pledged Collateral from this Pledge Agreement without altering, varying or diminishing in any way the force, effect, lien, pledge or security interest of this

               Pledge Agreement as to the Pledged Collateral not expressly released, and this Pledge Agreement shall continue as a first priority lien, security interest, pledge and charge on all Pledged Collateral not expressly released when any of the Secured Obligations remain outstanding with respect to the Agents.

               Section 7.  Events of Default.

               The occurrence of any of the following shall be an Event of Default hereunder ("Event of Default"):

                    (a) Credit Agreement. An event which under the Credit Agreement would constitute an Event of Default; or

                    (b)  Performance by  Pledgor.   Failure on the  part of
               the Pledgor in the timely performance or observance of any covenant, obligation or liability contained herein; or

                    (c)  Representation  and Warranties.    Proof that  any
               warranty, representation or statement made or furnished to the Agent by or on behalf of the Pledgor herein was false in any material respect when made or furnished.

               Section 8.  Remedies Upon Default.

               If  any  Event  of  Default  shall  have   occurred  and  be
          continuing:

                    (a) Rights and Remedies. The Agent may exercise in respect of the Pledged Collateral, in addition to other rights and remedies provided for herein or otherwise available to it, all rights and remedies of a secured party under the Uniform Commercial Code or any other applicable law.

                    (b) Sale of Pledged Collateral. Without limiting the generality of this Section and without notice except as specified below, the Agent may, in its sole discretion, sell
               or  otherwise  dispose  of   or  realize  upon  the  Pledged
               Collateral, or any part thereof, in one or more parcels, at public or private sale, at any exchange or broker's board or elsewhere, at such price or prices and on such other terms as the Agent may deem commercially reasonable, for cash, credit or for future delivery or otherwise in accordance
               with applicable law.   The Agent may, in such event, bid for
               the purchase of such securities. The Pledgor agrees that, to the extent notice of sale shall be required by law, at least 10 days notice to the Pledgor of the time and place of any public sale or the time after which any private sale is
               to be  made shall  constitute reasonable notification.   The
               Agent shall not be obligated to make any sale of Pledged Collateral regardless of notice of sale having been given. The Agent may adjourn any public or private sale from time to time by announcement at the time and place fixed therefor, and such sale may, without further notice, be made at the time and place to which it was so adjourned.

                    (c) Private Sale. Pledgor recognizes that the Agent may deem it impracticable to effect a public sale of all or any part of the Pledged Shares or any of the securities constituting Pledged Collateral and that the Agent may, therefore, determine to make one or more private sales of any such securities to a restricted group of purchasers who will be obligated to agree, among other things, to acquire such securities for their own account, for investment and not with a view to the distribution or resale thereof. The Pledgor acknowledges that any such private sale may be at prices and on terms less favorable to the seller than the prices and other terms which might have been obtained at a public sale and, notwithstanding the foregoing, agrees that such private sale shall be deemed to have been made in a commercially reasonable manner and that the Agent shall have no obligation to delay sale of any such securities for the period of time necessary to permit the issuer of such securities to register such securities for public sale under the Securities Act of 1933. The Pledgor further acknowledges and agrees that any offer to sell such securities which has been (i) publicly advertised on a bona fide basis in a newspaper or other publication of general circulation in the financial community of New York, New York (to the extent that such offer may be advertised without prior registration under the Securities Act of 1933), or
               (ii) made privately in the manner described above shall be deemed to involve a "public sale" under the Uniform
               Commercial Code, notwithstanding that such sale may not constitute a "public offering" under the Securities Act of 1933, and the Agent may, in such event, bid for the purchase of such securities.

                    (d) Application of Proceeds. All cash proceeds received by the Agent in respect to any sale, collection from, or other realization upon, all or any part of the Pledged Collateral shall be applied as follows:

                       (i) First, to repayment of the reasonable costs and expenses, including reasonable attorneys fees and legal fees, incurred by the Agent in connection with
                    (A) the custody, preservation, use or operation of, or the sale of, collection from, or the other realization upon any Pledged Collateral, (B) the exercise or enforcement of any of the rights of the Agent hereunder, and (C) the failure of the Pledgor to perform or observe any of the provisions hereof;

                      (ii) Second, at the option of the Agent, to the payment or other satisfaction of any Liens and other encumbrances upon any of the Pledged Collateral;

                     (iii) Third, to the reimbursement of the Agent for the amount of any obligations of the Pledgor paid or discharged by the Agent pursuant to the provisions of this Pledge Agreement or the Credit Agreement;

                      (iv)    Fourth,  to the  satisfaction of  the Secured
                    Obligations;

                       (v) Fifth, to the satisfaction of any other obligations owing from Pledgor to the Agent; and

                      (vi) Sixth, the surplus proceeds, if any, to the Pledgor or to whomsoever shall be lawfully entitled to receive the same or as a court of competent jurisdiction shall direct.

               Section 9.  Indemnity and Expenses.

                    (a) Indemnity. The Pledgor agrees to indemnify the Agent from and against any and all claims, losses and liabilities growing out of or resulting from this Pledge Agreement, including without limitation, enforcement of this Pledge Agreement, except claims, losses and liabilities resulting from the Agent's gross negligence or willful misconduct, as determined by a court of appropriate jurisdiction in a final judgment not subject to appeal or review.

                    (b) Expenses. The Pledgor will, upon demand, pay to the Agent the amount of any and all costs and expenses, including the reasonable fees and disbursements of the
               Agent's counsel, and of any experts and agents, which the Agent may incur in connection with (i) the administration of this Pledge Agreement; (ii) the custody, use or operation of, or the sale of, collection from, or other realization upon any Pledged Collateral; (iii) the exercise or enforcement of any of the rights of the Agent hereunder; or
               (iv) the failure by the Pledgor to perform or observe any of the provisions hereof, except expenses resulting from the Agent's gross negligence or willful misconduct, as determined by a court of appropriate jurisdiction in a final judgement not subject to appeal or review.

               Section 10.  Notices.

               All notices and other communications provided for hereunder shall be deemed effective if in writing and delivered in conformance with Section 12.02 of the Credit Agreement.

               Section 11.  Miscellaneous.

                    (a) Amendments; Continuation of Security Interests. No amendment of any provision of this Pledge Agreement shall be effective unless it is in writing and signed by the Pledgor and the Agent, and no waiver of any provision of this Pledge Agreement, and no consent to any departure by the Pledgor therefrom, shall be effective unless it is in writing and signed by the Agent, and then such waiver or consent will be effective only in the instance and for the specific purpose for which given.

                    (b) No Waivers; Cumulative Remedies. No failure on the part of the Agent to exercise, and no delay in exercising any right hereunder or under the Credit Agreement shall operate as a waiver thereof; nor shall any single or partial exercise and any such right preclude any other or further exercise thereof or the exercise of any other right. The rights and remedies of the Agent provided herein and in the Credit Agreement are cumulative and are in addition to, and not exclusive of, any rights or remedies provided by law.

                    (c) Severability. Any provision of this Pledge Agreement which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or invalidity without invalidating the remaining portions hereof or thereof or effecting the validity or enforceability of such provision in any other jurisdiction.

                    (d) Agreement in Full Force; Successors and Assigns. This Pledge Agreement shall create a continuing security interest in the Pledged Collateral and shall (i) remain in full force and effect until payment in full or release of the Obligations; and (ii) be binding on the Pledgor and permitted assigns and shall inure, together with all rights and remedies of the Agent hereunder to the benefit of the Agent and its successors, transferees and assigns. Without limiting the generality of the foregoing, the Agent may assign or otherwise transfer the Pledge Agreement held by it to any other person, and such other person shall thereupon become vested with all of the benefits and respect thereof granted to the Agent herein or otherwise. None of the rights or obligations of the Pledgor hereunder may be assigned or otherwise transferred without prior written consent of the Agent.

                    (e) Governing Law; Venue. THIS PLEDGE AGREEMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER SHALL BE GOVERNED BY AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NORTH CAROLINA. THE PLEDGOR HEREBY SUBMITS TO THE NONEXCLUSIVE JURISDICTION OF THE UNITED STATES DISTRICT COURT FOR THE WESTERN DISTRICT OF NORTH CAROLINA AND

               OF ANY NORTH CAROLINA STATE COURT SITTING IN MECKLENBURG COUNTY, NORTH CAROLINA FOR THE PURPOSES OF ALL LEGAL PROCEEDINGS ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY. THE PLEDGOR IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY LAW, ANY OBJECTION WHICH IT MAY NOW OR HEREAFTER HAVE TO THE LAYING OF THE VENUE OF ANY SUCH PROCEEDING BROUGHT IN SUCH A COURT AND ANY CLAIM THAT ANY SUCH PROCEEDING BROUGHT IN SUCH A COURT HAS BEEN BROUGHT IN AN INCONVENIENT FORUM.

                    (f) Waiver of Jury Trial. EACH OF THE PARTIES TO THIS PLEDGE AGREEMENT HEREBY IRREVOCABLE WAIVES ALL RIGHT TO TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM ARISING OUT OF OR RELATING TO THIS PLEDGE AGREEMENT, ANY OF THE OTHER BASIC DOCUMENTS OR THE TRANSACTIONS CONTEMPLATED HEREBY.

                    (g)     Return  of   Collateral.    When   all  Secured
               Obligations shall have been paid in full and the Commitments of the Banks under the Credit Agreement shall have expired or been terminated, this Pledge Agreement shall terminate, and the Agent shall forthwith cause to be assigned, transferred and delivered, against receipt but without any recourse, warranty or representation whatsoever, any remaining Pledged Collateral and money received in respect thereof, to or on the order of the Pledgor. The Agent shall also execute and deliver to the Pledgor upon such termination such Uniform Commercial Code termination statements and such other documentation as shall be
               reasonably   requested  by   the  Pledgor   to  effect   the
               termination  and  release  of   the  Liens  on  the  Pledged
               Collateral.


               IN WITNESS WHEREOF, the parties hereto have caused this Pledge Agreement to be duly executed and delivered as of the day and year first above written.

          ATTEST: ____________          LADD FURNITURE, INC.
                   Secretary


             (corporate seal)           By________________________________
                                          William S. Creekmuir
                                          Senior Vice President
                                          Chief Financial Officer


                                        NATIONSBANK   OF  NORTH   CAROLINA,N.A.,
                                        as Agent


                                        By_______________________________
                                         Name:___________________________
                                         Title:__________________________

                                      SCHEDULE 1

                                          to

                                   PLEDGE AGREEMENT

     LFI CAPITAL MANAGEMENT, INC.



     Certificate                                                 Percentage of
         No.            Shareholder         No. of Shares        Outstanding


        1             LADD Furniture, Inc.    100                  100%


                                      SCHEDULE 1

                                         to

                                   PLEDGE AGREEMENT



     CHERRY GROVE, INC.


     Certificate                                                 Percentage of
         No.             Shareholder         No. of Shares        Outstanding
          1              American Furniture
                         Company, Incorporated    9.9                 8.383

          2              Barclay Furniture Co.    6.2                 5.250

          3              Brown Jordan
                         Company                  13.8                11.685

          4              Clayton-Marcus           9.7                 8.213
                         Company, Inc.

          5              Fournier Furniture,
                         Inc.                     8.2                 6.943

          6              LADD Furniture, Inc.     32.9                27.858

          7              Pennsylvania House,
                         Inc.                     19.3                16.342

          8              Pilliod Furniture, Inc.  18.1                15.326

                                                                      100.00%

                                      SCHEDULE 2

                                         to

                                   PLEDGE AGREEMENT


                    Pledgor                            Jurisdiction

               American Furniture Company,
                 Incorporated                          Martinsville
                                                       (Smyth County), VA

               Barclay Furniture Co.                   Pontotoc County, MS
                                                       Union County, MS

               Brown Jordan Company                    ElMonte, CA

               Clayton-Marcus Company, Inc.            Alexander County, NC

               Fournier Furniture, Inc.                St. Paul (Russell
                                                       County), VA

               LADD Furniture, Inc.                    Guilford County, NC

               Pennsylvania House, Inc.                Lewisburg (Union
                                                       County), PA

               Pilliod Furniture, Inc.                 Guilford County, NC

                                                                 EXHIBIT F

                            [Form of Assignment Agreement]



                                 ASSIGNMENT AGREEMENT


               Reference is made to that certain Credit Agreement dated as of October 19, 1994 (as it may be modified and/or amended from time to time, the "Agreement") among LADD Furniture, Inc., the Guarantors named therein, the Banks party thereto, and NationsBank of North Carolina, N.A., as Agent. Terms defined in the Agreement are used herein with the same meanings.

               1. The Assignor hereby sells and assigns, without recourse, to the Assignee, and the Assignee hereby purchases and assumes, without recourse, from the Assignor, effective as of the Effective Date set forth below, the interests set forth below (the "Assigned Interest") in the Assignor's rights and obligations under the Agreement, including, without limitation, the interests set forth below in the Commitment Percentages of the Assignor on the effective date of the assignment designated below (the "Effective Date") and the Loans owing to the Assignor which are outstanding on the Effective Date, together with unpaid interest accrued on the assigned Loans to the Effective Date and the amount, if any, set forth below of the Fees accrued to the Effective Date for the account of the Assignor. From and after the Effective Date (i) the Assignee, if it is not already a Bank under the Agreement, shall become a "Bank" for all purposes of the Agreement and the other Loan Documents and, to the extent of such assignment, the assigning Bank shall be relieved of its obligations under the Agreement.

               2. If the Assignee is not already a Bank under the Agreement, this Assignment shall be effective upon consent of the Borrower and the Agent and delivery to the Agent of written notice together with the transfer fees set forth in Section 12.06 of the Agreement.

               3. If the Assignee is not already a Bank under the agreement, this Assignment shall be governed by and construed in accordance with the laws of the State of North Carolina.


               4.   Terms of Assignment

                    (a)  Date of Assignment:

                    (b)  Legal Name of Assignor:

                    (c)  Legal Name of Assignee:

                    (d)  Effective Date of Assignment:

                    (e)  Revolving Loan Commitment
                         Percentage Assigned                ______________%

                    (f)  Revolving Loan Commitment
                         Percentage of Assignor after
                         Assignment                         ______________%

                    (g)  Total Revolving Loans outstanding
                         as of Effective Date              $_______________

                    (h)  Principal Amount of Revolving
                         Loans assigned on Effective
                         Date (the amount set forth
                         in (g) multiplied by the
                         percentage set forth in (e))      $________________

                    (i)  Percentage of Term Loan
                         Assigned                           ______________%

                    (j)  Percentage of total Term Loan
                         retained by Assignor               ______________%

                    (k)  Total Principal Balance outstanding
                         under Term Loan on Effective
                         Date                              $_______________

                    (l)  Principal Amount of Term Loan assigned
                         on Effective Date (the amount set forth
                         in (k) multiplied by the percentage set
                         forth in (i))                     $_______________

          The terms set forth above
          are hereby agreed to:

          ______________________________, as Assignor

          By:________________________________________
          Title:_____________________________________


          _____________________________, as Assignee


          By:________________________________________
          Title:_____________________________________

          CONSENTED TO (if applicable):

          LADD Furniture, Inc.

          By:______________________________________
          Name:____________________________________
          Title:___________________________________

          NationsBank of North Carolina, N.A.

          By:_______________________________________
          Name:_____________________________________
          Title:____________________________________

                                                             Schedule 1.01(a)

                                                         Commitment Percentages

                                                  Principal
                                                  Amount of               Revolving         Principal Amount
                                                Commitment for              Loan                   of               Term Loan
                                                  Revolving              Commitment          Commitment for         Commitment
      Name of Lender                                 Loans                Percentage            Term Loan           Percentage

      NationsBank of North Carolina,          $   17,552,631.58         15.263157895%      $    11,447,368.42     15.263157895%
      N.A.

      Wachovia Bank of North                      16,644,736.84         14.473684211%          10,855,263.16      14.473684211%
        Carolina, N.A.

      CIBC Inc.                                   13,618,421.06         11.842105263%            8,881,578.94     11.842105263%

      NBD Bank, N.A.                              12,105,263.16         10.526315789%           7,894,736.84      10.526315789%


      Creditanstalt Corporate                     10,592,105.26          9.210526315%            6,907,894.74      9.210526315%
        Finance, Inc.

      PNC Bank, National Association              10,592,105.26          9.210526315%           6,907,894.74       9.210526315%

      ABN AMRO Bank N.V.                           8,473,684.21          7.368421053%           5,526,315.79       7.368421053%


      Branch Banking and Trust                     8,473,684.21          7.368421053%           5,526,315.79       7.368421053%
        Company
      Commonwealth Bank, a division                8,473,684.21          7.368421053%           5,526,315.79       7.368421053%
        of Meridian Bank

      First Union National Bank of North           8,473,684.21          7.368421053%           5,526,315.79       7.368421053%
      Carolina


                                                   ____________          __________            ______________         _________
               TOTAL                            $   115,000,000             100%              $ 75,000,000.00            100%



                                    Schedule 7.03

                                      Litigation

                                         NONE

                                    Schedule 7.12

                                Indebtedness and Liens

                                    Schedule 7.13

                                Environmental Matters


                                         NONE

                                    Schedule 7.14

                                     Subsidiaries